REGISTRATION NO.333-03557
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                             ____________

                           AMENDMENT NO. 2 TO

                                FORM S-3
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933
                            ______________
                            NATIONSBANK, N.A
                        NATIONSBANK, N.A. (SOUTH
                        NATIONSBANK OF TEXAS, N.A
                ORIGINATORS OF THE TRUST DESCRIBED HEREIN
                            _______________

        6090           United States of America    57-0236115, 58-0193243
 (Primary Standard         (State or other            75-2238693
     Industrial            jurisdiction of           (IRS Employer
   Classification          incorporation or          Identification
     Code No.)               organization)                Nos.)

 NationsBank, N.A.         NationsBank, N.A.     NationsBank of Texas, N.A.
                                (South)
NationsBank Corporate        600 Peachtree            901 Main Street
      Center                   Street, N.E.          Dallas, Texas 75202
100 North Tryon Street    Atlanta, Georgia 30308      (214) 508-6262
     Charlotte,             (404) 581-2121
North Carolina  28255
   (704) 386-5000

           (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF EACH REGISTRANT'S PRINCIPAL
                             EXECUTIVE OFFICES)
                               _______________
                           ROBERT W. LONG, JR., ESQ
                           ASSISTANT GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                         NATIONSBANK CORPORATE CENTER
                            100 NORTH TRYON STREET
                                 NC1-007-20-01
                        CHARLOTTE, NORTH CAROLINA 28255
                                (704) 386-2400

              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                _______________
                                   COPIES TO
                           RICHARD S. FORTUNATO, ESQ
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                _______________
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.(x)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.( )

                      CALCULATION OF REGISTRATION FEE
                                   Proposed     Proposed
                                    Maximum     Maximum
     Title of                      Offering     Aggregate      Amount of
   Securities       Amount to be    Price       Offering     Registration
  to be Registered   Registered  Per Unit(2)    Price(2)         Fee

 Asset Backed
 Notes and
 Asset Backed
 Certificates       $1,000,000      100%        $1,000,000          $344.83(3)



 (1) An indeterminate amount of Asset Backed Certificates and Asset Backed Notes (together, the "Securities") are also being registered for the purpose of market-making transactions by an affiliate of the Registrants.

 (2) Estimated solely for the purpose of calculating registration fee.
 (3) Previously paid.
                              _______________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGIS-TRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                             INTRODUCTORY NOTE


     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed
Certificates by various NationsBank Auto Trusts created from time to time by NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas,
N.A. and (ii) two forms of Prospectus Supplement relating to the offering by NationsBank Auto Trust 199 - of the particular series of Asset Backed Certificates (such form of Prospectus Supplement is identified on the outside front cover page thereof as the "Grantor Trust Prospectus Supplement") or of Asset Backed Notes and Asset Backed Certificates (such form of
Prospectus Supplement is identified on the outside front cover page thereof as the "Owner Trust Prospectus Supplement") described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by the Originators to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. Because an affiliate of each of the Originators of the Trust intends to act as an underwriter in any offering of the Securities and intends to make a market in the Securities for which it acts as an underwriter, following the form of the Grantor Trust Prospectus Supplement there follow alternate pages of the form of Owner Trust Prospectus Supplement, alternate pages of the form of Grantor Trust Prospectus Supplement and alternate pages of the Prospectus which will be used by such affiliate in connection with any offers and sales relating to market-making transactions in the Asset Backed Notes and Asset Backed Certificates. All other pages of the form of Grantor Trust Prospectus Supplement, the form of Owner Trust Prospectus Supplement and the Prospectus are also to be used for the market-making Prospectus Supplement and Prospectus.



                 SUBJECT TO COMPLETION, DATED _____ __, 1996

          PROSPECTUS

                           NATIONSBANK AUTO TRUSTS
                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES

                              _________________

                              [NationsBank Logo]
                              _________________

                              NATIONSBANK, N.A.
                          NATIONSBANK, N.A. (SOUTH)
                          NATIONSBANK OF TEXAS, N.A.

                                   SELLERS
                              _________________

                              NATIONSBANK, N.A.
                                   SERVICER
                              _________________


                    The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospec-tus (a "Prospectus Supplement"). Each series of Securi-ties, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into between NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. as sellers (each, a "Seller" and collectively, the "Sellers"), and the Trustee speci-fied in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Sellers and NationsBank, N.A., as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers and secured by new or used automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on and after the appli-cable Cut-Off Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. See "The Trusts." In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Inden-ture Trustee or the applicable Trustee, as the case may be, which will be used to purchase additional retail motor vehicle installment sales contracts (the "Subse-quent Receivables") from the Sellers from time to time during the Funding Period specified in the related Pro-spectus Supplement. Certain capitalized terms used in this Prospectus are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page [ ].


                    Each class of Securities of any series will repre-sent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distri-butions on one or more classes of Certificates of a series may be subordinated in priority to payments due on one or more classes of Notes or Certificates to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with dispro-portionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supple-ment.

                    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON
          PAGE __ HEREIN.
                            ______________________

          ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGA-TIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY OF THE SELLERS, THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.
                            ______________________


    THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE
       LOSS OF PRINCIPAL AMOUNT INVESTED AND HAVE NOT BEEN APPROVED OR
         DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
            STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

               Retain this Prospectus for future reference. This
          Prospectus may not be used to consummate sales of Securi-ties offered hereby unless accompanied by a Prospectus
          Supplement.
                            ______________________

                The date of this Prospectus is _____ __, 1996.


                          REPORTS TO SECURITYHOLDERS

                    Unless and until Definitive Securities are issued, unaudited monthly and annual reports concerning the Receivables and each Trust will be prepared by the Servicer and sent by the Trustee, on behalf of each Trust, only to the registered holders of the Certificates (the "Certificateholders") pursuant to the applicable
          Trust Agreement and the registered holders of the Notes
          (the "Noteholders") pursuant to the applicable Indenture. The registered holder of the Certificates and the Notes is Cede & Co., as nominee of The Depository Trust Company ("DTC"). Such reports will not contain audited financial statements with respect to the applicable Trust. Owners of beneficial interests in the Certificates ("Certificate Owners") may obtain these reports free of charge (except for copying and postage costs) by a request in writing to the Trustee at [Name:______] [Ad-dress:___________________], Attention: _________. Owners of beneficial interests in the Notes ("Note Owners") may similarly obtain these reports free of charge (except for copying and postage costs) by a request in writing to the Indenture Trustee, The Chase Manhattan Bank,(National Association) at [Address:___________________], Attention:
          _________. The Sellers do not intend to send any of their consolidated reports of condition and income or other information required to be furnished to the Sellers' regulators to Certificateholders, Noteholders, Certificate Owners or Note Owners. See "Book-Entry and Definitive Securities; Reports to Securityholders Book-Entry Registration" and " Reports to Securityholders."
          The Servicer intends to continue to file with respect to each Trust periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Securities issued by such Trust are no longer outstanding.

                            AVAILABLE INFORMATION

                    The Sellers, as the originators of each Trust, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. Each of the Sellers is a wholly-owned sub-sidiary of NationsBank Corporation, a multibank holding company incorporated under the laws of North Carolina, headquartered in Charlotte, North Carolina and registered under the Bank Holding Company Act of 1956, as amended. NationsBank Corporation is subject to the periodic re-porting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. For further information, reference is made to the Registration Statement, the exhibits thereto, and the reports and other information filed by NationsBank Corporation which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices, including the Midwest Regional Office, located at Citicorp Center, 500 West
          Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the Northeast Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048. Paper copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450
          Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other infor-mation, including all electronic filings, regarding the Sellers and NationsBank Corporation may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


                    All documents filed by or on behalf of each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termina-tion of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or super-sedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                    The Sellers will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such docu-ments). Requests for such copies should be directed to [Name:____________; Address:___________] (Telephone:
          (   ) __-___).


                                   SUMMARY

                    The following summary is qualified in its entirety by reference to the detailed information appearing else-where in this Prospectus and by reference to the informa-tion with respect to the Securities of any series con-tained in the related Prospectus Supplement to be pre-pared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

          ISSUER  . . . . .    With respect to each series of Secu-
                               rities, the Trust to be formed pur-
                               suant to either a Trust Agreement
                               (as amended and supplemented from
                               time to time, a "Trust Agreement")
                               among the Sellers and the Trustee
                               for such Trust (the "Trust" or the
                               "Issuer") or a Pooling and Servic-
                               ing Agreement (as amended and sup-
                               plemented from time to time, the
                               "Pooling and Servicing Agreement")
                               among the Trustee, the Sellers and
                               the Servicer.

          SELLERS . . . . .    NationsBank, N.A., NationsBank, N.A.
                               (South) ("NationsBank South") and
                               NationsBank of Texas, N.A.
                               ("NationsBank Texas"), each a na-
                               tional banking association (each,
                               in such capacity, a "Seller" and a
                               "Bank" and, collectively, the
                               "Sellers" and the "Banks").

          SERVICER  . . . .    NationsBank, N.A. in its capacity as
                               servicer (the "Servicer").

          TRUSTEE . . . . .    With respect to each series of Secu-
                               rities, the Trustee specified in
                               the related Prospectus Supplement.

          INDENTURE TRUSTEE    With respect to any applicable series
                               of Securities, the Indenture Trust-
                               ee specified in the related Pro-
                               spectus Supplement.

          THE TRUST PROPERTY   The property of each Trust will in-
                               clude a pool of retail motor vehi-
                               cle installment sales contracts
                               secured by new or used automobiles,
                               vans or light trucks (the "Receiv-
                               ables"), including rights to re-
                               ceive certain payments made with
                               respect to such Receivables, secu-
                               rity interests in the vehicles fi-
                               nanced thereby (the "Financed Vehi-
                               cles"), certain accounts, which
                               will include the Collection Account
                               and may include a Reserve Account
                               and/or a Yield Supplement Account,
                               and the proceeds thereof and any
                               proceeds from claims on certain
                               related insurance policies.  On the
                               Closing Date specified in the re-
                               lated Prospectus Supplement with
                               respect to a Trust (the "Closing
                               Date"), the Sellers will sell or
                               transfer Receivables (the "Initial
                               Receivables") having an aggregate
                               principal balance specified in the
                               related Prospectus Supplement as of
                               the date specified therein (the
                               "Initial Cut-Off Date") to such
                               Trust pursuant to either a Sale and
                               Servicing Agreement among the Sell-
                               ers, the Servicer and the Trust (as
                               amended and supplemented from time
                               to time, a "Sale and Servicing
                               Agreement") or, if the Trust is to
                               be treated as a grantor trust for
                               federal income tax purposes, the
                               related Pooling and Servicing
                               Agreement among the Sellers, the
                               Servicer and the Trustee.  The
                               property of each Trust will also
                               include amounts on deposit in cer-
                               tain trust accounts, including the
                               related Collection Account, any
                               Pre-Funding Account, any Yield Sup-
                               plement Account, any Reserve Ac-
                               count and any other account identi-
                               fied in the applicable Prospectus
                               Supplement.



          THE RECEIVABLES .    The Receivables will consist of a pool
                               of retail motor vehicle installment
                               sales contracts secured by new or
                               used automobiles, vans or light trucks.
                               The Receivables for any given Receiv-
                               ables Pool arise or will arise from
                               loans originated by motor vehicle
                               dealers (the "Dealers") and purchased
                               by the Sellers pursuant to agreements
                               with the Dealers.   The purchase
                               price for the Receivables purchased
                               by the Trust from the Sellers and by
                               the Seller or Sellers from a Dealer
                               may be more or less than the aggre-
                               gate principal balance thereof.


                               Subsequent Receivables.  To the ex-
                               tent provided in the related Pro-
                               spectus Supplement, the Sellers
                               will be obligated (subject only to
                               the availability thereof) to sell,
                               and the related Trust will be obli-
                               gated to purchase (subject to the
                               satisfaction of certain conditions
                               described in the applicable Sale
                               and Servicing Agreement or Pooling
                               and Servicing Agreement), addition-
                               al Receivables (the "Subsequent
                               Receivables") from time to time (as
                               frequently as daily) during the
                               Funding Period specified in the
                               related Prospectus Supplement hav-
                               ing an aggregate principal balance
                               approximately equal to the amount
                               on deposit in the Pre-Funding Ac-
                               count (the "Pre-Funded Amount") on
                               the Closing Date.  See "Risk Fac-
                               tors Risk Associated with Subse-
                               quent Receivables and the Pre-Fund-
                               ing Account" and "The Receivables
                               Pool Subsequent Receivables."

                               Simple Interest Receivables.  Simple
                               Interest Receivables are receiv-
                               ables secured by new or used auto-
                               mobiles, vans or light trucks that
                               provide for the amortization of the
                               amount financed under the Receiv-
                               able over a series of fixed level
                               monthly payments (except that the
                               last such payment may be differ-
                               ent).  Each monthly payment in-
                               cludes an installment of interest
                               which is calculated on the basis of
                               the outstanding principal balance
                               of the Receivable multiplied by the
                               stated Contract Rate and further
                               multiplied by the period elapsed
                               (as a fraction of a calendar year)
                               since the preceding payment of in-
                               terest was made.

                               Balloon Receivables. Balloon Receiv-
                               ables are monthly payment receiv-
                               ables secured by new or used auto-
                               mobiles, vans or light trucks that
                               provide for the amortization of the
                               amount financed under the Receiv-
                               able over a series of fixed level
                               monthly payments like a Simple In-
                               terest Receivable, but also re-
                               quires a final scheduled payment
                               due after payment of such monthly
                               installments which differs signifi-
                               cantly from the preceding fixed
                               level monthly installments.  In
                               addition, the Balloon Receivables
                               provide that the related Obligor
                               may satisfy the final scheduled
                               payment by (1) paying the full
                               amount due on its due date; (2)
                               refinancing the amount of the final
                               scheduled payment subject to cer-
                               tain conditions; or (3) transfer-
                               ring the Financed Vehicle to the
                               Seller on behalf of the Trust in
                               satisfaction of the final scheduled
                               payment and paying a disposition
                               fee to the Servicer and any appli-
                               cable charges for excess wear and
                               tear and excess mileage.   See
                               "Risk Factors Balloon Receivables;
                               Final Scheduled Payment Risk."



          NationsBanc
            Auto Funding
            Corporation  . . . Prior to the first issuance of a
                               series of Securities that includes
                               Notes, NationsBank, N.A.
                               will form a wholly-owned limited
                               purpose subsidiary, NationsBanc Auto
                               Funding Corporation, a Delaware
                               corporation ("NAFC"), for
                               the limited purpose of purchasing a
                               portion of the Certificates issued
                               by each Trust that issues Notes,
                               acting as the general partner of
                               each such Trust for federal income
                               tax purposes and engaging in inci-
                               dental activities.  NAFC will
                               purchase at least 1% of the Certificates issued by any such Trust; the exact amount of such Certificates purchased by NAFC will be specified in the related Prospectus Supplement. Any such Certificates purchased by NAFC will not be registered with the Commission and may not be offered pursuant to the registration statement, of which this Prospectus forms a part, filed with the Commission.


          NO RECOURSE
          TO SELLERS OR SERVICER  The Receivables sold and assigned
                              to the applicable Trust will be sold
                              and assigned by the Sellers to such
                              Trust without recourse to the Sellers,
                              the Servicer or any of their respec-
                              tive affiliates for credit losses on
                              such Receivables.  The Notes of any
                              series will represent obligations
                              solely of, and the Certificates of any
                              series will represent interests solely
                              in, the related Trust and neither the
                              Notes nor the Certificates of any se-
                              ries will be insured or guaranteed by
                              the Seller, the Servicer, the applica-
                              ble Trustee, any Indenture Trustee or
                              any other person or entity.

          THE NOTES . . . .   The terms of the Notes generally are
                              described below.

          A.  General . . .   A series of Securities may include
                              one or more classes of Notes, which
                              will be issued pursuant to an In-
                              denture between the Trust and the
                              Indenture Trustee (as amended and
                              supplemented from time to time, an
                              "Indenture"). The related Prospec-
                              tus Supplement will specify which
                              class or classes, if any, of Notes
                              of the related series are being
                              offered thereby.

          B.  Denominations;
               Book-Entry .   Notes will be available for purchase
                              in the denominations specified in
                              the related Prospectus Supplement
                              and will be available in book-entry
                              form only.  Noteholders will be
                              able to receive Definitive Notes
                              only in the limited circumstances
                              described herein or in the related
                              Prospectus Supplement. See "Book-
                              Entry and Definitive Securities;
                              Reports to
                              Securityholders Definitive Securi-
                              ties."

          C.  Note Interest Rate.  Each class of Notes may have a stated
                              principal amount or notional amount
                              and may bear interest at a speci-
                              fied rate or rates (with respect to
                              each class of Notes, the "Note In-
                              terest Rate") or may not bear in-
                              terest. Each class of Notes may
                              have a different Note Interest
                              Rate, which may be a fixed, vari-
                              able or adjustable Note Interest
                              Rate, or any combination of the
                              foregoing. The related Prospectus
                              Supplement will specify the stated
                              principal amount, if any, and the
                              Note Interest Rate, if any, for
                              each class of Notes, or the method
                              for determining such Note Interest
                              Rate.

          D.  Characteristics With respect to a series that in-
                              cludes two or more classes of
                              Notes, each class may differ as to
                              the timing and priority of pay-
                              ments, allocations of losses, Note
                              Interest Rate or amount of payments
                              of principal or interest, or pay-
                              ments of principal or interest in
                              respect of any such class or class-
                              es may or may not be made upon the
                              occurrence of specified events or
                              on the basis of collections from
                              designated portions of the Receiv-
                              ables Pool.  In addition, a series
                              may include one or more classes of
                              Notes ("Strip Notes") entitled to
                              (i) principal payments with dispro-
                              portionate, nominal or no interest
                              payments or (ii) interest payments
                              with disproportionate, nominal or
                              no principal payments.

          E.  Clean Up Call;
               Redemption .   If the Servicer exercises its option
                              to purchase the Receivables of a
                              Trust, in the manner and on the
                              respective terms and conditions
                              described under "Description of the
                              Transfer and Servicing Agree-
                              ments Termination," the outstanding
                              Notes will be redeemed as set forth
                              in the related Prospectus Supple-
                              ment.


          F.  Pre-Funding Account
              and Redemption. In addition, if the related Prospec-
                              tus Supplement provides that the
                              property of a Trust will include a
                              Pre-Funding Account (as such term
                              is defined in the related Prospec-
                              tus Supplement, the "Pre-Funding
                              Account"), one or more classes of
                              the outstanding Notes will be sub-
                              ject to partial redemption on or
                              immediately following the end of
                              the Funding Period (as such term is
                              defined in the related Prospectus
                              Supplement, the "Funding Period")
                              in an amount and manner specified
                              in the related Prospectus Supple-
                              ment. In the event of such partial
                              redemption, the Noteholders may be
                              entitled to receive a prepayment
                              premium from the Trust, in the
                              amount and to the extent provided
                              in the related Prospectus Supple-
                              ment.


          THE CERTIFICATES    The terms of the Certificates gener-
                              ally are described below.

          A.  General   . .   A series of Securities will include
                              one or more classes of Certificates
                              and may or may not include any
                              Notes. The related Prospectus Sup-
                              plement will specify which class or
                              classes, if any, of the Certificates
                              are being offered thereby.

          B.  Denominations;
              Book-Entry or
              Registered Form. Certificates will be available for
                              purchase in the denominations
                              specified in the related Prospectus
                              Supplement and may be available in
                              book-entry form.  If Certificates
                              are issued in book-entry form, Cer-
                              tificateholders will be able to
                              receive Definitive Certificates
                              only in the limited circumstances
                              described herein or in the related
                              Prospectus Supplement. See "Book-
                              Entry and Definitive Securities;
                              Reports to Securityholders
                              Definitive Securities."

          C.  Certificate
              Rate. Each class of Certificates may have a stated Certificate Balance (with respect to each class of Certifi-cates, the "Certificate Balance") and may accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate
                              Rate"). Each class of Certificates
                              may have a different Certificate
                              Rate, which may be a fixed, vari-
                              able or adjustable Certificate
                              Rate, or any combination of the
                              foregoing. The related Prospectus
                              Supplement will specify the Certif-
                              icate Balance and the Certificate
                              Rate for each class of Certificates
                              or the method for determining the
                              Certificate Rate.

          D.  Characteristics With respect to a series that in-
                              cludes two or more classes of Cer-
                              tificates, each class may differ as
                              to the timing and priority of dis-
                              tributions, allocation of losses,
                              Certificate Rate or amount of dis-
                              tributions in respect of principal
                              or interest, or distributions in
                              respect of principal or interest in
                              respect of any such class or class-
                              es may or may not be made upon the
                              occurrence of specified events or
                              on the basis of collections from
                              designated portions of the Receiv-
                              ables Pool.   In addition, a series
                              may include one or more classes of
                              Certificates ("Strip Certificates")
                              entitled to (i) distributions in
                              respect of principal with dispro-
                              portionate, nominal or no interest
                              distributions or (ii) interest dis-
                              tributions with disproportionate,
                              nominal or no distributions in re-
                              spect of principal.

          E.  Certificates
              May Be Subor-
              dinated to Notes
              of the Same
              Trust.......... If a series of Securities includes
                              classes of Notes, distributions in
                              respect of the Certificates may be
                              subordinated in priority of payment
                              to payments on the Notes to the ex-
                              tent specified in the related Pro-
                              spectus Supplement.

          F.  Clean-Up Call;
                Redemption    If the Servicer exercises its option
                              to purchase the Receivables of a
                              Trust, in the manner and on the
                              respective terms and conditions
                              described under "Description of the
                              Transfer and Servicing Agree-
                              ments Termination," Certificate-
                              holders will receive as a prepay-
                              ment an amount in respect of the
                              Certificates as specified in the
                              related Prospectus Supplement.



          G.  Pre-Funding
              Account and
              Partial Pre-
              payment.......  In addition, if the related Prospec-
                              tus Supplement provides that the
                              property of a Trust will include a
                              Pre-Funding Account, Certificate-
                              holders may receive a partial pre-
                              payment of principal on or immedi-
                              ately following the end of the
                              Funding Period in an amount and
                              manner specified in the related
                              Prospectus Supplement. In the event
                              of such partial prepayment, the
                              Certificateholders may be entitled
                              to receive a prepayment premium
                              from the Trust, in the amount and
                              to the extent provided in the re-
                              lated Prospectus Supplement.


          BOOK-ENTRY
          REGISTRATION  . .   Each class of Securities of a given
                              series may be initially represented
                              by one or more certificates regis-
                              tered in the name of Cede & Co.
                              ("Cede"), or any other nominee for
                              DTC set forth in the related Prospec-
                              tus Supplement (Cede, or such other
                              nominee, "DTC's Nominee"), and for
                              each such class, will not be regis-
                              tered in the names of the holders of
                              the Securities of such series or
                              their nominees.  Because of this,
                              unless and until Definitive Securi-
                              ties for such series are issued,
                              holders of such Securities will not
                              be recognized by the Trustee or any
                              Indenture Trustee as "Certificate-
                              holders," "Noteholders" or
                              "Securityholders," as the case may be
                              (as such terms are used herein or in
                              the related Pooling and Servicing
                              Agreement or the related Indenture
                              and Trust Agreement, as applicable).
                              Hence, until Definitive Securities
                              are issued, holders of such Securi-
                              ties will be able to exercise the
                              rights of Securityholders only indi-
                              rectly through DTC and its partici-
                              pating organizations.   See "Risk
                              Factors   Book-Entry Registration;
                              Owners of Securities Not Recognized
                              as "Securityholders"" and "Book-Entry
                              and Definitive Securities; Reports to
                              Securityholders Book-Entry Registra-
                              tion,"and " Definitive Securities."

          CREDIT AND CASH FLOW
            ENHANCEMENT . .   If and to the extent specified in the
                              related Prospectus Supplement,
                              credit enhancement with respect to
                              a Trust or any class or classes of
                              Securities may include any one or
                              more of the following: subordina-
                              tion of one or more other classes
                              of Securities, a Reserve Account,
                              over-collateralization, letters of
                              credit, credit or liquidity facili-
                              ties, surety bonds, guaranteed in-
                              vestment contracts, guaranteed rate
                              agreements, swaps or other interest
                              rate protection agreements, repur-
                              chase obligations, yield supplement
                              agreements, other agreements with
                              respect to third party payments or
                              other support, cash deposits or
                              other arrangements. Any form of
                              credit enhancement may have certain
                              limitations and exclusions from
                              coverage thereunder, which will be
                              described in the related Prospectus
                              Supplement.

          RESERVE ACCOUNT .   If so specified in the related Pro-
                              spectus Supplement, a Reserve Ac-
                              count may be created for the relat-
                              ed Trust with an initial deposit of
                              cash or certain investments having
                              a value equal to the amount speci-
                              fied in the related Prospectus Sup-
                              plement.  To the extent specified
                              in the related Prospectus Supple-
                              ment, funds in the Reserve Account
                              will thereafter be supplemented by
                              the deposit of amounts remaining on
                              any Distribution Date after making
                              all other distributions required on
                              such date and any amounts deposited
                              from time to time from the
                              Pre-Funding Account in connection
                              with a purchase of Subsequent Re-
                              ceivables.  Amounts in the Reserve
                              Account will be available to cover
                              shortfalls in amounts due to the
                              holders of those classes of Securi-
                              ties specified in the related Pro-
                              spectus Supplement in the manner
                              and under the circumstances speci-
                              fied therein. The related Prospec-
                              tus Supplement will also specify to
                              whom and the manner and circum-
                              stances under which amounts on de-
                              posit in the Reserve Account (after
                              giving effect to all other required
                              distributions to be made by the
                              applicable Trust) in excess of the
                              Specified Reserve Account Balance
                              (as defined in the related Prospec-
                              tus Supplement) will be distribut-
                              ed.

          PRE-FUNDING ACCOUNT If so specified in the related Pro-
                              spectus Supplement, the property of
                              each Trust may include monies on
                              deposit in a Pre-Funding Account,
                              which monies will be used to pur-
                              chase or otherwise acquire Subse-
                              quent Receivables from the Sellers
                              from time to time during the Fund-
                              ing Period specified in the related
                              Prospectus Supplement.  The amount
                              that may be initially deposited
                              into a Pre-Funding Account may be
                              up to 100% of the net proceeds from
                              the sale of the Securities issued
                              by a Trust and the length of the
                              Funding Period may be up to one
                              year.  The amount that may be ini-
                              tially deposited into a Pre-Funding
                              Account, and the length of a Fund-
                              ing Period, will be specified in
                              the related Prospectus Supplement.


          YIELD SUPPLEMENT ACCOUNT;
          YIELD SUPPLEMENT AGREEMENT
                              If so specified in the related Pro-
                              spectus Supplement, the Sellers,
                              NAFC or a third party will enter into
                              a yield supplement agreement (any such
                              agreement, as amended and supplemented
                              from time to time, a "Yield Supplement
                              Agreement") and/or establish
                              a yield supplement account (a "Yield
                              Supplement Account") with the
                              related Indenture Trustee or applica-
                              ble Trustee for the benefit of the
                              holders of the related Securities.
                              A Yield Supplement Agreement or Yield
                              Supplement Account will be designed
                              to provide payments to the
                              Securityholders in respect of Receiv-
                              ables the Contract Rate of which is
                              less than the Required Rate (as such
                              term is defined in the related Pro-
                              spectus Supplement, the "Required
                              Rate").  Any Yield Supplement Account
                              may be an asset of the obligor under
                              the Yield Supplement Agreement which
                              holds funds to secure the obligation of
                              a Seller or other person to make payments under a Yield Supplement Agreement or, in the case of a Trust that is not a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.




                              If so specified in the related Pro-
                              spectus Supplement, the Yield Sup-
                              plement Account, if any, will be created with an initial deposit (the
                              "Yield Supplement Initial Deposit")
                              in an amount calculated according to
                              the method specified in the related
                              Prospectus Supplement.  One such method
                              of calculating the Yield Supplement Initial
                              Deposit will set the amount of such deposit equal to the net present value (discounted at a per annum rate specified in the related Sale and Servicing Agreement or
                              Pooling and Servicing Agreement) of
                              the aggregate amount by which in-
                              terest on the principal balance of
                              each Initial Receivable for the
                              period commencing on the Initial
                              Cut-Off Date and ending with the
                              scheduled maturity of each Receiv-
                              able, assuming that payments on
                              such Receivables are made as sched-
                              uled and no prepayments are made,
                              at the Required Rate exceeds inter-
                              est on such principal balances at
                              the Contract Rate of each such Re-
                              ceivable (the "Yield Supplement
                              Amount" and, with respect to the
                              Initial Receivables, the "Required
                              Initial Yield Supplement Amount").




                              If a Pre-Funding Account is established
                              with respect to any Trust, the
                              Servicer, the Sellers and the re-
                              lated Indenture Trustee or applica-
                              ble Trustee, as the case may be,
                              may enter into a Yield Supplement
                              Agreement pursuant to which, on each
                              Subsequent Transfer Date, the Sellers
                              will deposit into a Yield Supplement
                              Account an amount (the "Additional Yield
                              Supplement Amount") equal to the net
                              present value (discounted at a per
                              annum rate specified in the related
                              Sale and Servicing Agreement or
                              Pooling and Servicing Agreement) of
                              the aggregate Yield Supplement
                              Amounts, if any, in respect of Sub-
                              sequent Receivables for the periods
                              commencing with the related Subse-
                              quent Cut-Off Date and ending with
                              the scheduled maturities of the
                              related Subsequent Receivables,
                              assuming that payments on such Re-
                              ceivables are made as scheduled and
                              no prepayments are made.  The ag-
                              gregate of the Additional Yield
                              Supplement Amounts in respect of
                              the Subsequent Receivables is re-
                              ferred to herein as the "Required
                              Subsequent Yield Supplement Amount"
                              and, together with the Required
                              Initial Yield Supplement Amount,
                              the "Required Yield Supplement
                              Amount."  See "Description of the
                              Transfer and Servicing Agree-
                              ments Credit and Cash Flow Enhance-
                              ment Yield Supplement Account;
                              Yield Supplement Agreement."




          TRANSFER AND SERVICING
            AGREEMENTS  . .   With respect to each Trust, the Sell-
                              ers will sell the related Receiv-
                              ables to such Trust pursuant to a
                              Sale and Servicing Agreement or a
                              Pooling and Servicing Agreement.
                              The rights and benefits of any
                              Trust under a Sale and Servicing
                              Agreement will be assigned to the
                              Indenture Trustee, if any, as collat-
                              eral for the Notes of the related series.
                              The Servicer will agree with such
                              Trust to be responsible for servic-
                              ing, managing, maintaining custody
                              of and making collections on the
                              Receivables. The Servicer will un-
                              dertake certain administrative du-
                              ties under an Administration Agree-
                              ment with respect to any Trust that
                              has issued Notes.

                              To the extent provided in the related
                              Prospectus Supplement, with respect
                              to Simple Interest Receivables, the
                              Servicer may advance interest
                              shortfalls (an "Advance") and may
                              be entitled to reimbursement of
                              Advances from subsequent payments
                              on or with respect to the Receiv-
                              ables.  If the related Prospectus
                              Supplement does not provide for the
                              making of Advances, such Prospectus
                              Supplement may provide that inter-
                              est shortfalls may be paid out of
                              funds withdrawn from the Reserve
                              Account (each an "Advance Reserve
                              Withdrawal").

                              The Sellers will be obligated to
                              repurchase any Receivable if the
                              interest of the applicable Trust in
                              such Receivable is materially and
                              adversely affected by a breach of
                              any representation or warranty made
                              by the Sellers with respect to the
                              Receivable, if the breach has not
                              been cured following the discovery
                              by or notice to the Sellers of the
                              breach.

                              To the extent provided in the related
                              Prospectus Supplement, the Servicer
                              will be obligated to purchase any
                              Receivable if, among other things,
                              it extends the date for final pay-
                              ment by the Obligor of such Receiv-
                              able beyond the last day of the
                              Collection Period immediately pre-
                              ceding the applicable Final Sched-
                              uled Maturity Date (as defined in
                              the related Prospectus Supplement,
                              the "Final Scheduled Maturity
                              Date"), changes the Contract Rate
                              or the total amount or number of
                              scheduled payments of such Receiv-
                              able or fails to maintain a first
                              priority perfected security inter-
                              est in the related Financed Vehi-
                              cle.

                              To the extent provided in the related
                              Prospectus Supplement, the Servicer
                              will be entitled to receive a fee
                              for servicing the Receivables of
                              each Trust equal to a specified
                              percentage of the aggregate princi-
                              pal balance of the related Receiv-
                              ables Pool, as set forth in the
                              related Prospectus Supplement, and
                              may, in addition, include certain
                              late fees, prepayment charges and
                              other administrative fees or simi-
                              lar charges, plus reinvestment pro-
                              ceeds on any payments received in
                              respect of the Receivables.  See
                              "Description of the Transfer and
                              Servicing Agreements Servicing Com-
                              pensation and Expenses" herein and
                              in the related Prospectus Supple-
                              ment.



          MATERIAL LEGAL ASPECTS
            OF THE RECEIVABLES
                              Pursuant to the Transfer and Servicing
                              Agreements, NSI will hold the Receiv-
                              ables and the Receivable Files as
                              custodian for the Trustee following
                              the sale and assignment of the Re-
                              ceivables to the applicable Trust.
                              The Receivables will not be segregat-
                              ed or stamped, or otherwise marked,
                              to indicate that they have been sold
                              to the Trust.  If another party pur-
                              chases (or takes a security interest
                              in) the Receivables for new value in
                              the ordinary course of business and
                              takes possession of the Receivables
                              without actual knowledge of the ap-
                              plicable Trust's interest, the pur-
                              chaser (or secured party) will ac-
                              quire an interest in the Receivables
                              superior to the interest of the
                              Trust.




                              In connection with the sale of Re-
                              ceivables to a Trust, security in-
                              terests in the Financed Vehicles
                              securing such Receivables will be
                              assigned by the Sellers to such
                              Trust; however, the certificates of
                              title to the Financed Vehicles will
                              not be amended to reflect the as-
                              signment to such Trust.  As a re-
                              sult, such Trust may not have a
                              first priority perfected security
                              interest in the Financed Vehicles
                              securing the Receivables in some
                              states.  If such Trust does not
                              have a first priority perfected
                              security interest in a Financed
                              Vehicle, its ability to realize on
                              such Financed Vehicle in the event
                              of a default may be adversely af-
                              fected.  To the extent the security
                              interest is perfected, such Trust
                              will have a prior claim over subse-
                              quent purchasers of such Financed
                              Vehicles and holders of subsequent-
                              ly perfected security interests.
                              However, as against subsequent pur-
                              chasers who were to obtain physical
                              possession of the Receivables with-
                              out knowledge of their assignment
                              to the Trust or holders of liens
                              for repairs of Financed Vehicles or
                              for taxes unpaid by an Obligor,
                              or because of fraud or negligence, such
                              Trust could lose the priority of its se-curity interest or its security interest in Financed Vehicles. See "Risk Factors Risk of Superior In-terests in Receivables and Financed Vehicles" and "Certain Legal As-pects of the Receivables Security Interests in Vehicles."


                              Federal and state consumer protection
                              laws impose requirements upon cred-
                              itors in connection with extensions
                              of credit and collections of retail
                              installment loans, and certain of
                              these laws make an assignee of such
                              a loan liable to the obligor there-
                              on for any violation by the lender.


                              In each Sale and Servicing Agreement,
                              each Seller will make certain rep-
                              resentations and warranties with
                              respect to such Seller's rights in
                              and to the related Financed Vehi-
                              cles and the Trust's rights in and
                              to the Receivables conveyed by such
                              Seller as well as to the compliance
                              of such Receivables with federal
                              and state consumer laws.  The
                              breach of such representations and
                              warranties with respect to a Re-
                              ceivable by a Seller may result in
                              such Seller being obligated to re-
                              purchase such Receivable.


          TAX STATUS  . . .   Unless the Prospectus Supplement
                              specifies that the related Trust
                              will be treated as a grantor trust
                              or a "financial asset securitiza-
                              tion investment trust" ("FASIT"),
                              upon the issuance of the related
                              series of Securities, Special Tax
                              Counsel to such Trust will deliver
                              an opinion to the effect that, for
                              federal income tax purposes: (i)
                              any Notes of such series will be
                              characterized as debt and (ii) such
                              Trust will not be characterized as
                              an association (or a publicly trad-
                              ed partnership) taxable as a corpo-
                              ration.  In respect of any such
                              series, each Noteholder, if any, by
                              the acceptance of a Note of such
                              series, will agree to treat such
                              Note as indebtedness, and each Cer-
                              tificateholder, by the acceptance
                              of a Certificate of such series,
                              will agree to treat such Trust as a
                              partnership in which such Certifi-
                              cateholder is a partner for federal
                              income tax purposes.  Alternative
                              characterizations of such Trust and
                              such Certificates are possible.


                              A Note may be treated as having been
                              issued with original issue dis-
                              count, which may be included in the
                              holder's gross income.  The sale of
                              a Note by the holder may result in
                              a gain or a loss depending on the
                              difference between the net sale
                              proceeds and the Noteholder's ad-
                              justed tax basis in the Note sold.
                              Certificateholders will be re-
                              quired to take into account sepa-
                              rately such holders' allocated
                              share of income, losses, gains,
                              deductions and credits of the re-
                              lated Trust.  Under certain circum-
                              stances, a Certificateholder's tax-
                              able income from the related Trust
                              could exceed the cash it is enti-
                              tled to receive from such Trust.
                              The sale of a Certificate by the
                              holder may result in a gain or a
                              loss depending upon the difference
                              between the net sale proceeds and
                              the Certificateholder's adjusted
                              tax basis in the Certificate sold.




                              If the Prospectus Supplement speci-
                              fies that the related Trust will be
                              treated as a grantor trust, upon
                              the issuance of the related series
                              of Certificates, Special Tax Coun-
                              sel to such Trust will deliver an
                              opinion to the effect that such
                              Trust will be treated as a grantor
                              trust for federal income tax pur-
                              poses and not as an association
                              taxable as a corporation.  With certain
                              exceptions, each Certificateholder
                              of such a Trust will be required to
                              report on its federal income tax
                              return its pro rata share of the
                              entire income of the related Trust
                              for the period during which it owns
                              a Certificate.  The sale of a Cer-
                              tificate by the holder may result
                              in a gain or a loss depending on
                              the difference between the amount
                              realized on the sale and the ad-
                              justed basis of the holder in the
                              Receivables and other assets held
                              by the related Trust.  Each such
                              opinion delivered by the Special
                              Tax Counsel referred to in this
                              paragraph and the preceding para-
                              graph will be filed with the Com-
                              mission either as an exhibit to the
                              Registration Statement by a post-
                              effective amendment to the Regis-
                              tration Statement, or as an exhibit
                              in a Current Report filed on Form
                              8-K.


                              In the event that legislation is
                              enacted providing for a federal
                              income tax election to be a FASIT,
                              a Trust may make such election and
                              Securities may be classified as
                              "regular interests" in a FASIT.
                              Any Securities that represent "reg-
                              ular interests" in a FASIT will be
                              classified as indebtedness for fed-
                              eral income tax purposes.

                              See "Federal Income Tax Consequences"
                              herein and in the related Prospec-
                              tus Supplement for additional in-
                              formation concerning the applica-
                              tion of federal tax laws.

          ERISA CONSIDERATIONS
                              A fiduciary of any employee benefit
                              plan or other retirement arrangement
                              subject to the Employee Retirement
                              Income Security Act of 1974, as
                              amended ("ERISA"), or Section 4975 of
                              the Internal Revenue Code of 1986, as
                              amended (the "Code"), should careful-
                              ly review with its legal advisors
                              whether the purchase or holding of
                              Notes or Certificates of any series
                              could give rise to a transaction
                              prohibited or not otherwise permissi-
                              ble under ERISA or Section 4975 of
                              the Code.  See "ERISA Considerations"
                              herein and in the related Prospectus
                              Supplement.

          MATERIAL RISKS  .   There are material risks associated
                              with an investment in the Securi-
                              ties.  Prospective investors should
                              consider the factors set forth un-
                              der "Risk Factors" on pages __ to
                              __, and as are provided in the re-
                              lated Prospectus Supplement.


          RATING OF THE SECURITIES
                             It is a condition to the issuance of
                             the Securities that the Notes be
                             rated in one of the four highest
                             investment rating categories by at
                             least two nationally recognized sta-
                             tistical rating organizations, and to
                             the issuance of the Certificates that
                             they be rated at or above the rating
                             specified in the applicable Prospec-
                             tus Supplement, which rating or
                             ratings will be among the four highest
                             investment rating categories of the
                             applicable nationally recognized
                             statistical rating organizations(s).
                             Any such rating assigned to the Securities will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. However, the rating agencies do not evaluate, and any such rating will not address, the likelihood that, in the case of the Notes, the Note Prepayment Premium will be paid, and in the case of the Certificates, the Certificate Prepay-ment Premium will be paid. In addi-tion, there can be no assurance that a rating will not be lowered or with-drawn by a rating agency if circum-stances so warrant.


          LISTING . . . . .   Except to the extent described in an
                              applicable Prospectus Supplement,
                              application will not be made to
                              list the Securities on a national
                              securities exchange or on the Lux-
                              embourg Stock Exchange.  Except to
                              the extent described in the appli-
                              cable Prospectus Supplement, the
                              Securities  will not be listed in
                              an automated quotation system of a
                              registered securities association.

                                 RISK FACTORS

          LIMITED LIQUIDITY

                    It is expected that upon the issuance of any Securities, there will be no secondary market for such Securities, and there can be no assurance that any such secondary market will develop. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.




          RISK OF SUPERIOR INTERESTS IN RECEIVABLES AND FINANCED
          VEHICLES

                    Risk of Trust Not Having A First Priority
          Interest In The Receivables. The Receivables and the Receivables Files (as defined below) will not be held by the applicable Trustee, but rather will be held by Servicer or its affiliate, NationsBank Services, Inc. ("NSI"), an indirect wholly-owned subsidiary of NationsBank Corporation, as custodian for the applicable Trustee. Due to administrative burden and expense associated with the segregation or the marking of individual receivables and receivables files, the Receivables and the Receivables Files will not be segregated or marked or stamped to indicate that the related Receivables have been sold and assigned to the applicable Trust. The Sellers, however, will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of each Trust as against the Sellers in respect of such Trust's purchase of the Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the states of North Carolina, Georgia and Texas (the "UCC"). If, as a result of fraud or negligence on the part of a Seller or the Servicer (and in violation of covenants contained in the applicable Transfer and Ser-vicing Agreement), a Receivable is sold (or a security interest therein is granted) by a Seller to a purchaser
          (or a secured party) for new value in the ordinary course of business of such purchaser (or secured party) and such purchaser (or secured party) takes possession of such Receivable without actual knowledge of the applicable Trust's interest, the purchaser (or secured party) will acquire an interest in such Receivable superior to the interest of the Trust. Such an acquisition of a superior interest in the Receivables would deprive Certificate-holders of the benefits of the ownership of the Receiv-ables. The Sellers believe that it is customary for Receivables and Receivables Files to not be segregated or stamped or otherwise marked in connection with asset securitizations of the type contemplated hereby. The Sellers historically have not purchased pools of automo-tive retail installment sale contracts similar to the Receivables; however if any of the Sellers did so, the Sellers believe that if the transferor of such install-ment sales contracts were to retain servicing rights with respect to such installment sale contracts, the transfer-or would retain, and the applicable Seller would not take possession of, the related receivables and receivables files. In the event that a Seller were to purchase a pool of automotive retail installment sale contracts similar to the Receivables and were to also service such installment sale contracts, the Sellers believe that the applicable Seller would take possession of, the related receivables and receivables files.




                    Risk That Trust's Interest in Motor Vehicles Is
          Not Enforceable. Although the Sellers will assign their security interests in the Financed Vehicles to the applicable Trustee, the certificates of title or ownership with respect to the related Financed Vehicles will not be endorsed or other-wise amended to identify the Trust as the new secured party. There exists a risk in not identifying the Trust or Trustee as the new secured party on the certificate of title or ownership that the first priority perfected security interest of the Trust or Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a first priority perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a first priority perfected security inter-est in the Financed Vehicle. As a result, Certificateholders might not be able to obtain the proceeds of the repossession and sale of an affected Financed Vehicle. The Sellers believe that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby. The
          Sellers historically have not purchased pools of automo-tive retail installment sale contracts similar to the Receivables for their own account. In the event that a Seller were to purchase such a pool of installment sales contracts, the Sellers believe that, because of the associated administrative burden and expense, the appli-cable Seller would not generally require that the certif-icates of title or ownership covering the related fi-nanced vehicles be endorsed or amended to reflect that the security interests in the related financed vehicles have been assigned to the applicable Seller.




                    Certain Original Loan Documents Not Retained; Risk of Prepayment. As part of its normal operating proce-dures during the period from at least 1979 until January
          4, 1996, after receiving Motor Vehicle Loan documents from Dealers and after reviewing those documents, NationsBank, N.A. microfilmed the manually signed origi-nal Motor Vehicle Loan document and then destroyed the manually signed original document; however, certificates of title were not destroyed as part of these procedures.
          In the event of a bankruptcy of a Dealer, a creditor of such Dealer or the bankruptcy trustee of such Dealer could assert that NationsBank, N.A., to the extent
          NationsBank, N.A. was relying solely on possession as a means of perfecting a first priority ownership interest in such an affected Receivable, no longer had a perfected ownership interest in such Receivable because it no longer had the manually signed original Receivable docu-ment as a result of its destruction of the manually signed original Receivable document. If successful, such assertion would render NationsBank, N.A. an unsecured creditor of the Dealer in bankruptcy and as a result, the transfer by NationsBank, N.A. to a Trust would be effec-tive only to transfer such unsecured claim rather than a first priority perfected ownership interest in such Receivables. NationsBank, N.A. has agreed that if, after the bankruptcy of a Dealer, the bankruptcy trustee of the Dealer or any other creditor of such Dealer asserts that NationsBank, N.A. did not have, or that the Trust does not have, a first priority perfected ownership interest in any such Receivable acquired by NationsBank, N.A. from such Dealer and such assertion is related to NationsBank, N.A.'s prior practice of retaining original Motor Vehicle
          Loan documents only in microfilm form, NationsBank, N.A.
          will repurchase such Receivable from a Trust at the Purchase Amount. Such repurchase obligation would be a general unsecured obligation of NationsBank, N.A., and as a result, investors in the Securities will be solely dependent upon NationsBank, N.A. to make any such payment and may be adversely affected by any reduction in the creditworthiness of NationsBank, N.A. In connection with any such repurchase by NationsBank, N.A., the Securities would be subject to prepayment to the extent of the principal portion of any such payment made by NationsBank, N.A. Investors will bear the reinvestment risk associated with any such prepayment of the Securities, and such a prepayment may result in a reduction of the yield to maturity of any class of Securities to which such prepayment is distributed.




          POTENTIAL DELAYS OR REDUCTIONS IN PAYMENTS AS A RESULT OF THE INSOLVENCY OF A SELLER

                    To the extent that (i) a Seller grants a security interest in the Receivables to the applicable Trust, (ii) the interest is validly perfected before such Seller's insolvency, (iii) the interest is not taken or granted in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud such Seller or its creditors,
          (iv) the applicable Transfer and Servicing Agreement is continuously a record of such Seller, and (v) the applicable Transfer and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of businesss and that the applicable Trustee is the secured party and is not an insider or affiliate of such Seller, such security interest of the applicable Trustee should be enforceable (to the extent of such Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, a Seller, and payments to such Trust with respect to the Receivables sold and assigned by such Seller (up to the amount of such damages) should not be subject to a stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the applicable Trustee to establish its right to those payments by submitting to and complet-ing administrative claims procedure established under the United States Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to a Seller as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. In addition, a conservator or receiver of a Seller has the power under FIRREA to repudiate contracts of such Seller. To the extent a conservator or receiver of a Seller exercised its right to repudiate the obligations of such Seller under the applicable Transfer and Servicing Agreement, the security interest of the applicable Trustee should nevertheless be enforceable (to the extent of such Trust's "actual direct compensatory damages"). It is expected that in most cases "actual direct compensatory damages" would include the outstanding principal on the Securities issued by such Trust plus interest accrued thereon to the date of payment. In the event of a repu-diation of obligations, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver. The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Sellers believe that the general policy of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corpo-ration of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value, rather than the principal amount, of the repudiated bonds as of the date of repudiation. If such court's view were applied to determine a Trust's "actual direct compensatory damages" in the event a conservator or receiver of a Seller repudiated its obligations under a Transfer and Servicing Agreement, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment.


          TRUST'S RELATIONSHIP TO THE SELLERS, NATIONSBANK CORPORA-TION AND THEIR AFFILIATES



                    None of the Sellers, the Servicer, NSI, NAFC or NationsBank Corporation or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.


                    However, in connection with the sale of Receivables by the Sellers to a given Trust, the Sellers will make representations and warranties with respect to the char-acteristics of such Receivables and, in certain circum-stances, the applicable Seller may be required to repur-chase Receivables with respect to which such representa-tions and warranties have been breached. See "Descrip-tion of the Transfer and Servicing Agreements Sale and Assignment of Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Ser-vicing Agreements Servicing Procedures." Moreover, if NationsBank, N.A. were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.


                    The related Prospectus Supplement may set forth certain additional information regarding a Seller, the Servicer, NSI, NAFC and NationsBank Corporation. In addition, NationsBank Corporation is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding NationsBank Corporation reference is made to such reports and other information, which are available as described under "Available Information."


          RISK OF CREDIT LOSSES ON RECEIVABLES

                    Each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Yield Supplement Account, a Re-serve Account and any other credit or cash flow enhance-ment. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Yield Supplement Account (if any), the Reserve Ac-count (if any) and any other credit or cash flow enhance-ment, all as specified in the related Prospectus Supple-ment. Amounts to be deposited in any such Reserve Ac-count with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. If such Reserve Account, or, to the extent provided in an applicable Prospectus Supplement, any other credit or cash flow enhancement is depleted, the related Trust will depend solely on current payments on its Receivables to make payments on the related Securi-ties.
          RISK OF SALE OF RECEIVABLES UPON EVENT OF DEFAULT

                    Following an acceleration of the Notes upon an Event of Default the applicable Indenture Trustee may sell the related Receivables in certain limited circumstances as specified in the related Indenture. There is no assur-ance that the market value of such Receivables will at any time be equal to or greater than the aggregate prin-cipal amount of such outstanding Notes and the aggregate principal amount of Certificates issued by the related
          Trust. As a result, upon an Event of Default with re-spect to the Notes of any series, there can be no assur-ance that sufficient funds will be available to repay the related Noteholders or Certificateholders in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. There-fore, unless otherwise specified in the related Prospec-tus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribu-tion Date for such class of Notes.


          BALLOON RECEIVABLES; FINAL SCHEDULED PAYMENT RISK

                    The Balloon Receivables provide that the Obligors may satisfy the final scheduled payment thereon by (1) paying the full amount on its due date; (2) refinancing the amount of the final scheduled payment through a modification agreement; or (3) transferring the Financed
          Vehicle to the lender in satisfaction of the final scheduled payment and paying any applicable charges for excess wear and tear and excess mileage and paying a disposition fee to the Seller. The final scheduled payment on a Balloon Receivable is determined by the applicable Seller at the time the related retail installment sales contract is entered into based on the Seller's projection of the anticipated end of term whole-sale value of the vehicle that is being financed under such contract. With respect to Balloon Receivables, if so provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in such Trust; the final sched-uled payment will be retained by the applicable Seller.
          However, in the case of a Trust that is not a grantor trust, the final scheduled payments with respect to the related Balloon Receivables may be transferred to such trust. If final scheduled payments are transferred to a Trust, the Trust will issue to the Sellers nontransferable certificates represent-ing only the interests in such final scheduled payments or indebt-edness secured by such final scheduled payments. In such event, the Sellers, as the holders of such certificates, will bear all reinvestment risk associated with the receipt by the Trust of any such final scheduled payments and will bear all risks associated with any increase in the weighted average maturity of the pool of assets represented by such certificates which may occur as a result of any modifications to the related Balloon Receivables, discussed in the paragraph immediately below, which allow the term of the related Balloon Receivable to be extended. The final scheduled payments, whether or not transferred to a Trust may, if so provided in the applicable Prospectus Supplement, provide credit enhancement to the Securities issued by such Trust.




                    With respect to each Trust to which final scheduled payments have been transferred, if, at the end of the applicable retail installment sales contract, the Obligor on a Balloon Receivable elects to pay the final scheduled payment in full in cash (which cash could be obtained from a loan to the Obligor from a lender other than a Seller), the entire amount of such final scheduled payment will be deposited
          as a collection on the Receivable.   If the Obligor elects
          the option to transfer the Financed Vehicle to the Seller thereof on behalf of the Trust in satisfaction of the final scheduled payment and pay any applicable charg-es for excess wear and tear and excess mileage, it must also pay a disposition fee to the Servicer, which the Servicer will retain. The Servicer will then sell the Financed Vehicle at wholesale, by either public or pri-vate sale. Such sale proceeds plus amounts paid in respect of excess wear and tear and excess mileage will be transferred to the applicable Trust. Under the relat-ed retail installment sales contracts for such Balloon Receivables, such sale proceeds and amounts are deemed to satisfy in full the Obligor's obligation to make the final scheduled payment. Consequently, in the event that such proceeds and amounts are less than the related final scheduled payments transferred to the Trust, none of the Sellers, the Servicer, or the Trust will have any re-course to the Obligor for any shortfall, nor will the Sellers or the Servicer have any obligation to pay any such shortfall to the Trust.




                    The Servicer's continued operation of its existing business will affect the Trust's ability to realize in cash the amount of any final scheduled payments which have been transferred to the Trust. The Sellers are obligated, to the extent that each offers vehicle financ-ing, to offer an option to an Obligor to refinance the final scheduled payment on a Balloon Receivable purchased by the Seller and transferred to the Trust. If so provided in the applicable Prospectus Supplement, if an Obli-gor elects the refinancing option, either the related Seller will deposit into the Collection Account of the Trust an amount equal to the final scheduled payment for the Balloon Receivable at the time of such refinancing or the related Balloon Receivable will be modified to to provide for the payment of the final scheduled payment over time. The Sellers, as holders of the certificates representing the final scheduled payments, will bear all rein-vestment risk associated with the receipt by the Trust of any such refinancing proceeds and will bear all risks, if any, associated with any increase in the weighted aver-age maturity of such certificates which may occur as a result of any modifications to Balloon Receivables. To the extent that such final scheduled payments provide credit enhancement to a Trust, the amount of funds available to such Trust as credit enhancement will be affected by the number of Balloon Receivables which are satisfied by the transfer of the related Financed Vehicle or by the payment by the Obligor of cash (each resulting in a collection on the Receivable and resulting in an increase in the funds available as credit enhancement) as compared to the number of Balloon Receivables which are modified (which will not result in a collection on the Receivable and will not result in funds available for credit enhancement).


          MATURITY AND PREPAYMENT CONSIDERATIONS



                    All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepay-ments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agree-ment as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servic-ing Agreement as a result of breaches of certain cove-nants. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables." Consis-tent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrange-ments (including any extension beyond the Final Scheduled Maturity Date set forth in the related Prospectus Supple-
          ment) will cause the Servicer to be obligated to repur-chase such Receivables, as described above. Any rein-vestment risks resulting from a faster or slower inci-dence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements Termination" re-garding the Servicer's option to purchase the Receivables of a given Receivables Pool and " Insolvency Event or Dissolution" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to NAFC occurs.




          RISK OF PREPAYMENT AND POSSIBLE ADVERSE EFFECT ON YIELD

                    The yield on the Strip Notes will be extremely sensitive to the rate and timing of payments (including prepayments) on the Receivables. An investor purchasing a Strip Note which receives interest distributions and no or nominal principal distributions at a significant premium could, under certain prepayment scenarios, fail to recoup its original investment. The yield to maturity on any Strip Notes which receive principal distributions and no or nominal interest distributions will be adverse-ly affected by a lower than anticipated rate of payment on the related Receivables Pool. The reinvestment risk of an investment in any Strip Note will be borne solely by the investor.


                   The weighted average life of any class of Notes described in the related Prospectus Supplement as a companion class to either a specified planned amortiza-tion class of Notes or targeted amortization class of Notes will be extremely sensitive to decreases or in-creases in the rate of payment on the Receivables. The weighted average life of such a class of Notes generally will be shortened if the rate of payment on the related Receivables Pool increases and such weighted average life will generally increase if the rate of payment on the related Receivables Pool decreases. Any such change in the weighted average life of such a class of Notes will effect the yield to maturity of an investor in such Notes.


                    Any ratings assigned to any class of Notes by a Rating Agency will constitute only such Rating Agency's assessment of the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Receivables will occur or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepay-ment rates higher or lower than anticipated by an inves-tor may cause such investor to experience a lower than anticipated yield or that any investor in a Strip Note which is entitled to receive interest distributions but no or nominal principal distributions which Note was purchased at a significant premium might fail to recoup its investment.




          RISK OF SHORTFALLS AND PREPAYMENTS DUE TO DELINQUENCIES
          AND REPOSSESSIONS

                    Delinquencies on the Receivables will result in shortfalls in distributions to Securityholders unless such shortfalls are covered by Advances (which will not be made if the Servicer does not expect to recover the amount advanced), withdrawals from a Reserve Account or from the Yield Supplement Account, available cashflow from other non-delinquent Receivables, or any other credit or yield enhancement. The delinquency experience of the Receivables may be affected by general or regional economic conditions as well as by the underwriting and servicing expertise of the Servicer. If a delinquency on a Receivable is not remedied, the Servicer will generally cause the related Financed Vehicle to be repossessed and resold. The proceeds of any such liquidation will be distributed to the holders of the Securities in the manner described in the related Prospectus Supplement and will generally have the effect of a principal prepayment in respect of the liquidated Receivable. Investors will bear the reinvestment risk associated with any such prepay-ment of the Securities, and such a prepayment may result in a reduction of the yield to maturity of any class of Securities to which such prepayment is distributed.
          There can be no assurance that the future delinquency, repossession and loss experience of the Receivables will be similar to any set forth in a related Prospectus Supplement for such Securities.


          GEOGRAPHIC CONCENTRATION

                    Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receiv-ables. An applicable Prospectus Supplement will set forth summary information derived from the Sellers' records indicating the relative geographic concentration by principal balance of the Receivables in any state where a significant proportion of the mailing addresses of the Obligors with respect to the related Receivables are located. A disproportionate geographic concentration could cause economic conditions in the such locations to have a disproportionate impact on a Trust.

          RISK OF COMMINGLING

                    With respect to each Trust, the Servicer will depos-it all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each Collection Period into the related Collection Account not later than the business day after receipt. However, so long as NationsBank, N.A. is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related
          Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the applicable Distribution Date. The
          Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remit-tances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


          RISKS ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-
          FUNDING ACCOUNT

                    If so specified in the applicable Prospectus Supple-ment, the property of a Trust may include monies on deposit in a Pre-Funding Account, which monies will be used to purchase or otherwise acquire Subsequent Receiv-ables from the Sellers from time to time during the Funding Period specified in the related Prospectus Sup-plement. If a Pre-Funding Account is included in the property of a Trust, the ability of the Sellers to gener-ate Subsequent Receivables to be conveyed to such Trust will affect the amount on deposit in such account which is not applied to the conveyance of Subsequent Receiv-ables during the Funding Period. Such Funding Period may be up to one year in length. At the end of the Funding Period, the holders of Securities issued by such Trust may receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. The reinvestment risk associated with any such distribution of principal will be borne by the holders of the Securi-ties issued by such Trust. The amount that may be ini-tially deposited into a Pre-Funding Account may be up to 100% of the net proceeds from the sale of the Securities issued by a Trust. There is no limitation on the per-centage of a Trust's property which may be represented by amounts on deposit in a Pre-Funding Account and conse-quently, there is no limitation on the percentage of a series or class of Securities which may be represented by amounts on deposit in a Pre-Funding Account. Amounts on deposit in any Pre-Funding Account may be invested only in Permitted Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable
          Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such receivables. Securityholders will bear all reinvestment risk associated with a higher than expected rate of payment on the Securities. In addition, a higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding
          Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by a Trust the property of which includes a Pre-Funding Account will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after the termination of the applicable Pre-Funding Period. Any such distribu-tion will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.




          EVENT OF SERVICING TERMINATION; RIGHTS OF NOTEHOLDERS

                    With respect to a series of Securities that includes Notes, in the event that an Event of Servicing Termina-
          tion occurs, the Indenture Trustee or the Noteholders
          with respect to such series, as described under "Descrip-
          tion of the Transfer and Servicing Agreements   Rights
          upon Event of Servicing Termination," may remove the
          Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The
          Trustee or the Certificateholders with respect to such
          series will not have the ability to remove the Servicer
          if an Event of Servicing Termination occurs and any Notes
          are outstanding.  In addition, the Noteholders of such
          series have the ability, with certain specified excep-
          tions, to waive defaults by the Servicer, including
          defaults that could materially adversely affect the Certificateholders of such series. See "Description of
          the Transfer and Servicing Agreements   Waiver of Past
          Events of Servicing Termination." In the event of an Event of Servicing Termination, if a conservator or receiver is appointed for the Servicer, and no Event of Servicing Termination other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent a transfer of servicing to a successor Servicer. If no Event of Servicing Termination other than such conservator-ship or receivership or insolvency of the Servicer exists, the Sellers expect that the ability of the conservator or receiver to prevent a transfer of servicing would not have a material effect on Securityholders.


          BOOK-ENTRY REGISTRATION; OWNERS OF SECURITIES NOT RECOG-NIZED AS "SECURITYHOLDERS"

                    If so specified in the related Prospectus Supple-ment, each class of Securities of a given series will be initially represented by one or more certificates regis-tered in the name of DTC's Nominee, and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recog-nized by the Trustee or any Indenture Trustee as "Certif-icateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Book-Entry and Defini-tive Securities; Reports to Securityholders Book-Entry Registration" and " Definitive Securities."

                                  THE TRUSTS

                    With respect to each series of Securities, the Sellers will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receiv-ables Pool") of retail motor vehicle installment sales contracts purchased by the Sellers from Dealers and all payments received thereunder after the applicable Cut-Off Date. The Receivables of each Receivables Pool were or will be originated by the Dealers in accordance with Sellers' requirements and purchased by the Sellers pursu-ant to agreements with Dealers and any assignments and other documents related thereto ("Dealer Agreements"). Pursuant to the Dealer Agreements, the Dealers are obli-gated to repurchase from the Sellers Receivables which do not meet certain representations made by the Dealers.
          The Receivables of each Receivables Pool will continue to be serviced by the Servicer and evidence indirect financ-ing made available by the applicable Seller to the obligors under the Receivables (the "Obligors").

                    On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Sellers will sell the Initial Receivables of the applica-ble Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Trustee or, where applicable, the Indenture
          Trustee and the Noteholders, if any, therein. The prop-erty of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agree-ment and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and credit disability insurance policies covering the Financed
          Vehicles or the Obligors, as the case may be; (iv) cer-tain rights of the Trust to receive payments from the Reserve Account, if any, and pursuant to any applicable Yield Supplement Agreement; (v) any property that shall have secured a Receivable and that shall have been ac-quired by the applicable Trust; (vi) certain of the rights of each of the Sellers relating to the repurchase of Receivables under each Dealer Agreement and under the documents and instruments contained in the Receivable
          Files; (vii) rebates of premiums and other amounts relat-ing to certain insurance policies and other items fi-nanced under the Receivables, in each case to the extent applied to reduce the principal balance of the related Receivable; (viii) the rights of the applicable Trust under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as the case may be; and (ix) any and all proceeds of the foregoing; provided that, with re-spect to any series of Notes, the relevant rights and benefits with respect to such property will be assigned by the Sellers and the applicable Trustee to the entity acting as the Indenture Trustee for the benefit of the related Noteholders. Any Yield Supplement Account will be maintained with the related Indenture Trustee or applicable Trustee, as the case may be, for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, a Yield Supplement Account may not be part of the property of the related Trust. To the extent specified in the related Prospectus Supple-ment, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the entity acting as the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursu-ant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

                    The Servicer will continue to service the Receiv-ables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements Servicing Compensation and Expenses" herein and in the related Prospectus Supplement. To facilitate servicing and to minimize administrative burden and expense the Servicer will retain physical possession of the Receivables held by each Trust and documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such amendment, any Trust may not have a first priority per-fected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receiv-ables Security Interests in Vehicles." Neither the Trust-ee nor any Indenture Trustee will be responsible for the legality, validity, or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables."

                    If the protection provided to any Noteholders of a given series by the subordination of the related Certifi-cates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receiv-ables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having first priority perfected security interests in the Financed Vehicles in all states, may affect the Servicer ability to repossess and sell the collateral securing the Receiv-ables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agree-ments Distributions," " Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

                    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus
          Supplement.

          THE TRUSTEE

                    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related
          Pooling and Servicing Agreement, as applicable. A Trust-ee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a succes-sor trustee. The Administrator in respect of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Adminis-trator will be obligated to appoint a successor trustee.
          Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                            THE RECEIVABLES POOLS

          GENERAL

                    The Sellers purchase fixed rate simple interest retail motor vehicle installment sales contracts secured by new and used automobiles, vans and light-duty trucks ("Motor Vehicle Loans") from Dealers in at least 15 states and the District of Columbia. These originations occur through Dealer Financial Services Group ("DFSG"), a functional group that includes personnel employed by the Sellers and other affiliates of NationsBank Corporation. All Motor Vehicle Loan applications are reviewed for acceptance by DFSG in accordance with DFSG's established underwriting policies, as described below, and are not purchased by a Seller unless approved by DFSG.

                    DFSG establishes and maintains relationships with the Dealers. DFSG selects each Dealer from whom the Sellers purchase motor vehicle loans based upon the Dealer's commercial reputation, the prior experience of the Dealer or predecessor organization and, if needed, a financial review of the Dealer. Generally, Dealer portfo-lio performance is monitored monthly and, for the largest Dealers, reviewed annually. All Dealers from whom any of the Sellers purchase Motor Vehicle Loans must execute a dealer agreement with each such Seller which sets out, among other things, the guidelines and procedures of the purchasing process. Such agreements provide for the repurchase by the Dealer of any Motor Vehicle Loan if any representations or warranties made by the Dealer relating to the Motor Vehicle Loan are breached.

                    The Receivables to be held by each Trust will be selected from the Sellers' portfolio for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except that, if so provided in the related Prospectus Supplement, the last monthly payment may, in the case of Balloon Receivables, be a final scheduled payment that is more than minimally different from the preceding level monthly payments) that fully amortize the amount financed over its original term to maturity, (iv) is a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Sellers to be adverse to the Noteholders or the Certificateholders of any series were or will be used in selecting the related Receivables.
          All terms of the retail motor vehicle installment sales contracts constituting such Receivables which are materi-al to investors are described herein and in the related Prospectus Supplement.

                    "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments (except that the last such payment may be dif-ferent). Each monthly payment includes an installment of interest which is calculated on the basis of the out-standing principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to late fees and other fees and charges, if any, second to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspond-ingly less. In either case, the Receivables provide for the Obligor to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as neces-sary to repay the then outstanding principal balance.

                    "Balloon Receivables" are monthly payment receiv-ables secured by new or used automobiles, vans or light trucks with a final scheduled payment which differs significantly from the scheduled monthly payments. The final scheduled payment on a Balloon Receivable is deter-mined by the applicable Seller at the time the related retail installment sales contract is entered into based on the Seller's projection of the anticipated end of term wholesale value of the vehicle that is being financed under such contract. Each Balloon Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which differs significantly from the preceding fixed level monthly installments. In addition, the Balloon Receiv-ables provide that the Obligors may satisfy the final scheduled payment by (1) paying the full amount on its due date; (2) refinancing the amount of the final sched-uled payment; or (3) transferring the Financed Vehicle to the Seller on behalf of the Trust in satisfaction of the final scheduled payment and paying a disposition fee to the Seller and any applicable charges for excess wear and tear and excess mileage.

                    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by Contract Rate and by the states of Obligor addresses, the portion of such Receivables Pool not consisting of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

          SUBSEQUENT RECEIVABLES

                    Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receiv-ables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. See "Risk Factors Risks Associated with Subsequent Receivables and the Pre-Fund-ing Account." Each Prospectus Supplement will describe the effects including such Subsequent Receivables may have on the Receivables Pool included in the Trust Prop-erty of each Trust issuing Securities. Regular periodic information regarding the Subsequent Receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Commission pursuant to the Exchange Act and with respect to each Trust to which Subsequent Re-ceivables have been transferred.

          UNDERWRITING

                    The underwriting policies utilized by DFSG take into account each prospective obligor's historical credit performance, current ability to pay and overall creditworthiness, as well as the asset value of the motor vehicle that is to secure the Motor Vehicle Loan. Prior to each loan origination, DFSG reviews the loan applica-tion transmitted to it from the Dealer. Each applicant for a Motor Vehicle Loan must complete and sign a loan application, providing the applicant's name, address, source and amount of monthly income, among other informa-tion. For each loan application, DFSG's underwriting decision relies on the results of an objective credit scoring system, underwriting guidelines with established tolerances for advances, loan to value, term and capacity to repay and, typically, a credit analyst's judgement to assess an applicant's ability to repay the loan. In addition, attention is paid to the current value and expected depreciation of the related motor vehicle.


                    DFSG has established the general underwriting guide-lines described below, although such tolerances may be varied based on the credit quality of the obligor. In general, DFSG limits the amount advanced on a specific loan to a maximum of
          (i) 120% of manufacturer's invoice price, plus taxes, title and license fees, for a new vehicle and (ii) 120% of the wholesale value, plus taxes, title and license fees, for used vehicles. DFSG's underwriting guidelines include separate tolerances for warranty and insurance items, which generally limit advances to the greater of (i) $1,500 or (ii) 10% of the total amount advanced excluding warranty and insurance items with respect to the vehicle. Generally, the difference between the sales price of the financed vehicle (plus taxes, title and license fees) and the amount advanced (excluding warranty and insurance items) is the down payment required from the obligor at the time the retail installment sales contract is entered. DFSG's underwriting guidelines also generally limit the term of the loan to a maximum of 72 months and require that the applicant's ratio of aggregate debt service to gross monthly income not exceed 45%.





                    In evaluating an application, items such as the interest rate charged on the loan and the term of the loan are structured by the credit analyst based upon the perceived creditworthiness of the applicant and other underwriting guidelines, including the customized credit grade (consisting of a credit score based on a proprietary credit scorecard and a credit score obtained from a credit bureau), the pres-ence or absence of any derogatory credit events, and the capacity of the obligor to repay (evaluating the amount of the proposed loan measured against income, overall indebtedness and monthly cash flow). DFSG communicates the decision to approve or decline a loan to the Dealer. Motor Vehicle Loans funded by the Dealers based on a Seller's purchase commitment are typically purchased by the applicable Seller within two business days of such funding.


                    There is no required relationship between the out-standing principal balance of any Receivable included in a Trust and the value of the Financed Vehicle securing such Receivable.

          SERVICING AND COLLECTIONS

                    DFSG services all of the Motor Vehicle Loans. The servicing functions include customer service, document file keeping, Motor Vehicle Loan record keeping, vehicle title processing and collections. DFSG's servicing poli-cies and practices may change from time to time in accor-dance with the Sellers' and DFSG's business judgment.

                    Servicing of Motor Vehicle Loans, including payment processing, collateral monitoring, and maintenance of computer systems is conducted by DFSG on a regional basis from Dallas, Texas and Greensboro, North Carolina. Col-lections are handled centrally from DFSG's headquarters in Greensboro, North Carolina. All obligors on Motor
          Vehicle Loans are given coupon books to remit with their scheduled payments. The use of coupon books aids in the efficient and timely processing of payments through DFSG's operations and systems. Payments on the Motor
          Vehicle Loans are generally received by DFSG through lock box accounts, designated post office boxes, direct debit to bank accounts, and customer service centers.

                    If a Motor Vehicle Loan becomes delinquent, it is interfaced from the consumer loan system to the collec-tion system, each operated by DFSG. The collection system utilizes behavioral scoring methodology to assess the risk of loss and to establish a collection strategy. The strategy addresses the optimal timing and method for written and verbal communications with the delinquent obligor. Delinquent accounts may receive an initial contact as early as four days or as late as 21 days following delinquency. The lower risk collection strate-gies use autodialers to contact the delinquent obligor; higher risk collection strategies use direct telephone contact and/or direct mail correspondence.

                    Generally, accounts that remain delinquent for 45 to 60 days, or are otherwise recognized by DFSG's collec-tions personnel as having an otherwise serious delinquen-cy problem, are considered for liquidation. To minimize losses on liquidation, DFSG has a dedicated unit estab-lished to manage the liquidation of collateral effective-ly. This group principally contracts with outside agen-cies to acquire the collateral and transport it to a selected wholesale auction. DFSG controls the auction selection process through evaluations that include size, location and recent wholesale activity. Vendor service is monitored closely on an individual motor vehicle unit basis to ensure that an overall goal of averaging 90% of a standardized wholesale market value is attained and that motor vehicles remain in inventory on average less than 45 days. These guidelines are strictly monitored by the DFSG group with vendors not meeting the guidelines being removed.

                    Deficiencies remaining after liquidation may be pursued by DFSG on behalf of the applicable Seller in various ways, including settlement and payment arrange-ments, litigation, post-judgment initiatives and collec-tion agency referrals. Generally, if a motor vehicle has been repossessed, the Motor Vehicle Loan is charged off 90 days after repossession or when repossession proceeds have been received, whichever is earlier. If a motor vehicle has not been repossessed, the Motor Vehicle Loan is generally charged off when the loan is 120 days delin-quent.

          PHYSICAL DAMAGE INSURANCE

                    The Sellers and DFSG discontinued placing physical damage insurance on uninsured accounts effective April 8, 1994. Although DFSG continues to confirm insurance on the motor vehicle at the inception of each Motor Vehicle
          Loan, it no longer tracks the maintenance of insurance after that date.

          DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

                    Certain information concerning the Sellers' experi-ence with respect to their portfolio of Motor Vehicle
          Loans (including previously sold contracts which a Seller continues to service, but not including retail motor vehicle installment sales contracts purchased by any of the Sellers under certain special financing programs) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    MATURITY AND PREPAYMENT CONSIDERATIONS


                    The weighted average life of the Notes, if any, and the Certificates of any series will generally be influ-enced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments, liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Transfer and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receiv-ables, or the Servicer exercising its option to purchase all of the remaining Receivables.) All of the Receiv-ables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receiv-ables is influenced by a variety of economic, social and other factors, including the fact that an Obligor gener-ally may not sell or transfer the Financed Vehicle secur-ing a Receivable without the consent of the applicable Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable
          Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breach-es of certain covenants. Consistent with its normal servicing practices and procedures and, to the extent permitted in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the Final Scheduled Maturity Date set forth in the related Prospectus Supplement) will cause the Servicer to be obligated to repurchase such Receiv-ables, as described above. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" and " Servicing Procedures." See also "Description of the Transfer and Servicing Agree-ments Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and " Insolvency Event or Dissolution" regarding the sale of the Receiv-ables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to NAFC occurs.


                    In addition, if a Pre-Funding Account is included in the property of a Trust, the ability of the Sellers to generate Subsequent Receivables to be conveyed to such Trust will effect the amount on deposit in such account which is not applied to the conveyance of Subsequent Receivables. At the end of the Funding Period, the holders of Securities issued by such Trust may receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by a Trust the property of which includes a Pre-Funding Account will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding
          Account after the termination of the applicable Pre-
          Funding Period.

                    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of prin-cipal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series.
          The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

                    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certifi-cates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distri-bution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool
          Factor and each Certificate Pool Factor will initially be
          1.0000000 and thereafter will decline to reflect reduc-tions in the outstanding principal balance of the appli-cable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of scheduled payments, prepay-ments and liquidations of the Receivables (and also as a result of a prepayment arising from the application of the Pre-Funding Account, if any). The Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables. A Noteholder's portion of the aggregate outstanding princi-pal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's
          Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

                    With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables during the Collection Period immedi-ately preceding such Distribution Date, the Pool Balance
          (as such term is defined in the related Prospectus Sup-plement, the "Pool Balance"), each Certificate Pool
          Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book-Entry and Defin-itive Securities; Reports to Securityholders Reports to Securityholders."

                               USE OF PROCEEDS

                    The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust
          (i) to the purchase of the Receivables from the Sellers,
          (ii) to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make the ini-tial deposit into the Reserve Account, if any. The net proceeds to be received by the Sellers from any such Trust will be added to their general corporate funds and will be used for general corporate purposes.


               THE BANKS, NATIONSBANK CORPORATION AND NAFC


          GENERAL

                    The Banks are wholly-owned subsidiaries of
          NationsBank Corporation. NationsBank Corporation is a bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsid-iaries. Through its banking subsidiaries and its various non-banking subsidiaries, NationsBank Corporation pro-vides banking and banking related services primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank Corporation are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000. See "Risk Fac-
          tors   Trust's Relationship to the Sellers, NationsBank
          Corporation and their Affiliates" and "Available Informa-tion."

          OPERATIONS

                    NationsBank Corporation provides a diversified range of banking and certain non-banking financial services and products through its various subsidiaries. NationsBank
          Corporation manages its business activities through three major internal management groups or business units: the General Bank, the Global Finance Unit and the Financial
          Services Unit.

                    NationsBank, N.A. is a national banking association headquartered in Charlotte, North Carolina. As of March
          31, 1996, it had assets of $74.450 billion and sharehold-
          er equity of $5.306 billion. The principal executive
          offices of NationsBank, N.A. are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte,
          North Carolina 28255. Its telephone number is (704) 386-5000. NationsBank, N.A. is also the Servicer. See "The
          Servicer" and "The Receivables Pools   General" and "
          Servicing and Collections."

                    NationsBank Texas is a national banking association headquartered in Dallas, Texas. As of March 31, 1996, it had assets of $49.354 billion and shareholder equity of $2.804 billion The principal executive offices of NationsBank Texas are located at 901 Main Street, Dallas, Texas 75202. Its telephone number is (214) 508-6262.

                    NationsBank South is a national banking association headquartered in Atlanta, Georgia. As of March 31, 1996, it had assets of $46.114 billion and shareholder equity of $4.198 billion. The principal executive offices of NationsBank South are located at 600 Peachtree Street,
          N.E., Atlanta, Georgia 30308. Its telephone number is
          (404) 581-2121.


                    Prior to issuing for the first time a Series of Securities that includes Notes, NationsBank, N.A.
          will form a wholly-owned special purpose subsidiary, NationsBanc Auto Funding Corporation, a Delaware corporation ("NAFC") for the limited purpose of purchasing a portion of the Certificates issued by each Trust that issues Notes, acting as the general partner of each such Trust for federal income tax purposes and engaging in incidental activities. NationsBank Corporation will take certain steps to minimize the likelihood that an Insolvency Event occurs with respect to NAFC. These steps include the creation of NAFC as a separate, limited purpose corporation pursuant to a certificate of incorporation containing limitations (including restrictions on the nature of NAFC's business and a restriction on NAFC's ability to commence a voluntary case or proceeding under any insolvency or bankruptcy law without the prior unanimous vote of its directors). However, there can be no assurance that an Insolvency Event will not occur with respect to NAFC.


                                 THE SERVICER

                    NationsBank, N.A., through DFSG and units in prede-cessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of March 31, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of March 31, 1996. Current information regarding the indirect motor vehicle loan portfolios and the direct consumer loan portfolios serviced by NationsBank, N.A. and DFSG will be included in each applicable Prospectus Supplement.

                           DESCRIPTION OF THE NOTES

          GENERAL

                    With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture which is incorporated by reference in its entirety in each appli-cable Prospectus Supplement. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summa-ry does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

                    Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor deposito-ry selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations specified in the related Prospectus Supplement and in book-entry form only. The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Pro-spectus Supplement. Accordingly, such nominee is expect-ed to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supple-ment to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organiza-tions (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry and Definitive Securities; Reports to Securityholders
          Book-Entry Registration" and " Definitive Securities."

          PRINCIPAL AND INTEREST ON THE NOTES


                    The timing and priority of payment, allocation of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supple-ment. Payments of interest on the Notes of such series may be made prior to payments of principal thereon. The dates for payments of interest and principal on the Notes of such series may be different from the Distribution
          Dates for the Certificates of such series. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes designated as money market classes, planned amortization classes, targeted amortization classes or companion classes, each as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing.
          The related Prospectus Supplement will specify the Note Interest Rate for each class of Notes of a given series or the method for determining such Note Interest Rate.
          See also "Description of Fixed and Floating Rate Op-tions Fixed Rate Securities" and " Floating Rate Securi-ties." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer exercising its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements Termination."


                    If so specified in the related Prospectus Supple-ment, payments to Noteholders of all classes within a series in respect of interest will have the same priori-ty. Under certain circumstances, the amount available for such payments could be less than the amount of inter-est payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of inter-est due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements Distributions" and
          " Credit and Cash Flow Enhancement."

                    In the case of a series of Notes which includes two or more classes of Notes, the sequential order and prior-ity of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

          FIXED PAYMENT NOTES

                    To the extent specified in any Prospectus Supple-ment, one or more classes of Notes of a given series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.


          MONEY MARKET ASSET BACKED NOTES

                    To the extent specified in any Prospectus Supple-ment, one or more classes of Notes of a given series may be entitled to receive principal payments prior to the receipt of principal payments by other classes of Securities issued by the applicable Trust. If so provided in the related Prospectus Supplement, such class or classes of Notes will have a final scheduled distribution date of less than 397 days from the initial trade date related thereto and such class or classes will have received a short-term rating by a nationally recognized statistical rating organization that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related final scheduled distribution date would constitute an event of default under the related Indenture.
          In general, such class or classes of Notes will otherwise be similar to Notes which are described in this Prospectus.


          PLANNED AMORTIZATION CLASS

                    To the extent specified in any Prospectus Supple-ment, one or more classes of Notes of a given series may be designed to receive principal payments using a prede-termined principal balance schedule (a "planned balance") derived by assuming two constant prepayment rates for the related Receivables Pool. The applicable Prospectus Supplement will set forth a schedule of the planned balance of such a class of Notes for each applicable Distribution Date. Noteholders of such a class of Notes would be entitled to receive principal payments in re-spect of a Distribution Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the planned balance for such Distri-bution Date.

          TARGETED AMORTIZATION CLASS

                    To the extent specified in any Prospectus Supple-ment, one or more classes of Notes of a given series may be designed to receive principal payments using a prede-termined principal balance schedule (a "targeted bal-ance") derived by assuming one constant prepayment rate for the related Receivables Pool. The applicable Pro-spectus Supplement will set forth a schedule of the planned balance of such a class of Notes for each appli-cable Distribution Date. Noteholders of such a class of Notes would be entitled to receive principal payments in respect of a Distribution Date only to the extent neces-sary to reduce the principal balance of such Notes to the amount set forth as the targeted balance for such Distri-bution Date.


          COMPANION CLASS

                    To the extent specified in any Prospectus Supple-ment, one or more classes of Notes of a given series may be designed to receive principal payments on a Distribu-tion date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to re-duce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Distribution Date.


          THE INDENTURE


                    Modification of Indenture.   With respect to each
          Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the relat-ed Noteholders. Any such modification may be treated as an exchange by Noteholders for new Notes, which exchange could be a taxable event.


                    With respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is pay-able; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Inden-ture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Sellers or an affiliate of any of them; (v) reduce the percentage of the aggregate out-standing principal amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other relat-ed agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

                   The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtain-ing the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provi-sions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.


                    Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;
          (iii) a default in the observance or performance of any material covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trust-ee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 60 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then out-standing; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or
          (vi) such other events, if any, set forth in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series on any Distribution Date under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.


                   If an Event of Default should occur and be continu-ing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and pay-able. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. Any such rescis-sion could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

                    If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all outstanding Notes of such series consent to such sale,
          (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the Notes of such series as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Notes of such series.

                    Subject to the provisions of the applicable Inden-ture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direc-tion of any of the holders of such Notes, if such Inden-ture Trustee reasonably believes it will not be adequate-ly indemnified against the costs, expenses and liabili-ties which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Inden-ture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.
          Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

                    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
          (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsis-tent with such written request has been given to such Indenture Trustee during such 60-day period by the hold-ers of a majority in principal amount of such outstanding Notes.

                    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will cove-nant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                    With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individ-ual capacity, nor any holder of a Certificate represent-ing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

                    Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consoli-dation or merger satisfies all requirements under the related Indenture.

                    Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collective-ly, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,
          (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,
          (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related
          Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or other-wise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.

                   No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebted-ness incurred pursuant to the related Notes and the related Indenture, pursuant to any [Advances] made to it by the Servicer or otherwise in accordance with the Basic Documents.

                    List of Noteholders. With respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Unless and until Definitive Securities are issued in fully registered, certificated form, refer-ences to the "holders of Notes" and to the "Noteholders" shall refer to DTC and its nominee. See "Book-Entry and Definitive Securities; Reports to Securityholders
          Definitive Securities." Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

                    Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture
          Trustee a written statement as to the fulfillment of its obligations under the Indenture.

                    Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

                    Satisfaction and Discharge of Indenture. An Inden-ture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the pay-ment in full of all such Notes.

          THE INDENTURE TRUSTEE

                    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture
          Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee be-comes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                       DESCRIPTION OF THE CERTIFICATES

          GENERAL

                    With respect to each Trust, one or more classes of Certificates of the related series will be issued pursu-ant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summa-ry does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

                    Except for the Certificates, if any, of a given series retained by the Seller, each class of Certificates may initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series retained by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series issued in book-entry form that are not retained by the Sellers. If the Certificates of a series are issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Cer-tificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certifi-cate. If the Certificates of a series are issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distribu-tions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Book-Entry and Definitive Securities; Reports to Securityholders Book-Entry Registration" and " Definitive Securities." Any Certificates of a given series owned by any of the Sellers or their affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determin-ing whether the requisite percentage of Certificatehold-ers have given any request, demand, authorization, direc-tion, notice, consent or other action under the Basic Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as de-scribed under "Description of the Transfer and Servicing Agreements Insolvency Event or Dissolution").

          DISTRIBUTIONS OF PRINCIPAL AND INTEREST


               The timing and priority of distributions, allocation of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distribu-tions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certif-icates entitled to (i) distributions in respect of prin-cipal with disproportionate, nominal or no interest distributions or (ii) interest distributions with dispro-portionate, nominal or no distributions in respect of principal. Each class of Certificates may have a differ-ent Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certifi-cates of a given series or the method for determining such Certificate Rate. See also "Description of Fixed and Floating Rate Options Fixed Rate Securities" and
          " Floating Rate Securities." Distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Pro-spectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

               In the case of a series of Certificates which in-cludes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of dis-tributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

          LIST OF CERTIFICATEHOLDERS

               With respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificate-holders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certifi-
          cates.   Unless and until Definitive Securities are
          issued in fully registered, certificated form, references to the "holders of Certificates" and the "Certificate-holders" shall refer to DTC and its nominee. See "Book-Entry and Definitive Securities; Reports to Securityholders Definitive Securities."

                DESCRIPTION OF FIXED AND FLOATING RATE OPTIONS

          FIXED RATE SECURITIES

                    Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed
          Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable Prospectus Supple-ment. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or on such other day and month count basis as is specified in the applicable Prospectus Supplement.
          See "Description of the Notes Principal and Interest on the Notes" and "Description of the Certifi-cates Distributions of Principal and Interest."

          FLOATING RATE SECURITIES

                    Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be speci-fied in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

                    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) the CD Rate (a "CD Rate Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Federal Funds Rate (a "Federal Funds Rate Security"), (iv) LIBOR (a "LIBOR Security"), (v) the Treasury Rate (a "Treasury Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publica-tion entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical re-lease entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve
          Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Pro-spectus Supplement with respect to a class of Floating
          Rate Securities.

                    As specified in the applicable Prospectus Supple-ment, Floating Rate Securities of a given class may also have either or both of the following (in each case ex-pressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general applica-tion.

                   Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Cal-culation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture
          Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the ab-sence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calcu-lation of the rate of interest on a Floating Rate Securi-ty will be rounded, if necessary, to the nearest
          1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

                    CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

                    The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as subsequently pub-lished in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calcula-tion Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determina-tion Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quota-tions, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD
          Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certif-icates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotia-ble certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity desig-nated in the related Prospectus Supplement in a denomina-tion of $5,000,000; provided, however, that if the deal-ers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Inter-est Reset Period.

                    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeed-ing business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

                    Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with refer-ence to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable Prospectus Supplement.

                    The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determi-nation Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determina-tion Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York
          City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination
          Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination date of three leading dealers of commercial paper in The City of New
          York selected by the Calculation Agent for such Commer-cial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nation-ally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation
          Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest
          Reset Period will be the same as the Commercial Paper
          Rate for the immediately preceding Interest Reset Period.

                    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

          Money Market Yield    =         D x 360          x  100
                                          -------------
                                          360 - (D x M)

          where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a busi-ness day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applica-ble Interest Reset Date.

                    Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multipli-er, if any, specified in such Security and in the appli-cable Prospectus Supplement.

                    The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds
          Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effec-tive)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calcula-tion Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve
          Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Inter-est Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Federal Funds Rate Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

                    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeed-ing business day.

                    LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

                    With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

                    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calcula-tion Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for depos-its in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

                    (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determi-nation Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Inter-est Reset Date, to prime banks in the London inter-bank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single trans-action in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approx-imately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Inter-est Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is repre-sentative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

                    Treasury Rate Securities. Each Treasury Rate Secu-rity will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Trea-sury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospec-tus Supplement.

                    The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury
          Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities Treasury bills auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York
          City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury
          Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithme-tic mean of the secondary market bid rates, as of approx-imately 3:30 p.m., New York City time, on such Treasury
          Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturi-ty; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

                    The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holi-day, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately fol-lowing such auction date.

                    The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of
          (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Inter-est Reset Date.

          BOOK-ENTRY AND DEFINITIVE SECURITIES; REPORTS TO
          SECURITYHOLDERS
          BOOK-ENTRY REGISTRATION

                    The Prospectus Supplement related to a given series will specify whether the holders of the Notes or Certifi-cates of such series may hold their respective Securities through DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear (as defined below) (in
          Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("Book-Entry Notes" or "Book-Entry Certifi-cates," respectively, and collectively referred to herein as "Book-Entry Securities").

                    The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee (i.e., DTC's Nominee) is expected to be the holder of record of the Securities of any series held through DTC. DTC's Nominee will hold the global Securi-ties. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Par-ticipants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Deposi-taries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

                    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settle-ment of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of a series of Securities), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Partici-pants").

                    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel
          Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

                    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the rele-vant European international clearing system by its Depos-itary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliv-er instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

                    Because of time-zone differences, credits of securi-ties in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Partic-ipant or Euroclear Participant on such business day.
          Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be re-ceived with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

                    The Securityholders who are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indi-rect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable Trustee, as the case may be (the "Applicable Trustee"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants which thereafter will forward them to Indi-rect Participants or Securityholders. To the extent the related Prospectus Supplement provides that Book-Entry Securities will be issued, the only "Noteholder" or "Certificateholder," as applicable, will be DTC's Nomi-nee. Securityholders will not be recognized by the Applicable Trustee as "Noteholders" or "Certificatehold-ers," as such terms are used in the Indenture or Trust Agreement, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

                    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal and interest on the Securi-ties. Participants and Indirect Participants with which Securityholders have accounts with respect to their respective Securities similarly are required to make book-entry transfers and receive and transmit such pay-ments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess their respective Securities, the Rules provide a mecha-nism by which Participants will receive payments and will be able to transfer their interests.

                    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

                    DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Securi-ties are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

                    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securi-ties transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Par-ticipants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded secu-rities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries.
          As a professional depository, Cedel is subject to regula-tions by the Luxembourg Monetary Institute. Cedel Par-ticipants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

                    The Euroclear System ("Euroclear" or the "Euroclear System") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physi-cal movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

                    The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Par-ticipants and counterparties both in Cedel and in many domestic securities markets. Transactions may now be settled in any of 32 currencies. In addition to safe-keeping (custody) and securities clearance and settle-ment, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance
          System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants.
          The Euroclear Operator is the Belgian branch of a New
          York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                    All operations are conducted by the Euroclear Opera-tor and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator.
          They are governed by the Terms and Conditions Governing
          Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collec-tively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System, and receipts and with-drawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securi-ties clearance accounts.

                    Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of Securities. Indi-rect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either direct-ly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Partici-pants and has no record of or relationship with persons holding through Euroclear Participants.

                    Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate represent-ing a Book-Entry Security. All references herein and in the related Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to dis-tributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Book-Entry
          Securityholders in accordance with DTC's procedures with respect thereto.

                    In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described under " Defini-tive Securities."

                    Except as required by law, none of the Administra-tor, if any, the applicable Trustee or the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securi-ties of any series held by DTC's Nominee, or for main-taining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE SECURITIES

                    With respect to any series of Notes and any series of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certifi-cated form ("Definitive Notes" and "Definitive Certifi-cates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certifi-cateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its respon-sibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so noti-fies the Applicable Trustee in writing), (ii) the Admin-istrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstand-ing principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

                    Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availabili-ty of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the correspond-ing Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

                    Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust
          Agreement or Pooling and Servicing Agreement, as applica-ble, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Defini-tive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

                    Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum suffi-cient to cover any tax or other governmental charge imposed in connection therewith.

          REPORTS TO SECURITYHOLDERS

                    With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previ-ous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following informa-tion (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applica-ble:

                    (i) the amount of the distribution allocable to
               principal of each class of such Notes and to the Certificate Balance of each class of such Certifi-cates;

                    (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

                    (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), the Yield Supplement Amount (if any) or payments in respect of any other credit or cash flow enhancement arrangement;

                    (iv)  the Pool Balance as of the close of
               business on the last day of the preceding Collection
               Period;

                    (v) the aggregate outstanding principal bal-ance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certifi-cate Pool Factor for each class of such Certifi-cates, each after giving effect to all payments reported under clause (i) above on such date;

                    (vi)  the amount of the Servicing Fee paid to
               the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

                    (vii)  the amount of the aggregate Realized
               Losses (as defined in the related Prospectus Supple-ment), if any, for such Collection Period;

                    (viii)  the Noteholders' Interest Carryover
               Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carry-over Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

                    (ix)  the aggregate Purchase Amounts for Re-
               ceivables, if any, that were repurchased in such Collection Period;

                    (x)  the balance of the Reserve Account (if
               any) on such date, after giving effect to changes therein on such date;

                    (xi)  the balance of the Yield Supplement
               Account (if any) on such date, after giving effect to changes therein on such date;

                    (xii)  the amount of Advances or Advance Re-
               serve Withdrawals on such date;

                    (xiii)  for each such date during the Funding
               Period (if any), the  remaining Pre-Funded Amount;
               and

                    (xiv)  for the first such date that is on or
               immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

                    (xv) the Note Interest Rate and/or Certificate Rate for the next period for any class of Notes or Certificates of such series with variable or adjust-able rates.

                    Each amount set forth pursuant to subclauses (i),
          (ii), (iii), (vi) and (ix) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

                    Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each Trust, the Applica-ble Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

                    The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servic-ing Agreement pursuant to which a Trust will purchase Receivables from the Sellers and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agree-
          ment) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which NationsBank, N.A. will under-take certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Ser-vicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

          SALE AND ASSIGNMENT OF RECEIVABLES

                    Prior to the time of issuance of the Securities of a given Trust, pursuant to a related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers will sell and assign to the Trustee, without recourse, their entire interest in the Initial Receivables, if any, of the related Receivables Pool, including their security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule to the relat-ed Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee will not independently verify the existence and qualification of any Receiv-ables. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the relat-ed Notes and/or Certificates to the Sellers in exchange for the Receivables. If so provided in the related
          Prospectus Supplement, the net proceeds received by the Sellers from the sale of the Certificates and the Notes of a given series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and to make the initial deposit into the Reserve Account, if any. The related Prospectus Supplement for a given
          Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Sellers to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

                    If so specified in the related Prospectus Supple-ment, all or a portion of the Receivables may be pur-chased by the Trust from the Sellers for a purchase price which is less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of allocating distributions on the Securities.

                    In each Sale and Servicing Agreement or Pooling and Servicing Agreement the Sellers will represent and war-rant to the applicable Trust, among other things, as of the applicable Closing Date (or the applicable Subsequent Transfer Date) (unless otherwise indicated): (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated or purchased by such Seller in the ordinary course of its business and in accordance with such Seller's underwriting standards to finance the retail sale by a Dealer of the Financed Vehicle, (b) is secured by a valid, subsisting, and enforceable security interest in favor of such Seller in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable govern-ment agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by such Seller to the Trustee, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the last payment may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) provides for interest at the related contractual interest rate ("Contract Rate"); (ii) the information set forth in the Schedule of Receivables was true and correct as of the close of business on the applicable Cut-Off Date (or the applicable Subsequent Transfer Date); (iii) to the knowledge of such Seller, the Receivable complied at the time it was originated or made, and will comply as of the Closing Date (or the applicable Subsequent Transfer
          Date), in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder; provided, however that if notwithstanding the knowledge of the Seller, the representation set forth in this clause is untrue, the Seller shall repurchase such Receivable in accordance with the terms of the applicable Transfer and Servicing Agreement; (iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganiza-tion, moratorium, conservatorship, receivership, liquida-tion and other similar laws affecting creditors' rights in general, the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescis-sion, setoff, counterclaim or defense, including the defense of usury, and such Seller has not received writ-ten notice that any right of rescission, setoff, counter-claim or defense has been asserted with respect thereto;
          (v) such Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the applicable Trans-fer and Servicing Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties con-tained in this paragraph; (vii) such Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to or coordinate with the lien granted by the Receivable;
          (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date
          (or the applicable Subsequent Transfer Date), to the knowledge of such Seller, (a) no default, breach, viola-tion or event permitting acceleration under the terms of any Receivable exists and (b) no continuing condition that with notice or lapse of time, or both, would consti-tute a default, breach, violation or event permitting acceleration under the terms of the Receivable has aris-en; provided, however, that if notwithstanding the knowl-edge of the Seller, any of the events specified in (a) or
          (b) of this clause exists or has arisen with respect to a Receivable, the Seller shall repurchase such Receivable in accordance with the terms of the applicable Transfer and Servicing Agreement; (ix) immediately prior to the transfer and assignment therein contemplated, the Receiv-able has not been sold, assigned, pledged or otherwise conveyed by such Seller to any person other than the Trust, and such Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, the Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, securi-ty interest or other right or interest of any other person and, if such transfer to the Trust is deemed to be a transfer for security, the Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (x) such Seller has duly fulfilled all obligations on its part to be fulfilled under the Receiv-able; and (xi) only one original of each Receivable was executed and, immediately prior to the Closing Date, the Servicer or NSI will have possession of the Receivable
          File.

                    In the event of a breach or failure to be true of any representation or warranty by a Seller with respect to the Receivables described above, which breach or failure materially and adversely affects the interests of the related Trust in a Receivable (it being understood that any such breach or failure with respect to certain representations and warranties which does not affect the ability of the Trust to receive and retain payment in full on the Receivable will not be deemed to have such a material and adverse effect), such Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which such Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trustee for the Purchase Amount; provided, however, that if such breach or failure occurs solely as a result of NationsBank, N.A.'s practice of retaining original Motor Vehicle Loan documents only in microfilm form, NationsBank, N.A. will not be required to repurchase the affected Receivable unless the related Dealer enters into bankruptcy, and the bankruptcy trustee or a creditor of such Dealer asserts that NationsBank, N.A. did not have, or the Trust does not have, a first priority perfected ownership interest in such Receivable as a result of such practice. The Purchase Amount is payable on the next Deposit Date. The repurchase obliga-tion will constitute the sole remedy available to the Certificateholders, the Noteholders, the Indenture Trust-ee or the Trust against such Seller for any such uncured breach or failure.

                    The "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (i) the outstanding principal balance of such Receiv-able as of the last day of the preceding Collection
          Period and (ii) the amount of accrued and unpaid interest on such principal balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such preceding Collection Period, in each case after giving effect to the receipt of monies collected on such Receiv-able in such preceding Collection Period.

                    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, and in order to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint NSI as initial custodian of the Receivables. NSI, as custodi-an with respect to a particular Seller's Receivables, will hold such Receivables and physical registration or evidence of registration as is customary within each state, including any motor vehicle certificates of title or ownership relating thereto (each, a "Receivable
          File"), on behalf of the applicable Trustee. The Receiv-ables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the appli-cable Trust and will not be segregated from other receiv-ables held by NSI. The Sellers', the Servicer's and their respective affiliates' accounting records and computer systems will reflect the sale and assignment of the Receivables to the applicable Trust, and UCC financing statements with respect to such sale and assignment will be filed. See "The Trusts" and "The Receivables Pools General" and "Certain Legal Aspects of the Receiv-ables Security Interests in Vehicles."

          ACCOUNTS

                    With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related
          Noteholders and Certificateholders, into which all pay-ments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The
          Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts re-leased from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Payment Account"). The Servicer will estab-lish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificate-holders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

                    Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Yield Supple-ment Account or Reserve Account, will be described in the related Prospectus Supplement.

                    For any series of Securities, funds in the Collec-tion Account, the Note Payment Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related
          Sale and Servicing Agreement or Pooling and Servicing Agreement in Permitted Investments. "Permitted Invest-ments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United
          States of America or its agencies; (ii) demand deposits, time deposits, certificates of deposit or bankers' accep-tances of certain depository institutions or trust compa-nies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating cate-gory from the applicable Rating Agency; and (iv) invest-ments in money market funds having the highest rating from the applicable Rating Agency; provided, that no such Permitted Investment shall be of a type such that the investment therein by the applicable Trust would result in such Trust being required to register as an investment company under the Investment Company Act of 1940, as amended. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribu-tion with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount re-quired to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earn-ings"), shall be deposited in the applicable Collection Account or distributed as provided in the related Pro-spectus Supplement.

                    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institu-tion or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the relat-ed Trustee, as applicable, or (b) a depository institu-tion organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank),
          (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of depos-it rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insur-ance Corporation.

          COLLECTIONS

                    With respect to each Trust, the Servicer will depos-it all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Peri-od") into the related Collection Account not later than two business days after receipt. However, so long as NationsBank, N.A. is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day prior to the applicable Distribution Date (the "Deposit Date"). The Servicer or the Sellers, as the case may be, will remit the aggregate Purchase Amount of any Receiv-ables to be purchased from a Trust to the related Collec-tion Account on the applicable Deposit Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.
          To the extent set forth in the related Prospectus Supple-ment, the Servicer may, in order to satisfy the require-ments described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receiv-ables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

                    The Sellers and the Servicer will also deposit into the Collection Account on or before each Deposit Date the Purchase Amount of each Receivable to be repurchased or purchased by them pursuant to an obligation that arose during the preceding Collection Period. The Servicer will be entitled to retain, or to be reimbursed from, amounts otherwise payable into, or on deposit in, the Collection Account but later determined to have resulted from mis-taken deposits or postings or checks returned for insuf-ficient funds.

          ADVANCES AND ADVANCE RESERVE WITHDRAWALS

                    Servicer Advances. If so provided in the related Prospectus Supplement, as of the last day of each Collec-tion Period, the Servicer will, subject to the limita-tions described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Receivable which the Servicer, on behalf of the applicable Trust, has determined to charge-off during such Collection Period, in accordance with its customary servicing practices (a "Defaulted Receivable")) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, the Yield Supplement Agreement (if applicable) or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recover-able from subsequent payments on such Receivable or from funds in the Reserve Account. Advances by the Servicer will not be required to be made pursuant to any Sale and Servicing Agreement, except to the extent specified in the related Prospectus Supplement.

                    To the extent that the amount set forth in clause
          (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

                    The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.

                    Advance Reserve Withdrawals. To the extent provided in the related Prospectus Supplement, and only to the extent that such Prospectus Supplement does not provide for Advances to be made by the Servicer, the Servicer may, as of the last day of the Collection Period, with-draw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Re-ceivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable
          Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, the Yield Supplement Agreement (if applicable) or payments of the Purchase Amount) during or with respect to such Collection Period (an "Advance
          Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date. Advance Reserve With-drawals will not be required to be made pursuant to any Sale and Servicing Agreement, except to the extent speci-fied in the related Prospectus Supplement.

          SERVICING PROCEDURES

                    With respect to a Trust, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the terms described in the Sale and Servicing Agreement or the Pooling and Servicing Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle installment sales contracts serviced by the Servicer for itself or others and that are consistent with prudent industry standards. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receiv-able to defer or modify the payment schedule. Some of such arrangements may cause the Servicer to purchase the Receivable while others may result in Advance Reserve Withdrawals or the Servicer making Advances with respect to the Receivable. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the reposses-sion and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the holding of any other action permitted by applicable law. The Servicer shall be permitted to delegate (i) any and all of its servicing duties to any of its affiliates (includ-ing the Sellers) or (ii) specific duties to subcontrac-tors who are in the business of performing such duties; provided, however, the Servicer will remain obligated and liable to the Trustee and the Certificateholders for servicing and administering the Receivables in accordance with the Sales and Servicing Agreement or the Pooling and Servicing Agreement as if the Servicer alone were servic-ing the Receivables.

                    With respect to any Trust, the Servicer will cove-nant in the Sale and Servicing Agreement and in the Pooling and Servicing Agreement that: (i) the Servicer will not release the Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated by the Sale and Servicing Agree-ment and in the Pooling and Servicing Agreement; (ii) the Servicer will not impair in any material respect the rights of the Securityholders in the Receivables, the Dealer Agreements or the physical damage insurance poli-cies; and (iii) the Servicer will not (a) extend a Re-ceivable beyond the last day of the Collection Period immediately preceding the applicable Final Scheduled Distribution Date specified in the applicable Prospectus Supplement, (b) amend or modify the principal balance or Contract Rate of any Receivable, or (c) amend, waive or otherwise modify any material term of a Receivable, except in the case of certain extensions explicitly permitted by the Sale and Servicing Agreement and in the Pooling and Servicing Agreement.

          MANDATORY REPURCHASE OF RECEIVABLES

                    In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Trust and the Securityholders in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collec-tion Period which includes the 60th day following the date on which the Servicer becomes aware of, or receives written notice of such breach, or earlier in certain circumstances, will be required to purchase the Receiv-able from the Trustee on the Deposit Date immediately following such Collection Period or earlier under certain circumstances. The purchase price will be the Purchase Amount as of the last day of the Collection Period pre-ceding the date of such purchase. The purchase obligation will constitute the sole remedy available to the Noteholders, the Certificateholders, the Trust or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto. See "
          Event of Servicing Termination" below.

                    The Sale and Servicing Agreement and in the Pooling and Servicing Agreement will also generally require the Servicer to charge off a Receivable as a Defaulted Re-ceivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Agreement, to realize upon any Receivable. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receiv-ables."

                    The Sale and Servicing Agreement and the Pooling and Servicing Agreement will provide that the Servicer will defend and indemnify the Trust and the Certificate-holders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle occurring in connection with any repossession of a Financed Vehicle or (ii) the willful misfeasance, negligence or bad faith of the Servicer in the performance of its duties under the Agreement. The Servicer's obligations to indemnify the Trust and the Certificateholders for the Servicer's actions or omis-sions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

               SERVICING COMPENSATION AND EXPENSES

                    The Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to a specified percentage (the "Servicing Fee
          Rate") of the Pool Balance as of the first day of such Collection Period. The Servicer also will be entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during such Collection Period. To the extent specified in the related Prospectus Supplement, the Supplemental Servicing Fee will include Investment Earnings on funds deposited in the Trust Accounts and other accounts with respect to a Trust. The Servicer will be paid the Servicing Fee and the Supplemental
          Servicing Fee for each Collection Period on the applica-ble Distribution Date.

                    The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to com-pensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting federal income tax infor-mation to Obligors, paying costs of collections, and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions, and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables.

          DISTRIBUTIONS

                    With respect to each series of Securities, beginning on the Distribution Date specified in the related Pro-spectus Supplement, distributions of principal and inter-est (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calcula-tion, allocation, order, source, priorities of and re-quirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospec-tus Supplement.

                    With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the Collection Account to the Note Payment Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any short-falls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, distributions in respect of prin-cipal of a class of Securities of a given series may be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

                    Allocation of Collections on Receivables. Distribu-tions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection
          Period. On or before the fifth Business Day preceding each Distribution Date (a "Determination Date"), the
          Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution
          Date. Such amount shall be allocated to interest and to principal as described in the applicable Prospectus Supplement. Payments to Securityholders shall be made on each Distribution Date in accordance with such alloca-tions, together with the statement described under "Book-Entry and Definitive Securities; Reports to
          Securityholders Reports to Securityholders."

          CREDIT AND CASH FLOW ENHANCEMENT

                    The amounts and types of credit and cash flow en-hancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agree-ments, repurchase obligations, yield supplement agree-ments, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospec-tus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

                    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit en-hancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

                    The Sellers may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable Rating Agencies confirm in writ-ing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.




                    Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers or NAFC will establish for a series or class of Securities an account, as specified in the related Pro-spectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. If so provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Sellers on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement.
          As further described in the related Prospectus Supple-ment, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the pay-ment of all other required payments and distributions on such date. The related Prospectus Supplement will de-scribe the circumstances and manner under which distribu-tions may be made out of the Reserve Account, and to whom such amounts will be distributed.

                    The Sellers or NAFC, as the case may be, may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Sellers provide to the applicable Trustee and any Indenture Trustee an opinion of independent counsel that such action will not cause the related Trust to be classified as an association
          (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Sellers and NAFC.



                    Yield Supplement Account; Yield Supplement Agree-ment. If so provided in the related Prospectus Supple-ment, pursuant to the related Sale and Servicing Agree-ment or Pooling and Servicing Agreement, the Sellers, NAFC or another person will enter into a Yield Supplement Agreement pursuant to which the Sellers or NAFC or another person will establish for a series an account, as specified in the related Prospectus Supplement (the "Yield Supplement Account"), which will be maintained with the same entity at which the related Collection Account is maintained and, if so specified in the related Prospectus Supple-ment, will be created with an initial deposit by the Sellers of the Yield Supplement Initial Deposit. Each Yield Supplement Account will be designed solely to hold funds to be applied by the Indenture Trustee or applica-ble Trustee to provide payments to Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.



                    On each Distribution Date, the obligor under the Yield Supplement Agreement will pay to the Trust an amount equal to the Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Amount") in respect of the Receivables for such Distribution Date. If so specified in the Prospectus Supplement, in the event that such obligor defaults on its obligation to make payments under the Yield Supplement Agreement, the related Prospectus Supplement will describe the manner and circum-stances in which amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Required Yield Supplement Amount will be released, and to whom such amounts will be distributed. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. If so specified in the related Prospectus Supplement, Investment Earnings on investment of funds in a Yield Supplement Account will be deposited into such Yield Supplement Account. The related
          Prospectus Supplement will describe the manner in which any monies remaining on deposit in a Yield Supplement Account upon the termination of the related Trust pursuant to its terms will b, and to whom such amounts will be distributed.


                    If a Yield Supplement Account is established with respect to any Trust as to which a Pre-Funding Account has been established, the Sellers and the related Inden-ture Trustee or applicable Trustee, will enter into a Yield Supplement Agreement pursuant to which, on each Subsequent Transfer Date, the Sellers will deposit into the Yield Supplement Account the Additional Yield Supple-ment Amount in respect of the related Subsequent Receiv-ables. Each Yield Supplement Agreement will affect only Receivables having Contract Rates less than the related Required Rate.

          NET DEPOSITS

                    As an administrative convenience and for so long as certain conditions are satisfied (see " Collections" above), the Servicer will be permitted to make the depos-it of collections, aggregate Advances, if any, and Pur-chase Amounts for any Trust for or with respect to the related Collection Period, net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trust, the Noteholders, if any, and the Certif-icateholders with respect to each Trust as if all depos-its, distributions, and transfers were made individually.

          STATEMENTS TO TRUSTEES AND TRUST

                    Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Book-
          Entry and Definitive Securities; Reports to
          Securityholders Reports to Securityholders."

          EVIDENCE AS TO COMPLIANCE

                    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of certified independent public accountants will furnish to the relat-ed Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

                    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as appli-cable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain
          Events of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agree-ment, as applicable.

                    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

          CERTAIN MATTERS REGARDING THE SERVICER

                    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that NationsBank, N.A.
          may not resign from its obligations and duties as Servicer thereunder, except upon determination that NationsBank, N.A.'s performance of such duties is no longer permissible under applicable law. No such resig-nation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NationsBank, N.A.'s servicing obli-gations and duties under such Sale and Servicing Agree-ment or Pooling and Servicing Agreement.

                    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related
          Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judg-ment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liabil-ity. Each of the Sale and Servicing Agreement and the Pooling and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obliga-tions specifically undertaken by it under each such agreement and will have no other obligations or liabili-ties thereunder. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto, and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

                    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer (where the Servicer is not the surviving entity and where such entity assumes all obligations of the Servicer, will be the successor of the Servicer under such Sale and Servic-ing Agreement or Pooling and Servicing Agreement.

          EVENT OF SERVICING TERMINATION

                    "Events of Servicing Termination" under each Sale and Servicing Agreement and Pooling and Servicing Agree-ment will consist of (i) any failure by the Servicer or the applicable Seller, as the case may be, to deliver to the Applicable Trustee for distribution to the Securityholders of the related series or for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or the applicable Seller, as the case may be, or after discovery by an officer of the Servicer or the applicable Seller, as the case may be; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agree-ment or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Appli-cable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than a majority in principal amount of such outstanding Notes or of such Certificate Balance;
          (iii) certain events of bankruptcy, receivership, insol-vency or similar proceedings and certain actions of the Servicer indicating its insolvency pursuant to bankrupt-cy, readjustment, receivership, conservatorship, insol-vency, marshalling of assets and liabilities or similar proceedings or its inability to pay its obligations as they become due (any such event with respect to any Person, an "Insolvency Event"); and (iv) such other events, if any, set forth in the related Prospectus Supplement.

          RIGHTS UPON EVENT OF SERVICING TERMINATION

                    In the case of any Trust that has issued Notes, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of principal amount of such Notes then outstanding (or if no Notes are outstanding, the Trustee or holders of Certificates of the related Series evidencing not less than a majority of principal amount of such Certificates then outstanding) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, where-upon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agree-ment remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the principal amount of such Certifi-cates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrange-ments. If, however, a receiver or similar official has been appointed for the Servicer, and no Event of Servic-ing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compen-sation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

          WAIVER OF PAST EVENTS OF SERVICING TERMINATION

                   With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Event of Servicing Termination which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Event of Servicing Termination under the relat-ed Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribu-tion Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Event of Servicing Termination under the related Sale and Servic-ing Agreement or Pooling and Servicing Agreement, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

          AMENDMENT

                    Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificatehold-ers; provided that such action will not, in the opinion of counsel (which may be an employee of a Seller, the Servicer or any of their affiliates) satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder, and provided that an opinion of counsel as to certain tax matters is deliv-ered, if required. The Transfer and Servicing Agreements may also be amended by the Sellers, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majori-ty of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collec-tions of payments on the related Receivables or distribu-tions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amend-ment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series, and provided that an opinion of counsel as to certain tax matters is delivered, if required.

          INSOLVENCY EVENT OR DISSOLUTION


                    With respect to a Trust that is not a grantor trust, if so specified in a Prospectus Supplement, if an Insolvency Event or a dissolution occurs with respect to NAFC, the related Receivables of such Trust will be liquidated and the Trust will be terminated
          90 days after the date of such Insolvency Event or disso-lution, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) the Noteholders (other than NAFC) of Notes of such series representing a majority of the aggregate unpaid principal amount of each class of all such Notes and the right to receive interest thereon, (ii) the Certificate-holders (other than NAFC) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of each class of Certifi-cates and the right to receive interest, and (iii) not less than a majority of the holders (other than NAFC) of certain interests, if any, in the Reserve
          Account, the Servicer, and other holder of a right to receive distributions from the Trust (other than NAFC and other than the fees paid to the Trust and the Servicer), and any other person specified in a Prospectus
          Supplement with respect to such Trust, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust and in connec-tion therewith, the related Trustee (x) appoints an entity acceptable to NationsBank Corporation to acquire an interest in such Trust and to act as a substitute
          "general partner" for federal income tax purposes and (y) obtains an opinion of counsel that such Trust will there-after not be classified as an association taxable as a corporation for federal income tax and applicable state tax purposes. Promptly after the occurrence of an Insol-vency Event or a dissolution with respect to NAFC, notice thereof is required to be given to such Noteholders, Certificateholders and holders of interests in the Reserve Account; provided that any failure to give such required notice will not prevent or delay termina-tion of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Inden-ture Trustee to, promptly sell the assets of such Trust
          (other than the Trust Accounts and the Certificate Dis-tribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receiv-ables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Note Payment Account (if any) and the Certificate Distri-bution Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.


                    Each Trust Agreement will provide that the applica-ble Trustee does not have the power to commence a volun-tary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certif-icateholders (including the Sellers) of such Trust and the delivery to such Trustee by each such Certificate-holder (including the Sellers) of a certificate certify-ing that such Certificateholder reasonably believes that such Trust is insolvent.

          PAYMENT OF NOTES

                    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certifi-cateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.


          NAFC LIABILITY

                    Under each Trust Agreement, NAFC will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certifi-cateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrange-ment created a partnership under the Delaware Revised Uniform Limited Partnership Act in which NAFC acted as general partner.


          TERMINATION

                    With respect to each Trust, the obligations of the Servicer, the Sellers, the related Trustee and the relat-ed Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receiv-ables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

                    In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collec-tion Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 5% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Bal-ance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.


                    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with the event specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.


          ADMINISTRATION AGREEMENT

                    The entity acting as Servicer, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, the Servicing Fee will provide compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

          RIGHTS IN THE RECEIVABLES

                    The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Sellers will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of North Carolina, Texas, Georgia and Florida to perfect the interest of the Trust in its purchase of the Receivables from the Sellers.

                    Pursuant to the Transfer and Servicing Agreements, NSI will hold the Receivables and the Receivable Files as custodian for the Trustee following the sale and assign-ment of the Receivables to the Trust. The Sellers will take such action as is required to perfect the rights of the Trustee in the Receivables (subject to the following two paragraphs). The Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Trust; however, the Servicer, the Sellers and their respective affiliates will indicate in their computer records that the Receivables have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receiv-ables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receiv-ables superior to the interest of the Trust.

                    As part of its normal operating procedures since at least 1979 until January 4, 1996, after receiving Motor Vehicle Loan documents from Dealers and after reviewing those documents, NationsBank, N.A. has microfilmed the manually signed original Motor Vehicle Loan document and then destroyed the manually signed original document; however, certificates of title were not destroyed as part of these procedures. The applicable Prospectus Supplement will identify the percentage of Receivables contributed by NationsBank, N.A. by principal balance as of the applicable Cut-Off date. The lack of manually signed original documents has not materially impaired
          NationsBank, N.A.'s enforcement of its rights under the Motor Vehicle Loans.

                    It is possible however, that, in the event of a bankruptcy of a Dealer, a creditor of such Dealer or the bankruptcy trustee of such Dealer could assert that NationsBank, N.A., to the extent NationsBank, N.A. was relying solely on possession as a means of perfecting a first priority perfected ownership interest in the af-fected Receivable, no longer had a first priority per-fected ownership interest in such Receivable because it no longer had the manually signed original Receivable document as a result of its destruction of the manually signed original Receivable document. If successful, such assertion would render NationsBank, N.A. an unsecured creditor of the Dealer in bankruptcy and as a result, the transfer by NationsBank, N.A. to the Trust would be effective only to transfer such unsecured claim rather than a first priority perfected ownership interest in such Receivable. Historically, NationsBank, N.A. has perfected its interest in approximately 50% (by original principal balance) of its Motor Vehicle Loans by filing financing statements with respect to such Motor Vehicle Loans naming certain Dealers as debtors, although it has not been determined whether any such filings resulted in a first priority perfected ownership interest or a junior interest in any affected Receivable, and there can be no assurance that continuation statements with respect to such filings will be filed in the future. NationsBank, N.A. has agreed that if, after the bankruptcy of a Deal-er, the bankruptcy trustee of such Dealer or a creditor of such dealer asserts that NationsBank, N.A. did not have, or the Trust does not have, a first priority per-fected ownership interest in any Receivable acquired by NationsBank, N.A. from such Dealer and such assertion is related to NationsBank, N.A.'s practice of retaining original Motor Vehicle Loan documents only in microfilm form, NationsBank, N.A. will repurchase such Receivable from the Trust at the Purchase Amount. To NationsBank, N.A.'s knowledge, its interest in a Motor Vehicle Loan has never been challenged in a Dealer bankruptcy based on the lack of manually signed original Motor Vehicle Loan documents.

                    Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Re-ceivables and their proceeds.

          SECURITY INTERESTS IN VEHICLES

                    In all states in which the Receivables have been originated, retail motor vehicle installment sales con-tracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC"). Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originat-ed, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the applica-ble Seller's and the Servicer consent.

                   With respect to each Trust, pursuant to the related Dealer Agreement, the Dealer will assign its security interests in the Financed Vehicles securing the related Receivables to a Seller and, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agree-ment, the Sellers will assign their security interests in the Financed Vehicles securing such Receivables to the Trust. However, because of the administrative burden and expense, the Servicer, the Sellers and the Trust will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relat-ing to the Financed Vehicles. Also, NSI will hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receiv-ables."

                    In most states, assignments such as those under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust, togeth-er with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a Seller failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed
          Vehicles and holders of perfected security interests.
          Such a failure would constitute a breach of the Sellers' warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of the Sellers under such Sale and Servicing Agreement or Pooling and Servicing Agree-ment to repurchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables."
          By not identifying the Trust as the secured party on the certificate of title, the Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence.
          The Sellers will assign their rights under each Dealer Agreement to the related Trust.


                     Under the laws of most states, the perfected secu-rity interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the, certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security inter-est is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-regis-tration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-regis-tration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer e obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.


                    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security inter-est in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the con-fiscated motor vehicle. With respect to each Trust, the Sellers will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receiv-able. No notice will be given to the applicable Trustee or Certificateholders and any Indenture Trustee or Noteholders, if any, in the event such a lien arises or confiscation occurs.

          REPOSSESSION

                    In the event of default by vehicle purchasers, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The UCC remedies for a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surren-dered, self-help repossession is the method employed by the Servicer in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

          NOTICE OF SALE; REDEMPTION RIGHTS

                    In the event of default by the obligor, some juris-dictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession.
          Generally, this cure right may be exercised on a limited number of occasions in any one-year period.

                    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collat-eral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reason-able expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, a right to reinstatement by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the Servicer through automobile auctions which are attended principal-ly by dealers.

          DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

                    The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebt-edness of the obligor on the receivable. While some states impose prohibitions or limitations on the pursuit of deficiencies and deficiency judgments if the unpaid balance does not exceed a specified amount of the indebt-edness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repos-session. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

                    Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

               CONSUMER PROTECTION LAWS

                     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.
          These laws include the Truth-in Lending Act, the Equal
          Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Feder-al Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Soldiers and Sailors Civil Relief Act of 1940, and state motor vehicle retail installment sales acts, retail installment sales acts, state lemon laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer trans-actions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receiv-ables.

                    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller
          (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

                    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receiv-able. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be li-censed to sell motor vehicles at retail sale. Further-more, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Sellers' representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the related Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements Sale and Assignment of the Receivables."

                    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equita-ble principles may have the effect of relieving an obli-gor from some or all of the legal consequences of a default.

                    In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the credi-tor do not involve sufficient state action to afford constitutional protection to consumers.

                    The Sellers will warrant under the applicable Sale and Servicing Agreement or Pooling and Servicing Agree-ment that each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of warranty under the related Sale and Servicing Agreement or Pooling and Servicing Agree-ment and would create an obligation of the applicable
          Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements Sale and Assignment of the Receivables."

          OTHER LIMITATIONS

                    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provi-sions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unse-cured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                       FEDERAL INCOME TAX CONSEQUENCES

                    The following is a general summary of material anticipated federal income tax consequences of the pur-chase, ownership and disposition of the Notes and the Certificates of a series. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be sub-ject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment compa-nies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates of any series.


                    The following summary is based upon current provi-sions of the Internal Revenue Code of 1986, as amended
          (the "Code"), the Treasury regulations promulgated there-under and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Skadden, Arps, Slate, Meagher & Flom, special federal tax counsel to such Trust, or such other counsel to the applicable Trust specified in the related Pro-spectus Supplement ("Special Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purpos-es of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certifi-cates and related terms, parties and documents applicable to such Trust.

                    The federal income tax consequences to Certificate-holders will vary depending on whether the Trust is intended to be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, or whether the Trust will be treated as a FASIT.
          The Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership, as a grantor trust, or as a FASIT.


          SCOPE OF THE TAX OPINIONS


                     Unless a Trust is intended to qualify as a FASIT
          (if legislation creating FASITs is enacted), Special
          Tax Counsel will, upon issuance of a series of Notes and/or Certificates, deliver its opinion that the applicable Trust will not be classified as an associ-ation (or publicly traded partnership) taxable as a corporation for federal income tax purposes.
          Further, with respect to each series of Notes, Special Tax Counsel will opine that the Notes will be classified as debt for federal income tax purposes. In the event that a Trust is intended to qualify as a FASIT, Special Tax Counsel will render an opinion that the Trust will so qualify. Any such opinion will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the related Trust and issuance of Secu-rities.


                    In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the
          heading "Summary   Tax Status" relating to federal income
          tax matters and under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partner-ship or a grantor trust, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circum-stances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to con-sult its own tax advisers with regard to the tax conse-quences to it of investing in the Certificates.

                             ERISA CONSIDERATIONS

                    ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underly-ing assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified rela-tionships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). More-over, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiducia-ries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Viola-tion of these rules may result in the imposition of an excise tax or penalty.

                    A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any Securities of a series could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "ERISA Consider-ations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Securities offered thereby.

                    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in Securi-ties of any series without regard to the factors de-scribed herein and under "ERISA Considerations" in the related Prospectus Supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                    Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan investing in Securities issued by the Trust. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor ("DOL"),
          29 C.F.R. SECTION 2510.3-101, the assets of the Trust would be treated as plan assets of a Plan for purposes of ERISA and the Code only if the Plan acquires an "Equity Inter-est" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity
          Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Certificates will most likely be deemed Equity Interests for purposes of ERISA.
          It should be noted, however, as discussed below, that the purchase of Notes by a Plan may also give rise to poten-tial prohibited transactions, and all prospective inves-tors should review the discussion herein with their legal advisors

          CERTIFICATES ISSUED BY TRUSTS THAT ISSUE ONLY CERTIFI-
          CATES

                    The ERISA considerations that apply with respect to Securities issued by a Trust differ depending on whether the Trust issuing the Securities (i) issues both Notes and Certificates or (ii) issues only Certificates. The discussion in this section " Certificates Issued by Trusts That Issue Only Certificates" applies only with respect to Certificates issued by a Trust that issues only Certificates.

                    Senior Certificates. The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

                    Except to the extent otherwise specified in the related Prospectus Supplement, the DOL has issued an individual exemption, Prohibited Transaction Exemption 93-31, to NationsBank Corporation and its affiliates as one or more of the underwriters of the Senior Certifi-cates (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provi-sions of Section 406 of ERISA and the excise taxes im-posed on such prohibited transactions pursuant to Sec-tions 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial pur-chase, holding and subsequent resale by Plans of certifi-cates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate [simple interest] retail motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan from the applicable under-writers, provided that specified conditions (certain of which are described below) are met. The Sellers believe that the Exemption will apply to the acquisition and holding of the Senior Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

                    The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acqui-sition of the Senior Certificates by a Plan to be eligi-ble for the exemptive relief thereunder:

                    (1) the acquisition of the Senior Certificates
               by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                    (2) the rights and interests evidenced by the
               Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                    (3) the Senior Certificates acquired by the
               Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four Rating Agencies;

                    (4) the Trustee is not an affiliate of any
               other member of the "Restricted Group," which con-sists of the applicable underwriters, the Sellers, the Servicer, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamor-tized principal balance of the assets of the Trust as of the date of initial issuance of the Senior Certificates, and any affiliate of such parties;

                    (5) the sum of all payments made to and re-
               tained by the applicable underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates. The sum of all payments made to and retained by the Sellers pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer services under the Agreement and reim-bursement of the Servicer reasonable expenses in connection therewith; and

                    (6) the Plan investing in the Senior Certifi-
               cates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

               Because the rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordi-nated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Senior Certificates that they be rated in the highest rating category by a Rating Agency. A fidu-ciary of a Plan contemplating purchasing a Senior Certif-icate must make its own determination that at the time of such acquisition, the Senior Certificates continue to satisfy the third general condition set forth above. The Sellers and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contem-plating purchasing a Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Senior Certificates.

               In addition the Trust must satisfy the following requirements:

                    (a) the corpus of the Trust must consist solely
               of assets of the type which have been included in other investment pools,

                    (b) certificates in such other investment pools
               must have been rated in one of the three highest generic rating categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of Senior Certificates, and

                    (c) certificates evidencing interests in such
               other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certifi-cates.

                    If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or hold-ing of the Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisi-tion or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Senior Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Senior Certificates in the initial issuance of Senior Certificates between the Sellers or Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Senior Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person. The Sellers expect such specific conditions to be satisfied with respect to the issuance of Senior Certificates.

                    The Exemption also applies to transactions in con-nection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, invest-ing Plans before their purchase of Senior Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Agreement. See "Description of the Transfer and Servicing Agreements" herein and in the related Prospec-tus Supplement.

                    The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain speci-fied relationships to such a person) solely as a result of such Plan's ownership of Senior Certificates.

                    Any Plan fiduciary considering whether to purchase a Senior Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicabili-ty of the Exemption and other applicable issues and whether the Senior Certificates are an appropriate in-vestment for a Plan under ERISA and the Code.

                    Pre-Funding Accounts. The Exemption in its current form [does not apply with respect to Pre-Funding Ac-counts. However, the DOL has under consideration a proposal to amend the Exemption to extend its application to Pre-Funding Accounts. If the Exemption does not apply to Pre-Funding Accounts, assets held in any Pre-Funding Account maintained in connection with a Trust that issues only Certificates could be deemed to be Plan assets, which could give rise to prohibited transaction liabili-ty. Investors considering the purchase of Senior Certif-icates issued by a Trust that maintains a Pre-Funding
          Account should consult with their legal advisors concern-ing this issue.]

                    Subordinated Certificates. The following discussion applies only to subordinated Certificates (referred to herein as "Subordinated Certificates") issued by a Trust that does not issue Notes.

                    Because the Subordinated Certificates are subordi-nate interests, the Exemption will not apply to exempt the purchase and subsequent holding of the Subordinated Certificates by or on behalf of a Plan from the prohibit-ed transaction provisions of ERISA and the Code. However, certain other administrative exemptions may be available with respect to the purchase and subsequent holding of the Subordinated Certificates by or on behalf of a Plan. These exemptions include PTE 95-60, which applies to certain transactions involving insurance company general accounts, PTE 90-1, which applies to certain transactions involving insurance company pooled separate accounts, PTE 91-38, which applies to certain transactions involving bank collective investment funds, and PTE 84-14, which applies to certain transactions entered into on behalf of a Plan by qualified professional asset managers.

                    PTE 95-60 in particular, among other things, pro-vides an exemption for transactions in connection with the servicing, management, and operation of a trust in which an insurance company general account has an inter-est as a result of its acquisition of certificates issued by the trust. PTE 95-60 would apply to the acquisition of the Class B Certificates issued by the Trust provided that certain conditions are met, including the require-ment that the Trust is described in and otherwise meets the requirements of an "underwriter exemption," such as PTE 93-31, other than the requirements relating to the nonsubordination and rating of the Subordinated Certifi-cates. Accordingly, an insurance company may acquire the Subordinated Certificates on behalf of its general ac-count if the conditions of PTE 95-60 are otherwise satis-fied.

                    Any Plan fiduciary considering the purchase of a Subordinated Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of any such exemption from the prohibited transaction rules, other relevant issues, and whether the Subordinated Certificates would be an appropriate invest-ment for the Plan under ERISA and the Code.

                    Each investor purchasing the Subordinated Certifi-cates by or on behalf of a Plan will be deemed to have represented that an exemption from the prohibited trans-action rules applies such that the acquisition and subse-quent holding of the Subordinated Certificates by or on behalf of such Plan will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code by reason of the appli-cation of one or more statutory or administrative exemp-tions from the prohibited transaction rules.

          SECURITIES ISSUED BY TRUSTS THAT ISSUE BOTH NOTES AND
          CERTIFICATES

                    The discussion in this section " Securities Issued by Trusts That Issue Both Notes and Certificates" applies only to Securities issued by a Trust that issues both
          Notes and Certificates.

                    The Notes. The Sellers believe that the Notes of any series should be treated as indebtedness without substantial equity features for purposes of the Plan
          Assets Regulation. However, without regard to whether the Notes of a series are treated as an Equity Interest for such purposes, the acquisition or holding of such Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable Trust, Trustee, Indenture Trustee, any holder of the Certificates of such series or any of their respective affiliates, is or becomes a Party in Interest or a Dis-qualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. Included among these exemptions are PTCE 90-1,which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, PTCE 91-38, and PTCE 84-14, as described above.

                    The Certificates.    Because the Certificates issued
          by a Trust that also issues Notes will most likely be treated as Equity Interests under the Plan Assets Regula-tion, such Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any Federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. SECTION 2510.3-101), or (v) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (v), any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor").

                    In addition, investors other than Plan Investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related Notes without being covered by one or more of the exemptions described above in "The Notes."


          GENERAL INVESTMENT CONSIDERATIONS

                    Prospective investors who are Plan Investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any Securities of a series with respect to such investors' specific circumstances.
          Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiducia-ry standards of investment procedure and diversification an investment in any Securities of a series is appropri-ate for the Plan, taking into account the overall invest-ment policy of the Plan and the composition of the Plan's investment portfolio.

                             PLAN OF DISTRIBUTION

                    On the terms and conditions set forth in an under-writing agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Sellers will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to pur-chase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supple-ment.

                    In each of the Underwriting Agreements with respect to any given series of Securities, the several underwrit-ers will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certifi-cates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

                    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related
          Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such con-cessions may be changed.

                    The Sellers and the Servicer will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

                    Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from one or more of the Sell-ers.

                    Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting
          Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

                    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

                    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Sellers and the Servicer by Robert W. Long, Jr., Esq., Assistant General Counsel of NationsBank Corporation.
          Certain legal matters relating to the Securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom (or such other counsel specified in the related Prospectus Supplement). Certain federal income tax matters and other matters will be passed upon for the Sellers by Skadden, Arps, Slate, Meagher & Flom (or such other counsel specified in the Prospectus Supplement). Skadden, Arps, Slate, Meagher & Flom has represented and may in the future represent one or more of the Sellers.



                                     INDEX OF TERMS

                    Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:

          Additional Yield Supplement Amount  . . . . . . . . .  11
          Administration Agreement  . . . . . . . . . . . . . .  60
          Administrator . . . . . . . . . . . . . . . . . . . .  60
          Advance . . . . . . . . . . . . . . . . . . . . . . 12,51
          Advance Reserve Withdrawal  . . . . . . . . . . . . 12,51
          Applicable Trustee  . . . . . . . . . . . . . . . . .  43
          Balloon Receivables . . . . . . . . . . . . . . . . .  25
          Bank  . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Banks . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Base Rate . . . . . . . . . . . . . . . . . . . . . .  38
          Basic Documents . . . . . . . . . . . . . . . . . . .  35
          BHCA  . . . . . . . . . . . . . . . . . . . . . . . .  29
          Book-Entry Certificates . . . . . . . . . . . . . . .  42
          Book-Entry Notes  . . . . . . . . . . . . . . . . . .  42
          Book-Entry Securities . . . . . . . . . . . . . . . .  42
          Calculation Agent . . . . . . . . . . . . . . . . . .  38
          Calculation Date  . . . . . . . . . . . . . .  39, 40, 42
          CD Rate . . . . . . . . . . . . . . . . . . . . . . .  38
          CD Rate Determination Date  . . . . . . . . . . . . .  38
          CD Rate Security  . . . . . . . . . . . . . . . . . .  38
          CDs (Secondary Market)  . . . . . . . . . . . . . . .  38
          Cede  . . . . . . . . . . . . . . . . . . . . . . . . . 9
          Cedel . . . . . . . . . . . . . . . . . . . . . . . .  42
          Cedel Participants  . . . . . . . . . . . . . . . . .  43
          Certificate Balance . . . . . . . . . . . . . . . . . . 8
          Certificate Distribution Account  . . . . . . . . . .  49
          Certificate Owners  . . . . . . . . . . . . . . . . . . 3
          Certificate Pool Factor . . . . . . . . . . . . . . .  29
          Certificate Rate  . . . . . . . . . . . . . . . . . . . 8
          Certificateholders  . . . . . . . . . . . . . . . . . . 3
          Certificates  . . . . . . . . . . . . . . . . . . . . . 1
          Certificates of Deposit . . . . . . . . . . . . . . .  39
          Closing Date  . . . . . . . . . . . . . . . . . . . . . 5
          Code  . . . . . . . . . . . . . . . . . . . . . .  14, 64
          Collection Account  . . . . . . . . . . . . . . . . .  49
          Collection Period . . . . . . . . . . . . . . . . . .  50
          Commercial Paper  . . . . . . . . . . . . . . . . . .  39
          Commercial Paper Rate . . . . . . . . . . . . . . . .  39
          Commercial Paper Rate Determination Date  . . . . . .  39
          Commercial Paper Rate Security  . . . . . . . . . . .  38
          Commission  . . . . . . . . . . . . . . . . . . . . . . 3
          Composite Quotations  . . . . . . . . . . . . . . . .  38
          Contract Rate . . . . . . . . . . . . . . . . . . . .  48
          Dealer Agreements . . . . . . . . . . . . . . . . . .  23
          Dealers . . . . . . . . . . . . . . . . . . . . . . . . 6
          Defaulted Receivable  . . . . . . . . . . . . . . . .  51
          Definitive Certificates . . . . . . . . . . . . . . .  45
          Definitive Notes  . . . . . . . . . . . . . . . . . .  45
          Definitive Securities . . . . . . . . . . . . . . . .  45
          Deposit Date  . . . . . . . . . . . . . . . . . . . .  50
          Depositaries  . . . . . . . . . . . . . . . . . . . .  42
          Depository  . . . . . . . . . . . . . . . . . . . . .  31
          Determination Date  . . . . . . . . . . . . . . . . .  53
          DFSG  . . . . . . . . . . . . . . . . . . . . . . . .  24
          Disqualified Persons  . . . . . . . . . . . . . . . .  65
          Distribution Date . . . . . . . . . . . . . . . . . .  37
          DOL . . . . . . . . . . . . . . . . . . . . . . . . .  66
          DTC . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          DTC's Nominee . . . . . . . . . . . . . . . . . . . . . 9
          Eligible Deposit Account  . . . . . . . . . . . . . .  50
          Eligible Institution  . . . . . . . . . . . . . . . .  50
          Equity Interest . . . . . . . . . . . . . . . . . . .  66
          ERISA . . . . . . . . . . . . . . . . . . . . . . . .  14
          Euroclear . . . . . . . . . . . . . . . . . . . . . .  44
          Euroclear Operator  . . . . . . . . . . . . . . . . .  44
          Euroclear Participants  . . . . . . . . . . . . . . .  44
          Euroclear System  . . . . . . . . . . . . . . . . . .  44
          Events of Default . . . . . . . . . . . . . . . . . .  33
          Events of Servicing Termination . . . . . . . . . . .  56
          Exemption . . . . . . . . . . . . . . . . . . . . . .  66
          Excluded Plan . . . . . . . . . . . . . . . . . . . .  68
          FDIC  . . . . . . . . . . . . . . . . . . . . . . . .  17
          Federal Funds Rate  . . . . . . . . . . . . . . . . .  40
          Federal Funds Rate Determination Date . . . . . . . .  40
          Federal Funds Rate Security . . . . . . . . . . . . .  38
          Final Scheduled Maturity Date . . . . . . . . . . . .  12
          Financed Vehicles . . . . . . . . . . . . . . . . . . . 5
          FIRREA  . . . . . . . . . . . . . . . . . . . . . . .  17
          Fixed Rate Securities . . . . . . . . . . . . . . . .  37
          Floating Rate Securities  . . . . . . . . . . . . . .  37
          FTC Rule  . . . . . . . . . . . . . . . . . . . . . .  63
          Funding Period  . . . . . . . . . . . . . . . . . . . . 8
          H.15(519) . . . . . . . . . . . . . . . . . . . . . .  38
          Indenture . . . . . . . . . . . . . . . . . . . . . . . 7
          Indenture Trustee . . . . . . . . . . . . . . . . . . . 1
          Index Maturity  . . . . . . . . . . . . . . . . . . .  38
          Indirect Participants . . . . . . . . . . . . . . . .  42
          Initial Cut-Off Date  . . . . . . . . . . . . . . . . . 5
          Initial Pool Balance  . . . . . . . . . . . . . . . .  59
          Initial Receivables . . . . . . . . . . . . . . . . . . 5
          Insolvency Event  . . . . . . . . . . . . . . . . . .  57
          Interest Reset Date . . . . . . . . . . . . . . . . .  38
          Interest Reset Period . . . . . . . . . . . . . . . .  38
          Investment Earnings . . . . . . . . . . . . . . . . .  50
          IRS . . . . . . . . . . . . . . . . . . . . . . . . .  64
          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . 5
          LIBO  . . . . . . . . . . . . . . . . . . . . . . . .  40
          LIBOR . . . . . . . . . . . . . . . . . . . . . . . .  40
          LIBOR Determination Date  . . . . . . . . . . . . . .  40
          LIBOR Security  . . . . . . . . . . . . . . . . . . .  38
          London Banking Day  . . . . . . . . . . . . . . . . .  40
          Money Market Yield  . . . . . . . . . . . . . . . . .  39
          Motor Vehicle Loans . . . . . . . . . . . . . . . . .  24
          NAFC .  . . . . . . . . . . . . . . . . . . . . . .  6,11
          NationsBank South . . . . . . . . . . . . . . . . . . . 5
          NationsBank Texas . . . . . . . . . . . . . . . . . . . 5
          Note Interest Rate  . . . . . . . . . . . . . . . . . . 7
          Note Payment Account  . . . . . . . . . . . . . . . .  49
          Note Pool Factor  . . . . . . . . . . . . . . . . . .  29
          Noteholders . . . . . . . . . . . . . . . . . . . . . . 3
          Notes . . . . . . . . . . . . . . . . . . . . . . . . . 1
          NSI . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Obligors  . . . . . . . . . . . . . . . . . . . . . .  23
          Participants  . . . . . . . . . . . . . . . . . . . 31,42
          Parties in Interest . . . . . . . . . . . . . . . . .  65
          Permitted Investments . . . . . . . . . . . . . . . .  50
          Plan  . . . . . . . . . . . . . . . . . . . . . . . .  65
          Plan Assets Regulation  . . . . . . . . . . . . . . .  66
          Plan Investor . . . . . . . . . . . . . . . . . . . .  69
          Pool Balance  . . . . . . . . . . . . . . . . . . . .  29
          Pooling and Servicing Agreement . . . . . . . . . . . . 5
          Prospectus Supplement . . . . . . . . . . . . . . . . . 1
          Purchase Amount . . . . . . . . . . . . . . . . . . .  49
          Rating Agencies . . . . . . . . . . . . . . . . . . .  35
          Receivable File . . . . . . . . . . . . . . . . . . .  49
          Receivables . . . . . . . . . . . . . . . . . . . .  1, 5
          Receivables Pool  . . . . . . . . . . . . . . . . . .  23
          Registration Statement  . . . . . . . . . . . . . . . . 3
          Required Initial Yield Supplement Amount  . . . . . .  11
          Required Subsequent Yield Supplement Amount . . . . .  11
          Required Rate . . . . . . . . . . . . . . . . . . . .  11
          Required Yield Supplement Amount  . . . . . . . . . .  11
          Reserve Account . . . . . . . . . . . . . . . . . . .  54
          Restricted Group  . . . . . . . . . . . . . . . . . .  67
          Reuters Screen LIBO Page  . . . . . . . . . . . . . .  40
          Rules . . . . . . . . . . . . . . . . . . . . . . . .  43
          Sale and Servicing Agreement  . . . . . . . . . . . . . 5
          Securities  . . . . . . . . . . . . . . . . . . . . . . 1
          Securities Act  . . . . . . . . . . . . . . . . . . . . 3
          Securityholders . . . . . . . . . . . . . . . . . . .  10
          Seller  . . . . . . . . . . . . . . . . . . . . . .  1, 5
          Sellers . . . . . . . . . . . . . . . . . . . . . .  1. 5
          Senior Certificates . . . . . . . . . . . . . . . . .  66
          Servicer  . . . . . . . . . . . . . . . . . . . . .  1, 5
          Servicer Fee  . . . . . . . . . . . . . . . . . . . .  53
          Servicing Fee . . . . . . . . . . . . . . . . . . . .  52
          Servicing Fee Rate  . . . . . . . . . . . . . . . . .  52
          Simple Interest Receivables . . . . . . . . . . . . .  25
          Special Tax Counsel . . . . . . . . . . . . . . . . .  65
          Spread  . . . . . . . . . . . . . . . . . . . . . . .  38
          Spread Multiplier . . . . . . . . . . . . . . . . . .  38
          Statistical Release H.15(519) . . . . . . . . . . . .  38
          Strip Certificates  . . . . . . . . . . . . . . . . . . 9
          Strip Notes . . . . . . . . . . . . . . . . . . . . . . 7
          Subordinated Certificates . . . . . . . . . . . . . .  68
          Subsequent Receivables  . . . . . . . . . . . . . .  1, 6
          Subsequent Transfer Date  . . . . . . . . . . . . . .  47
          Supplemental Servicing Fee  . . . . . . . . . . . . .  52
          Terms and Conditions  . . . . . . . . . . . . . . . .  44
          Transfer and Servicing Agreements . . . . . . . . . .  47
          Treasury bills  . . . . . . . . . . . . . . . . . . .  41
          Treasury Rate . . . . . . . . . . . . . . . . . . . .  41
          Treasury Rate Determination Date  . . . . . . . . . .  41
          Treasury Rate Security  . . . . . . . . . . . . . . .  38
          Trust . . . . . . . . . . . . . . . . . . . . . . .  1, 5
          Trust Accounts  . . . . . . . . . . . . . . . . . . .  49
          Trust Agreement . . . . . . . . . . . . . . . . . . . . 5
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . 1
          UCC . . . . . . . . . . . . . . . . . . . . . . .  16, 61
          Underwriting Agreements . . . . . . . . . . . . . . .  70
          Yield Supplement Account  . . . . . . . . . . . .  11, 54
          Yield Supplement Agreement  . . . . . . . . . . . . .  11
          Yield Supplement Amount . . . . . . . . . . . . .  11, 55
          Yield Supplement Initial Deposit  . . . . . . . . . .  11




                              TABLE OF CONTENTS

                                                               Page

          REPORTS TO SECURITYHOLDERS  . . . . . . . . . . . . .   3

          AVAILABLE INFORMATION   . . . . . . . . . . . . . . .   3

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . .   3

          SUMMARY . . . . . . . . . . . . . . . . . . . . . . .   5

          RISK FACTORS  . . . . . . . . . . . . . . . . . . . .  16

          THE TRUSTS  . . . . . . . . . . . . . . . . . . . . .  23

          THE RECEIVABLES POOLS . . . . . . . . . . . . . . . .  24

          MATURITY AND PREPAYMENT CONSIDERATIONS  . . . . . . .  27

          POOL FACTORS AND TRADING INFORMATION  . . . . . . . .  29

          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . .  29

          THE BANKS, NATIONSBANK CORPORATION AND NAFC . . .  29

          THE SERVICER  . . . . . . . . . . . . . . . . . . . .  30

          DESCRIPTION OF THE NOTES  . . . . . . . . . . . . . .  30

          DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . .  36

          DESCRIPTION OF FIXED AND FLOATING RATE OPTIONS  . . .  37

          BOOK-ENTRY AND DEFINITIVE SECURITIES;
          REPORTS TO SECURITYHOLDERS  . . . . . . . . . . . . .  42

          DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS   47

          CERTAIN LEGAL ASPECTS OF THE RECEIVABLES  . . . . . .  60

          FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . .  64

          ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . .  65

          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . .  70

          LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . .  71



[FLAG]
The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the security such e


                  SUBJECT TO COMPLETION, DATED _____ __, 199_
OWNER TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated           , 1996)
                       $



                       NATIONSBANK AUTO OWNER TRUST 199
             $                  % [CLASS A-1] ASSET BACKED NOTES
         [$                  % FLOATING RATE CLASS A-2 ASSET BACKED NOTES]
                [$                  % CLASS A-3 ASSET BACKED NOTES]
                  [$         % [CLASS C- ] ASSET BACKED CERTIFICATES]
                  [$         % [CLASS C- ] ASSET BACKED CERTIFICATES]


                               [NationsBank Logo]

                               NATIONSBANK, N.A
                           NATIONSBANK, N.A. (SOUTH
                           NATIONSBANK OF TEXAS, N.A

                                    SELLERS
                               NATIONSBANK, N.A
                                   SERVICER


     The NationsBank Auto Owner Trust 199 - (the "Trust") will be
governed by a Trust Agreement, to be dated as of      , 199 , among
NationsBank, N.A., NationsBank, N.A. (South), NationsBank of Texas,
N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers"
     and the "Banks") and       , as Owner Trustee.  The Trust will issue $
aggregate initial principal amount of [Class A-1]    % Asset
Backed Notes (the "[Class A-1] Notes")[, $     aggregate initial
principal amount of Class A-2 Floating Rate Asset Backed Notes (the
"Class A-2 Notes") and $       aggregate initial principal amount of
Class A-3    % Asset Backed Notes (the "Class A-3 Notes" and, together
with the Class A-1 Notes and the Class A-2 Notes, the "Notes")]
pursuant to an Indenture to be dated as of          , 199  , between
the Trust and       , as Indenture
                                         (continued on following page)

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE
     INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-
      HEREIN AND ON PAGE    OF THE ACCOMPANYING PROSPECTUS.  THE
       NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REP-
        RESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO
          NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND
            ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL
              DEPOSIT INSURANCE CORPORATION, ANY GOVERN-
                MENTAL AGENCY, ANY OF THE SELLERS, THE
                  SERVICER OR NATIONSBANK CORPORATION
                       OR ANY OF THEIR RESPECTIVE
                             AFFILIATES.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
               OR THE PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                                                       PROCEEDS TO
                            PRICE TO    UNDERWRITING    THE SELLER
                           PUBLIC (1)     DISCOUNT        (1)(2)
 Per [Class A-1] Note  .       %              %             %


 [Per Class A-2 Note . .       %              %             %]
 [Per Class A-3 Note . .       %              %             %]
 [Per Certificate  . . .       %              %             %]

 Total . . . . . . . . .  $             $              $
(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .


     The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about the Closing Date [and that delivery of the Certificates will be made available in fully registered, certificated form in New York, New York, in each case] on or about the Closing Date.


      The date of this Prospectus Supplement is           , 199 .


(continued from previous page)

Trustee.  The Trust will also issue $  aggregate initial principle
balance of   % [Class C-  Asset Backed Certificates (the "Class C-
Certificates") and $     aggregate principal balance of  % Class C-  ]
Asset Backed Certificates ([collectively,] the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail motor vehicle installment sales contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies received thereunder after the related Cut-Off Date (as defined herein), which will be purchased by the Trust from the Seller on or prior to the Closing Date, [monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee] and certain other property, as more fully described herein. See "Summary The Trust Property" herein. [Additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") will be purchased by the Trust from the Seller from time
to time on or before      , 199 , from funds on deposit in the Pre-Funding
Account.] The Notes will be secured by the assets of the Trust pursuant to the Indenture. (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page __.)

     Interest on [the] [all classes of] Notes [other than the Class A-
2 Notes] will accrue at the fixed per annum interest rates specified
above.  [The Class A-2 Notes will accrue interest at a rate of    %
per annum for the period from the Closing Date through       199 .
Thereafter, the Class A-2 Notes will accrue interest at a per annum
rate equal to [LIBOR] plus    %.]  Interest on the Notes will
generally be payable [quarterly] on the      day of each [month] [
          ,      ,     and      ] (each, a "[Distribution] [Payment] Date"),
commencing       , 199 .  Interest will accrue from and including the
Closing Date (in the case of the first [Distribution] [Payment] Date), or from the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution]
[Payment] Date (each an "Interest Period").   [With respect to the
Class A-2 Rate, the "Index Maturity" for [LIBOR] will be [one month, in the case of monthly Payment Dates] [three months (in the case of quarterly Payment Dates)] and] the "Interest Reset Period" for such calculation will be the Interest Period. See "Description of Fixed and Floating Rate Options Floating Rate Securities" in the
Prospectus.] Principal on the Notes will be payable on each [Distribution] [Payment] Date to the extent described herein[;
however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full].


     The Certificates will represent [fractional undivided] interests in the Trust. Interest, to the extent of the Certificate Rate specified above, will be distributed to the Certificateholders on
[each Distribution Date] [the     day of each month (each, a
"Distribution Date"), commencing                , 199 ].  Principal,
to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the later of (i) the Distribution Date next succeeding the Distribution Date on
which the [Class A-1] Notes are paid in full and (ii) the   , 199
Distribution Date. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes [to the extent] [as] described herein. In addition, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NationsBanc Auto Funding Corporation ("NAFC"), distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes.
[Moreover, upon any downgrading or withdrawal by any Rating Agency of its rating of any class of Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full, unless such rating has been restored.]


     [The] [Class A-1] Notes will be payable in full on the
[Payment] [Distribution] Date[, the Class A-2 Notes will be payable in
full on the         [Payment] [Distribution] Date and the Class A-3
Notes will be payable in full on the         [Payment] [Distribution]
Date.  The final scheduled Distribution Date with respect to the
Certificates will be the         Distribution Date (the "Final
Scheduled Distribution Date"). However, payment in full of [the] [a class of] Notes or of the Certificates could occur earlier or later than such dates as described herein. In addition, the [Class A-3] Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 5% or less of the initial aggregate principal balance of the Receivables purchased by the Trust. [One or more classes of the Notes will be subject to partial mandatory redemption and the Certificates may be subject to partial mandatory prepayment, at a premium described herein, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).]

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

REPORTS TO SECURITYHOLDERS


     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Book-Entry and Definitive Securities;
Reports to Securityholders Book-Entry Registration" and " Reports to Securityholders" in the accompanying Prospectus (the "Prospectus").
Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The
Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on
Section 15(d) thereof until the Notes and the Certificates issued by the Trust are no longer outstanding.


     The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus. See "Available Information" in the Prospectus.



                             SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER  . . . . .   NationsBank Auto Owner Trust 199 - (the
                     "Trust" or the "Issuer"), a  Delaware
                     business trust to be formed by the Sellers
                     and the Trustee pursuant to a trust
                     agreement, (as amended, and supplemented
                     from time to time, the "Trust Agreement")
                     dated as of              , 199 , among the
                     Sellers and the Owner Trustee.

SELLER  . . . . .   NationsBank, N.A., NationsBank, N.A. (South)
                     ("NationsBank South") and NationsBank of
                     Texas, N.A. ("NationsBank Texas") (each a
                     "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER  . . . .   NationsBank, N.A., in its capacity as
                     servicer (the "Servicer").

INDENTURE TRUSTEE             , a         , as trustee under the
                     Indenture (the "Indenture Trustee").

OWNER TRUSTEE . .           , a           , as trustee under the
                     Trust Agreement (the "Owner Trustee").

THE NOTES . . . .   The Trust will issue [   %] Asset Backed
                     Notes (the "Notes") pursuant to an
                     Indenture to be dated as of           , 199
                     (as amended, modified and supplemented from
                     time to time, the "Indenture"), between the
                     Issuer and the Indenture Trustee[, as
                     follows: (1) Class A-1    % Asset-Backed
                     Notes (the "Class A-1 Notes") in the
                     aggregate initial principal amount of $
                         ; (2) Class A-2    [Floating Rate]
                     Asset Backed Notes (the "Class A-2 Notes")
                     in the aggregate initial principal amount
                     of $          ; and (3) Class A-3    %
                     Asset Backed Notes (the "Class A-3 Notes")
                     in the aggregate initial principal amount
                     of $         ].

                    The Notes will be secured by the assets of
                     the Trust pursuant to the Indenture.

                    The Notes will be available for purchase in
                     book entry form only in minimum
                     denominations of $1,000 and integral
                     multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders Definitive Securities" in the Prospectus.


THE CERTIFICATES    The Trust will issue           % [Class C-
                     Asset-Backed Certificates (and  % Class C- ]
                     Asset Backed Certificates ([collectively, ]
                     the "Certificates" and, together with the Notes,
                     the "Securities") with an aggregate initial
                     Certificate Balance of $          .  The Certificates
                     will represent [fractional undivided]
                     interests in the Trust and will be issued pursuant to the Trust Agreement.
                     $_________ aggregate principal amount of
                     Certificates will initially be held by [NB-
                     SPC] and are not offered hereby.

                    The Certificates will be available for
                     purchase in [book entry] [fully registered definitive] form only in minimum denominations of $1,000 and integral multiples thereof. The Certificateholders will not be entitled to receive Definitive Certificates except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders Definitive Securities" in the Prospectus. The rights of the Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to receive principal and interest on the Notes [to the extent] [as] described herein.


NATIONSBANC AUTO
FUNDING CORPORATION  NationsBanc Auto Funding Corporation, a Delaware
                         corporation ("NAFC"), is a limited purpose wholly owned subsidiary of NationsBank, N.A. NAFC has been formed for the limited purpose of purchasing a portion of the Certificates issued by the Trust, acting as the general partner of the Trust for federal income tax purposes and engaging in incidental activities. NAFC will purchase [ %] which amount shall be at least 1% of the Certificates issued by the Trust. Any Certificates purchased by NAFC have not been, and will not be, registered with the Commission and may not be offered pursuant to the Registration Statement.


THE TRUST PROPERTY   The property of the Trust (the "Trust
                         Property") includes a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the [Initial] Receivables after the close of business of the Servicer on
                                   , 1996 (the "[Initial] Cut-Off
                         Date") [and all monies received under
                         the Subsequent Receivables after the
                         close of business of the Servicer on
                         each applicable Subsequent Transfer
                         Date] and will also include: (i) such
                         amounts as from time to time are on
                         deposit in one or more accounts
                         maintained pursuant to the Sale and
                         Servicing Agreement to be dated as of
                               , 199 (as amended and supplemented
                         from time to time, the "Sale and
                         Servicing Agreement"), among the Trust,
                         the Sellers and the Servicer [and the
                         Collateral Agent], as described herein,
                         including the Reserve Account[, the
                         Yield Supplement Account][and the Pre-
                         Funding Account]; (ii) security
                         interests in the new and used
                         automobiles, vans and light-duty trucks
                         financed thereby (collectively, the
                         "Financed Vehicles") and any accessions
                         thereto; (iii) the Sellers' rights (if
                         any) to receive proceeds from claims
                         under certain insurance policies
                         covering the Financed Vehicles or the
                         obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) [certain rights of the Trust to receive payments pursuant to the Yield Supplement Agreement as described below;] (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) the rights of the Trust under the Sale and Servicing Agreement; and (ix) any and all proceeds of the foregoing.

THE RECEIVABLES .   On           , 199 (the "Closing Date"), the
                     Trust will purchase Receivables (the
                     "[Initial] Receivables") having an
                     aggregate principal balance (the "[Initial]
                     Pool Balance") of approximately $
                     as of        , 199  (the "[Initial] Cut-Off
                     Date") from the Sellers pursuant to a Sale
                     and Servicing Agreement.  As of the
                     [Initial] Cut-Off Date, the weighted
                     average annual percentage rate of the
                     [Initial] Receivables was approximately
                     %, the weighted average remaining maturity
                     of the [Initial] Receivables was
                     approximately    months and the weighted
                     average original maturity of the [Initial]
                     Receivables was approximately    months.

                    [On and following the Closing Date, pursuant
                     to the Sale and Servicing Agreement, the
                     Sellers will be obligated, subject only to
                     the availability thereof, to sell, and the
                     Trust will be obligated to purchase,
                     subject to the satisfaction of certain
                     conditions set forth therein, additional
                     Receivables (the "Subsequent Receivables")
                     from time to time during the Funding Period
                     having an aggregate principal balance equal
                     to approximately $          (such amount
                     being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date). The Sellers will designate as a cut-off date (each a "Subsequent Cut-Off Date") each date as of which payments in respect of particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Sellers (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables; Subsequent Receivables" herein.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require the Sellers to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "Description of the Transfer and Servicing Agreements Yield Supplement Account; Yield Supplement Agreement" herein.]

                     The [Initial] Receivables [and the
                         Subsequent Receivables] arise or will
                         arise from loans originated by Dealers
                         and purchased by the Sellers pursuant to
                         Dealer Agreements.  The [Initial]
                         Receivables have been selected[, and the
                         Subsequent Receivables will be
                         selected,] from the contracts owned by
                         Sellers based on the criteria specified
                         in the Sale and Servicing Agreement and
                         described herein and in the Prospectus.
                         No [Initial] Receivable has[, and no
                         Subsequent Receivable will have,] a
                         scheduled maturity later than       (the
                         "Final Scheduled Maturity Date")

                    [Subsequent Receivables may be originated by
                     the Dealers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]

                    The Receivable Pool may contain both Simple
                     Interest Receivables and Balloon
                     Receivables. See "The Receivables Pools,"
                     "Risk Factors General," " Subsequent
                     Receivables" and " Balloon Receivables;
                     Final Scheduled Payment Risk" in the
                     Prospectus.

                    The "Pool[/Pre-Funding] Balance" at any time
                     [will represent] [is the sum of (i)] the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Liquidation Proceeds, and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all [Realized Losses] during such Collection Period [(such amount, the "Pool Balance") and (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

TERMS OF THE NOTES   The principal terms of the Notes will be as
                         described below:

A.  [DISTRIBUTION] [PAYMENT]
DATES . . . . . .   Payments of interest and principal on the
                     Notes will be made [quarterly] on the
                     day of each [month] [      ,      ,
                     and      ] or, if any such day is not a
                     Business Day, on the next succeeding
                     Business Day (each, a "[Distribution]
                     [Payment] Date"), commencing           ,
                     199 .  [Under certain limited
                     circumstances, such payments will be made
                     monthly rather than quarterly.]  Payments
                     will be made to holders of record of the
                     Notes (the "Noteholders") as of the day
                     immediately preceding such [Distribution]
                     [Payment] Date or, if Definitive Notes are
                     issued, as of the     day of the preceding
                     month [(a "Record Date")].  A "Business
                     Day" is a day other than a Saturday, a
                     Sunday or a day on which banking
                     institutions or trust companies in The City of New York are authorized by law, regulation or executive order to be closed.

B.  NOTE INTEREST RATES       The [Class A-1] Notes will bear
                                   interest at the rate of    %
                                   per annum (the ["Note Interest
                                   Rate"] ["Class A-1 Rate"])



                                   [and the Class A-3 Notes will
                                   bear interest at the rate of
                                   % per annum (the "Class A-3
                                   Rate").  The rate of interest
                                   with respect to the Class A-2
                                   Notes (the "Class A-2 Rate"
                                   and, together with the Class
                                   A-1 Rate and the Class A-3
                                   Rate, the "Note Interest
                                   Rates") will be    % per annum
                                   for the period from the
                                   Closing Date to but excluding
                                   the first [Distribution]
                                   [Payment] Date, and will be
                                   equal to [LIBOR] for the
                                   applicable Interest Reset
                                   Period plus    % for each
                                   [Distribution] [Payment] Date
                                   thereafter[; provided that the
                                   Class A-2 Rate shall not
                                   exceed   % per annum]].

C.  INTEREST  . .   On each [Distribution] [Payment] Date, the
                     Indenture Trustee will distribute pro rata to Noteholders [of each class of Notes] accrued interest at the [applicable] Note Interest Rate generally to the extent of funds available following payment of the Servicing Fee from the Available Funds and the Reserve Account. Interest on the outstanding principal amount of the Notes [of each class] will accrue at the [applicable] Note Interest Rate from and including the Closing Date (in the case of the first [Distribution] [Payment] Date) or from and including the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [[Class A-1 Notes and] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] See "Description of the Notes Payments of Interest" herein.


D.  PRINCIPAL . .   Principal of the Notes will be payable
                     [quarterly] on each [Distribution]
                     [Payment] Date in an amount equal to [the
                     sum of] the Noteholders' Principal Payment
                     Amount for [each of] the [three] calendar
                     month[s] ([the] [each, a] "Collection
                     Period") preceding such [Distribution]
                     [Payment] Date (in the case of the first
                     [Distribution] [Payment] Date, including
                     the period from             , 199  to and
                     including             , 199 ) to the extent
                     of funds available therefor.  The
                     "Noteholders' Principal Payment Amount"
                     [with respect to a Collection Period] will
                     generally be the sum of (i) the
                     [Noteholders' Percentage of the] Regular
                     Principal (such "Regular Principal" being
                     the sum of (a) the principal portion of all
                     payments collected, and (b) the principal
                     balance of each Receivable purchased by the
                     Servicer, repurchased by the Sellers or
                     liquidated by the Servicer, each with
                     respect to [the preceding] [such]
                     Collection Period), plus (ii)   % of the
                     portion, if any, of the Available Funds for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the interest [due] [accrued] on the Notes, (c) the portion of the Regular Principal allocated to the Noteholders pursuant to clause (i), (d) the interest due on the Certificates, (e) the portion of the Regular Principal distributed to the Certificateholders as described below under "Description of the Certificates Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)] (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal"). [Or, state other method for determining the amount of principal to be paid on the Notes.]


                    On the Business Day immediately preceding
                     each Distribution Date (a "Determination
                     Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing
                     Agreements Distributions Allocation of
                     Collections on Receivables" in the
                     Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

                    Payments of principal on the Notes will be
                     made on each [Distribution] [Payment] Date in the amounts and subject to the priorities described in "Description of the Notes Payments of Principal" herein.

                    The outstanding principal amount of the
                     [Class A-1] Notes, to the extent not
                     previously paid, will be payable on
                      (the "[Class A-1] Final Scheduled
                     [Distribution] [Payment] Date")[, the
                     outstanding principal amount of the Class
                     A-2 Notes, to the extent not previously
                     paid, will be payable on               (the
                     "Class A-2 Final Scheduled [Distribution]
                     [Payment] Date") and the outstanding
                     principal amount of the Class A-3 Notes, to
                     the extent not previously paid, will be
                     payable on                   (the "Class
                     A-3 Final Scheduled [Distribution]
                     [Payment] Date")].

E.SIGNIFICANT
CHARACTERISTICS
OF CLASS _
NOTES . . . . . .   [Interest will accrue on the Class _ Notes
                     from [the Closing Date] but no interest
                     will be payable on the Class _ Notes until
                     [[the ____ Distribution] [Payment] Date]]
                     [the [Distribution] [Payment] Date on or
                     after which the Class _ Notes have been
                     paid in full].  [The Class _ Notes [do not
                     bear interest] [bear interest at a nominal
                     rate] and principal thereon is due and
                     payable on [and after] [the [Distribution]
                     [Payment] Date following the [Distribution]
                     [Payment] Date on or after which the Class
                     _ Notes have been paid in full] [each
                     [Distribution] [Payment] Date to the extent
                     that principal available to be paid on the
                     Class _ Notes exceeds the amount necessary
                     to reduce the outstanding principal balance
                     of the Class _ Notes to the [planned
                     balance] for such [Distribution] [Payment]
                     Date. [No principal is payable with respect
                     to the Class _ Notes.  The Class _ Notes
                     are entitled only to interest on the
                     [nominal] [notional] amount thereof, as
                     described above under "Principal."]   As a
                     result the yield to maturity on the Class _
                     Notes will be particularly sensitive to the rate and timing of repayment, repurchase and defaults on the Receivables.] [See "Risk Factors" and "The Receivables Pool -- Weighted Average Life of the Securities."]

F.  OPTIONAL
REDEMPTION          The [Class A-3] Notes will be
                     redeemed in whole, but not in
                     part, on any Distribution Date
                     [after all the other classes
                     of Notes have been paid in
                     full] on which the Servicer
                     exercises its option to
                     purchase the Receivables,
                     which can occur after the Pool
                     Balance declines to 5% or less
                     of the Initial Pool Balance,
                     at a redemption price at least
                     equal to the unpaid principal
                     amount of the [Class A-3]
                     Notes plus accrued and unpaid
                     interest thereon.  See
                     "Description of the
                     Notes Optional Redemption"
                     herein.  The "Initial Pool
                     Balance" will equal [the sum
                     of (i)] the aggregate
                     principal balance of the
                     [Initial] Receivables as of
                     the [Initial] Cut-Off Date
                     [plus (ii) the aggregate
                     principal balances of all
                     Subsequent Receivables added
                     to the Trust on or prior to
                     such date as of their
                     respective Subsequent Cut-Off
                     Dates].

[G.  MANDATORY
REDEMPTION FROM
PRE-FUNDING ACCOUNT [The] [A class or classes of] Notes
                     then outstanding will be
                     redeemed in part on the
                     Distribution Date on or
                     immediately following the last
                     day of the Funding Period in
                     the event that amounts remain
                     on deposit in the Pre-Funding
                     Account after giving effect to
                     the purchase of all
                     Receivables, including any
                     such purchase on such date (a
                     "Mandatory Redemption").  If
                     the amount on deposit in the
                     Pre-Funding Account on such
                     date is equal to $
                     or less, then such amount will
                     be used to redeem the [Class
                     A-1] Notes [up to an amount
                     not to exceed their
                     outstanding balance, with any
                     remaining amount used to
                     redeem the Class A-2 Notes].
                     Otherwise the amount on
                     deposit in the Pre-Funding
                     Account on such date will be
                     used to redeem [each class of]
                     the Notes and the
                     Certificates.  The aggregate
                     principal amount of [each
                     class of] the Notes to be
                     redeemed will be an amount
                     equal to [the Notes'] [such
                     class'] Pre-Funded Percentage
                     of the amount then on deposit
                     in the Pre-Funding Account.
                     The "Pre-Funded Percentage"
                     with respect to [the] [a class
                     of] Notes or the Certificates
                     is the percentage derived from
                     the fraction, the numerator of
                     which is the initial principal
                     amount of [the] [such class
                     of] Notes or the initial
                     Certificate Balance, as the
                     case may be, and the
                     denominator of which is the
                     sum of the initial principal
                     amount of the Notes and the
                     initial Certificate Balance.]

                   [A limited recourse mandatory prepayment
                     premium (the "Note Prepayment Premium")
                     will be payable by the Trust to the
                     Noteholders pursuant to a Mandatory
                     Redemption if the amount on deposit in the
                     Pre-Funding Account exceeds $          .
                     The Note Prepayment Premium [for each class
                     of Notes] will equal the excess, if any,
                     discounted as described below, of (i) the
                     amount of interest that would accrue on
                     [the Notes'] [such class'] portion of any
                     remaining Pre-Funded Amount (the "Note
                     Prepayment Amount") at the Note Interest
                     Rate borne by [the] [such class of] Notes
                     during the period commencing on and
                     including the Distribution Date on which
                     such Note prepayment amount is required to
                     be distributed to Noteholders [of such
                     class] to but excluding          [, in the
                     case of the Class A-1 Notes,           , in
                     the case of the Class A-2 Notes and
                      , in the case of the Class A-3 Notes],
                     over (ii) the amount of interest that would
                     have accrued on such Note Prepayment Amount
                     over the same period at a per annum rate of
                     interest equal to the bond equivalent yield
                     to maturity on the Determination Date
                     preceding such Distribution Date on the
                          [, in the case of the Class A-1 Notes,
                     the           , in the case of the Class
                     A-2 Notes, and the           , in the case
                     of the Class A-3 Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount.
                     The Trust's obligation to pay the Note
                     Prepayment Premium [for each class of
                     Notes] and the Certificate Prepayment
                     Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]][Or, state other method for determining the amount of principal to be paid on the Notes.]

TERMS OF THE
CERTIFICATES         The principal terms of the Certificates will be as
                      described below:

A.  DISTRIBUTION
    DATES            Distributions with respect to the
                      Certificates will be made on
                      [each Distribution Date] [the
                      day of each month or, if any
                      such day is not a Business
                      Day, on the next succeeding
                      Business Day (each, a
                      "Distribution Date")],
                      commencing           , 199 .
                      Distributions will be made to
                      holders of record of the
                      Certificates (the
                      "Certificateholders," and,
                      together with the Noteholders,
                      the "Securityholders") as of
                      the [related Record Date
                      (which will be the     day of
                      the month if Definitive
                      Certificates are issued)] [as
                      of the day immediately
                      preceding such Distribution
                      Date or, if Definitive
                      Certificates are issued, as of
                      the     day of the preceding
                      month].


B.  CERTIFICATE
     RATE                  % per annum (the "Certificate Rate").
                      [If more than one class of Certificates, describe applicable rate for each such Class.]



C.  INTEREST  . .   On each Distribution Date, the Owner Trustee
                     will distribute pro rata to
                     Certificateholders accrued interest at the
                     Certificate Rate on the outstanding
                     Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and payments in respect of the Notes from the Available Funds and the Reserve Account; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



D.  PRINCIPAL . .   On each Distribution Date commencing on
                     the Distribution Date next succeeding the
                     Distribution Date on which the Notes are paid
                     in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distribution
                     Amount for the Collection Period preceding
                     such Distribution Date, to the extent of
                     funds available therefor following payment
                     of the Servicing Fee and payments of
                     interest and principal in respect of the
                     Notes and the distribution of interest in
                     respect of the Certificates[; provided,
                     however, that upon the occurrence and
                     during the continuation of an Event of
                     Default which has resulted in an
                     acceleration of the Notes or following an
                     Insolvency Event or a dissolution with
                     respect to NAFC, distributions of any
                     amounts on the Certificates will be
                     subordinated in priority of payment to
                     payment in full of principal of the Notes[;
                     and provided further that upon any
                     reduction or withdrawal by any Rating
                     Agency of its rating of [the] [any class
                     of] Notes, no distributions of principal on
                     the Certificates will be made until all the
                     Notes have been paid in full or until such
                     rating has been restored].  The
                     Certificateholders' Principal Distribution
                     Amount will be based on the
                     Certificateholders' Percentage of the
                     Regular Principal, and will be calculated
                     by the Servicer in the manner described
                     under "Description of the Transfer and
                     Servicing Agreements Distributions" herein.
                     The outstanding principal balance, if any,
                     of the Certificates will be payable in full
                     on           , 199  (the "Final Scheduled
                     Distribution Date").] [Or, state other method for determining the amount of principal to be paid on the Certificates.]


E.  OPTIONAL
    PREPAYMENT       If the Servicer exercises its option to purchase
                      the Receivables, which can occur after the Pool
                      Balance declines to 5% or less of the Initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired. See "Description of the Certificates Optional Prepayment" herein.


[F.  LIMITATIONS ON
     HOLDERS         The Certificates may not be held by non-U.S. Persons.]

[G.  MANDATORY
     REPURCHASE
     FROM PRE-
     FUNDING
     ACCOUNT        The Certificates will be prepaid, in part,
                     pro rata on the basis of their initial principal amounts, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in
                     the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such
                     purchase on such date exceeds $          (a
                     "Mandatory Repurchase"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.


                    [A limited recourse mandatory prepayment
                     premium (the "Certificate Prepayment
                     Premium") will be payable by the Trust to
                     the Certificateholders at the time of any
                     prepayment of the Certificates pursuant to
                     a Mandatory Repurchase.  The Certificate
                     Prepayment Premium will equal the excess,
                     if any, discounted as described below, of
                     (i) the amount of interest that would
                     accrue on the Certificates' portion of any
                     remaining Pre-Funded Amount (the
                     "Certificate Prepayment Amount") at the
                     Certificate Rate during the period
                     commencing on and including the
                     Distribution Date on which such Certificate
                     Prepayment Amount is required to be
                     distributed to Certificateholders to but
                     excluding           , over (ii) the amount
                     of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
                          .  Such excess will be discounted to
                     present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will receive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]

[INTEREST RATE
CAP                 On the Closing Date, the Sellers will enter
                     into an Interest Rate Cap in respect of
                     the Class A-2 Notes with          (the
                     "Interest Rate Cap Provider"). Pursuant to the Interest Rate Cap, the Interest Rate Cap Provider will make a payment to the Trust on each [Distribution]
                     [Payment] Date on which [the Class A-2
                     Rate] [LIBOR] for the preceding
                     [Distribution] [Payment] Date exceeds
                     the Cap Rate in an amount equal to the
                     product of (i) the difference between
                     [such Class A-2 Rate] [LIBOR] and the
                     Cap Rate, (ii) the Cap Notional Amount
                     and (iii) the actual number of days from and including the preceding
                     [Distribution] [Payment] Date to but
                     excluding such [Distribution] [Payment]
                     Date divided by 360.  The Cap Notional
                     Amount on any [Distribution] [Payment]
                     Date will equal at least the principal
                     amount of the Class A-2 Notes as of the
                     close of the preceding [Distribution]
                     [Payment] Date.  See "Description of the
                     Transfer and Servicing
                     Agreements Interest Rate Cap" herein.
                     Payments received by the Indenture
                     Trustee pursuant to the Interest Rate
                     Cap will be deposited in the Collection
                     Account for the benefit of all
                     Securityholders.]



[INTEREST RATE
SWAP                On the Closing Date, the Indenture Trustee,
                     on behalf of the Trust, will enter into
                     one or more Interest Rate Swap
                     Agreements (collectively, the "Interest
                     Rate Swap") with         (the "Swap
                     Counterparty").  Pursuant to the
                     Interest Rate Swap, the Swap
                     Counterparty will pay to the Trust, on
                     each [Distribution] [Payment] Date,
                     interest at a per annum rate equal to
                     [the Class A-2 Rate] [LIBOR] on the Swap
                     Notional Amount.   The Swap Notional
                     Amount on any [Distribution] [Payment]
                     Date will equal the principal amount of
                     the Class A-2 Notes as of the close of
                     the preceding [Distribution] [Payment]
                     Date.  In exchange for such payments,
                     the Trust will pay to the Swap
                     Counterparty, on each [Distribution]
                     [Payment] Date, interest at a per annum
                     rate equal to [the lesser of] [   %]
                     [and] [the Prime Rate less   %], on the
                     outstanding principal amount of the
                     Notes as of the close of the preceding
                     [Distribution] [Payment] Date [, which
                     rate will be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the
                     [monthly] [quarterly] payment by the
                     Swap Counterparty to the Trust and the
                     [monthly] [quarterly] payment by the
                     Trust to the Swap Counterparty will be
                     referred to herein as the "Net Trust
                     Swap Receipt," if such difference is a
                     positive number, and the "Net Trust Swap
                     Payment," if such difference is a
                     negative number.  Net Trust Swap
                     Receipts, if any, will be deposited in
                     the Collection Account for the benefit
                     of all Securityholders and Net Trust
                     Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date. See "Description of the Transfer and
                     Servicing Agreements Interest Rate
                     Swap."]


[PRE-FUNDING
ACCOUNT             During the period (the "Funding Period")
                     from and including the Closing Date
                     until the earliest of (a) the
                     Determination Date on which the
                     amount on deposit in the
                     Pre-Funding Account is equal to $
                           or less, (b) the occurrence
                     of an Event of Default under the
                     Indenture or an Event of Servicing
                     Termination under the Sale and
                     Servicing Agreement, (c) the
                     occurrence of certain events of
                     insolvency or dissolution with
                     respect to NAFC and (d) the
                     Determination Date with respect to
                     the           , 199 Distribution
                     Date, the Pre-Funded Amount will be
                     maintained as an account in the
                     name of the Indenture Trustee (the
                     "Pre-Funding Account").  The
                     Pre-Funded Amount will initially
                     equal approximately $          ,
                     and, during the Funding Period,
                     will be reduced by the amount
                     thereof used to purchase Subsequent
                     Receivables in accordance with the
                     Sale and Servicing Agreement and
                     the amount thereof deposited in the
                     Reserve Account in connection with
                     the purchase of such Subsequent
                     Receivables.  The Sellers expect
                     that the Pre-Funded Amount will be
                     reduced to $          or less by
                     the           Distribution Date.
                     Any Pre-Funded Amount remaining at
                     the end of the Funding Period will
                     be payable to the Noteholders and
                     Certificateholders as described
                     above.]


RESERVE ACCOUNT .   An account (the "Reserve Account") will be
                     created with an initial deposit by the
                     Sellers on the Closing Date of cash or
                     Permitted Investments having a value at
                     least equal to   % of the [Initial Pool
                     Balance] [Pool Balance as of the Initial
                     Cut-Off Date] [plus an amount attributable
                     to the difference between the anticipated
                     investment earnings on the Pre-Funded
                     Amount and the weighted average interest
                     expense on the portion of the Notes and
                     Certificates represented by the Pre-Funded
                     Amount].  [On each Subsequent Transfer
                     Date, cash or Permitted Investments having
                     a value approximately equal to    % of the
                     aggregate principal balance of the
                     Subsequent Receivables conveyed to the
                     Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Sellers in connection with the sale of Subsequent Receivables and shall be deposited in the Reserve Account.] The amount initially deposited in the Reserve Account by the Sellers [and the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date] is referred to as the "Reserve Account Initial Deposit" [and the "Additional Reserve Account Deposit," respectively.] The Reserve Account will be maintained as an account in the name of the Indenture Trustee for the benefit of Securityholders.

                    Funds will be withdrawn from the Reserve
                     Account up to the Available Reserve Amount to the extent that the Available Funds with respect to any Collection Period remaining after the Servicing Fee is paid is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account for distribution to the Noteholders on the related [Distribution] [Payment] Date. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders.

                    On each Distribution Date, the Reserve
                     Account will be reinstated up to the
                     Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.


                    Certain amounts in the Reserve Account on any
                     Distribution Date (after giving effect to
                     all distributions to be made on such
                     Distribution Date) in excess of the
                     Specified Reserve Account Balance for such
                     Distribution Date will be released to [the
                     Sellers] NAFC (except to the extent
                     described under "Description of the
                     Transfer and Servicing Agreements Reserve
                     Account" herein).  Subject to reduction as
                     described below, the "Specified Reserve
                     Account Balance" with respect to any
                     Distribution Date generally will be equal
                     to the sum of (i)   % of the [Initial Pool
                     Balance] [Pool Balance as of the Initial
                     Cut-Off Date] [, plus an amount related to
                     the difference between anticipated
                     investment earnings on the remaining
                     Pre-Funded Amount and the weighted average
                     interest expense on the portion of the
                     Notes and Certificates represented by the
                     remaining Pre-Funded Amount] and (ii)   %
                     of the Pool Balance on the first day of the
                     related Collection Period.  [However, so
                     long as on any Distribution Date (except
                     the first Distribution Date) the
                     outstanding principal amount of the
                     Securities (after giving effect to
                     distributions made on the prior
                     Distribution Date) is less than or equal to
                     % of [the sum of] [(a)] the Pool Balance on
                     the first day of the related Collection
                     Period [and (b) the Pre-Funded Amount on
                     such date],) then the portion of the
                     Specified Reserve Account Balance set forth
                     in clause (i) above will be reduced to
                     % of the [Initial Pool Balance] [Pool
                     Balance as of the Initial Cut-Off Date].]
                     [In addition, so long as on any
                     Distribution Date (except the first
                     Distribution Date) the outstanding
                     principal amount of the Securities (after
                     giving effect to distributions made on the
                     prior Distribution Date) is less than or
                     equal to   % of [the sum of] [(a)] the Pool
                     Balance on the first day of the related
                     Collection Period [and (b) the Pre-Funded
                     Amount on such day], then such portion of
                     the Specified Reserve Account Balance set
                     forth in clause (i) above will be reduced
                     to      % of the [Initial Pool Balance]
                     [Pool Balance as of the Initial Cut-Off
                     Date].]  [With respect to the portion of
                     the Specified Reserve Account Balance set
                     forth in clause (ii) above, so long as on
                     any Distribution Date (except the first
                     Distribution Date) the outstanding
                     principal amount of the Securities (after
                     giving effect to distributions made on the
                     prior Distribution Date) is less than or
                     equal to     % of [the sum of] [(a)] the
                     Pool Balance on the first day of the
                     related Collection Period [and (b) the
                     Pre-Funded Amount on such day], then such
                     portion will be reduced to an amount equal
                     to the product of (I) the Pool Balance on
                     the first day of the related Collection
                     Period and (II) the percentage (which shall
                     not be greater than      % or less than
                     zero) equal to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior
                     Distribution Date) and the denominator of which is such Pool Balance less (Y)
                     %.] [The Specified Reserve Account Balance is further subject to adjustment in certain circumstances described herein.]



[YIELD SUPPLEMENT
ACCOUNT;
YIELD SUPPLEMENT
AGREEMENT           If any Receivable has, as of the Cutoff Date, a
                     Contract Rate below the sum of (i) the weighted
                     average of the Note Interest Rates and
                     Certificate Rate and (ii) the Servicing Fee Rate
                     (the "Required Rate"), one or more of the Sellers,
                     the Servicer or NAFC and the Trust will enter
                     into a yield supplement agreement (the "Yield Supplement Agreement"). The Yield Supplement
                     Agreement will, with respect to each Receivable
                     subject thereto, provide for payment by the applicable Seller, on the each Deposit Date, of an amount calculated by the Servicer to be equal to one-twelfth of the excess, if any, of (i)
                     interest on such Receivable's principal
                     balance as of the first day of the preceding
                     Collection Period at a rate equal to the
                     Required Rate over (ii) interest at the Contract
                     Rate on such Receivable's principal balance as of
                     the first day of the related Collection Period
                     (in the aggregate for all Receivables with respect
                     to any Deposit Date, the "Yield Supplement
                     Amount").   [The Sellers or NAFC will establish a yield
                     supplement account with the Indenture Trustee for the benefit of the Securityholders (the
                     "Yield Supplement Account").  The Yield
                     Supplement Account is designed solely to hold funds to provide security for the payment by the Sellers of the Yield Supplement Amount on any Deposit Date. The Yield Supplement Account will be created with a deposit by [the Sellers] [NAFC] [a third party] in an amount equal to the Required [Initial] Yield
                     Supplement Amount or such amount as may be specified in the applicable Prospectus Supplement.]


                    [Pursuant to the Yield Supplement Agreement, on each
                     Subsequent Transfer Date, [the Sellers][NAFC][a third party] will deposit an amount into the Yield Supplement Account (the "Additional Yield Supplement
                     Amount") equal to the aggregate Yield
                     Supplement Amounts in respect of the such Subsequent Receivable for the period commencing with the related Subsequent Cut-
                     Off Date and ending with the scheduled
                     maturity of each such Subsequent
                     Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. See "Description of the Transfer and Servicing Agreements Yield
                     Supplement Account; Yield Supplement
                     Agreement" herein.]



COLLECTION ACCOUNT  Except under certain conditions described herein, the Servicer will be required to
                     remit collections received with respect
                     to the Receivables not later than the [
                     ] Business Day after receipt to one or
                     more accounts in the name of the
                     Indenture Trustee (the "Collection
                     Account").  Pursuant to the Sale and
                     Servicing Agreement, the Servicer will
                     have the power, revocable at the
                     discretion of the Indenture Trustee or
                     at the discretion of the Owner Trustee
                     with the consent of the Indenture
                     Trustee, to instruct the Indenture
                     Trustee to withdraw funds on deposit in
                     the Collection Account and to apply such
                     funds on each Distribution Date to the
                     following (in the priority indicated):
                     (i) the Servicing Fee for the prior
                     Collection Period and any overdue
                     Servicing Fees to the Servicer, (ii) the
                     Accrued Note Interest and the
                     Noteholders' Principal Payment Amount
                     into the Note Payment Account, (iii) the
                     Accrued Certificate Interest and,
                     commencing on the [later of (a) the
                       199   Distribution Date and (b)] the
                     Distribution Date next succeeding the
                     Distribution Date on which the [Class
                     A-1] Notes are paid in full, the
                     Certificateholders' Principal
                     Distribution Amount into the Certificate
                     Distribution Account and (iv) the
                     remaining balance, if any, to the
                     Reserve Account; provided, however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the principal of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.


[GUARANTEED RATE
AGREEMENT           Amounts on deposit in the [Collection] [Note
                     Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction
                     of        (the "Investment Provider") in
                     certain eligible investments pursuant to a Guaranteed Rate Agreement, which provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return. See "Description of the Transfer and Servicing Agreements Guaranteed
                     Rate Agreement."]

SERVICER FEE  . .   The Servicer will receive each month a fee
                     for servicing the Receivables equal to (a) the product of one-twelfth of [1.00]% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus (c) reinvestment proceeds on any payments received in respect of the Receivables].

MATURITY AND
PREPAYMENT
CONSIDERATIONS  .   The [Class A-2 Notes, the Class A-3 Notes and
                     the] Certificates will not receive any
                     principal payments until the [Class A-1]
                     Notes have been paid in full[, and the
                     Class A-3 Notes will not receive any
                     principal payments until the Class A-2
                     Notes have been paid in full].  In
                     addition, no principal payments on the
                     Certificates will be made until the later
                     of (i) the           199   Distribution
                     Date and (ii) the           Distribution
                     Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each
                     Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

                    It is expected that the final payment of
                     [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

                    All of the Receivables are prepayable at
                     any time.  Prepayments will shorten the
                     weighted average remaining term of the
                     Receivables and the weighted average
                     life of the Securities.  Such
                     prepayments, to the extent allocable to
                     principal, will be included in the
                     Noteholders' Principal Payment Amount or the Certificateholders' Principal
                     Distribution Amount and will be payable
                     to the Securityholders as set forth in
                     the priority of distributions herein.
                     See "Description of the Transfer and
                     Servicing Agreements Distributions"
                     herein.

CLEARANCE AND
SETTLEMENT          Securityholders may elect to hold their Notes or
                     Certificates through any of DTC (in the
                     United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons olding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Book-Entry and Definitive Securities; Reports to
                     Securityholders Book-Entry Registration" in the Prospectus [and Annex 1 to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."].

TAX STATUS  . . .   In the opinion of       ("Special Tax
                     Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.
                     Each Noteholder, by the acceptance of a
                     Note, will agree to treat the Notes as
                     indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.
                     Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates at the Certificate Rate even though the Trust may not have sufficient cash to make current cash distributions of such amount. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA
CONSIDERATIONS      Subject to the considerations discussed
                     under "ERISA Considerations" herein
                     and in the Prospectus, the Notes
                     may, in general, be purchased by or
                     on behalf of employee benefit plans
                     subject to the Employee Retirement
                     Income Security Act of 1974, as
                     amended ("ERISA").  Any employee
                     benefit plan fiduciary considering
                     a purchase of Notes should, among
                     other things, consult with legal
                     counsel regarding the availability
                     of a statutory or administrative
                     exemption from the prohibited
                     transaction rules of ERISA and the
                     Internal Revenue Code of 1986, as
                     amended (the "Code").

                    The Certificates may not be acquired by an
                     employee benefit plan subject to ERISA or
                     Section 4975 of the Code, or by an
                     individual retirement account.  Any
                     investor considering the purchase of
                     Certificates should be aware that such
                     purchase and subsequent holding could,
                     under certain circumstances, be deemed to involve an indirect prohibited transaction if a plan with respect to which the investor is a "party in interest" or "disqualified person" purchases the Certificates without the benefit of an exemption from the prohibited transaction rules. See "ERISA Considerations" herein and in the Prospectus.


[LEGAL INVESTMENT   The [Class A-1] Notes will be eligible
                     securities for purchase by money market
                     funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]



RATING[S] OF THE
NOTES               It is a condition to the issuance of the
                     [Class A-1,] [Class A-2] [and Class A-3]
                     Notes that they be rated in [one of the
                     [four] [the] highest investment rating
                     [category][categories] by at least two
                     nationally recognized statistical rating organizations. Any such rating assigned to the Notes will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to the Sale and Servicing
                     Agreement and the Indenture.
                     [However, the rating agencies do not
                     evaluate, and the rating does not address, the likelihood that the Note Prepayment
                     Premium will be paid.]  There can be no
                     assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.



RATING[S] OF THE
CERTIFICATES        It is condition of the issuance of the
                     Certificates that they be rated [at least]
                         "   " or its equivalent by at
                     least two nationally recognized
                     statistical rating organizations, which rating or ratings are among the four highest investment rating categories of the applicable nationally recognized statistical rating organization(s).
                     Any such rating assigned to the Certificates will address the likelihood of the timely payment of interest and the ultimate payment of principal of the Certificates pursuant to the Sale and Servicing Agreement. [However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the Certificate Prepayment

                     Premium will be paid.]  There can be no
                     assurance that a rating will not be
                     lowered or withdrawn by a rating agency if circumstances so warrant.


RISK FACTORS  . .   Prospective investors should consider the
                     factors set forth under "Risk Factors"
                     on pages S-__ through S-__.


                           RISK FACTORS

LIMITED LIQUIDITY


     There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.


[THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     On the Closing Date, the Sellers will transfer to the Trust
the approximately $          of Initial Receivables and the
approximately $          Pre-Funded Amount on deposit in the
Pre-Funding Account. If the principal amount of eligible Receivables originated by the Sellers during the Funding Period is less than the Pre-Funded Amount, the Sellers will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "Risk Factors Trust's Relationship to Sellers, NationsBank Corporation and their Affiliates" in the Prospectus. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Sellers will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Sellers as of such Subsequent Cut-Off Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and the applicable Additional Yield Supplement Amount, if any] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following such Collection Period, of the following conditions subsequent, among others: (a) the Sellers will deliver certain opinions of counsel to the Owner Trustee, Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, [each class of] the Notes and the Certificates will be rated in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, van and light truck receivables in the portfolio serviced by the Servicer.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding
Period and such amount exceeds $            , the Noteholders and
the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of [a class of] the Notes or the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. Otherwise such remaining Pre-Funded Amount will be paid as principal of the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount, with any remaining amount used to redeem the Class A-2 Notes]. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the [Class A-1] Noteholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. [In addition, an increasing percentage of the Subsequent Receivables may be Balloon Receivables.] Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

     None of the Sellers is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. [However, the ability of the Sellers to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by the Sellers. The ability of the Sellers to generate Subsequent Receivables is largely dependent upon the Sellers' ability to offer competitive rates of interest on motor vehicle installment sales contracts to be acquired by the Sellers. In addition, the number of Dealers from which the Sellers' acquire retail motor vehicle installment sales contracts may effect the Sellers' ability to generate Subsequent Receivables. The level of retail sales of automobiles, vans and light trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. Social factors influencing the level of retail motor vehicle sales include an increasing awareness of environmental consequences derived from regional and national dependence on private motor vehicles for transportation and the local and regional political commitment to develop and encourage reliance on mass transit and alternative transportation projects, such as light rail, high occupancy vehicle highways and, in certain communities, an expanding network of bicycle lanes. There can be no assurance, therefore, that the Sellers will continue to generate receivables at the same rate as in prior years. The Sellers are unable to determine and have no basis to predict to what extent these factors will affect the Sellers' ability to generate Subsequent Receivables.] In addition, if NationsBank, N.A. were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders and Certificateholders.

     NationsBank Corporation and the Trust are subject to the informational requirements of the Exchange Act and in accordance therewith file, and will cause to be filed, reports and other information with the Commission. For further information regarding NationsBank Corporation and the Trust, reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.]

     LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account][, the Yield Supplement Account] [and the] Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not
designed to cover losses on the Receivables.]   [The Yield
Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.] Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account is [are] exhausted, the Trust will depend solely on current distributions on the Receivables [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]] to make payments on the Notes and the Certificates. [Payments under [the Interest Rate Cap,] [the Interest Rate Swap] [and the Guaranteed Rate Agreement] will be received only under certain circumstances. See "Description of the Transfer and Servicing Agreements[ Interest Rate Cap,"]
[" Interest Rate Swap"] [and " Guaranteed Rate Agreement."]]


SUBORDINATION


     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes, [and distributions of interest on the [Class Notes] are subordinated in priority of payment to interest [and principal] due on the [Class Notes] [and the Class Notes]. Consequently, the Certificateholders will not receive any distributions on a Distribution Date until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Payment Account. The Certificateholders will not receive any distributions of principal until after the later to occur of (i) the
Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes were paid in full and (ii) the
 Distribution Date. However, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes (see " Ratings of the Securities" below), the Certificateholders will not receive any distributions of principal until after all the Notes have been paid in full or until such rating has been restored]. [The [Class ] Noteholders will not receive any distributions of interest on a [Distribution] [Payment] Date unless the full
amount of interest on the [Class   Notes] [and the Class   Notes]
due on such [Distribution] [Payment] Date has been or will be paid on such [Distribution] [Payment] Date.]



     If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default or following an Insolvency Event or a dissolution with respect to NAFC, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificates plus accrued interest. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture or following an Insolvency Event or a dissolution with respect to NAFC until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes The
Indenture Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements Insolvency Event or Dissolution" in the Prospectus.


     In general, the Sellers may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the Trust Property to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Sellers or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the Trust Property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Sellers and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Basic Documents. The Indenture specifically prohibits the Owner Trustee from taking any action which would impair the Indenture Trustee's security interest in the Trust and requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Sellers or the Certificateholders.

     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Sellers or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. After all the Notes have been paid in full and the lien of the Indenture has been released, upon the occurrence of an Event of Servicing Termination, the holders of a majority of the outstanding Certificate Balance, or the Owner Trustee acting on behalf of the Certificateholders, may terminate the Servicer. See "Description of the Transfer and Servicing Agreements Waiver of Past Events of Servicing Termination" and " Rights Upon Event of Servicing Termination" in the Prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until the later of (i)
the           199   Distribution Date and (ii) the
Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     [THE YIELD ON THE CLASS _ NOTES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PAYMENTS (INCLUDING PREPAYMENTS) ON THE RECEIVABLES. [AN INVESTOR PURCHASING A CLASS _ NOTE AT A SIGNIFICANT PREMIUM COULD, UNDER CERTAIN PREPAYMENT SCENARIOS, FAIL TO RECOUP ITS ORIGINAL INVESTMENT.] [THE YIELD TO MATURITY ON THE CLASS _ NOTES WILL BE ADVERSELY AFFECTED BY A LOWER THAN ANTICIPATED RATE OF PAYMENT ON THE RECEIVABLES.] [The reinvestment risk to an investor in the Class _ Notes may be exacerbated in the event of [an increase in the rate of payment on the Receivables in a decreasing interest rate environment] [a decrease in the rate of payment on the Receivables in an increasing rate environment]. Any ratings assigned to the Class _ Notes by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to the Class _ Notes in accordance with the Sale and Servicing Agreement and the Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Receivables will occur or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause [such investor to experience a lower than anticipated yield] [an investor purchasing a Class _ Note at a significant premium might fail to recoup its investment]. See "The Receivable Pool -- Sensitivity of the Class _ Notes to Prepayments."]

Geographic Concentration

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the mailing addresses of Obligors with respect to approximately __%, __%, __%, __% and __% by principal balance of the Receivables were in [Texas, North Carolina, Florida, Georgia and South Carolina], respectively. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

RATINGS OF THE SECURITIES


      It is a condition to the issuance of [each class of] the Notes and of the Certificates that [each class of] the Notes be rated in [one of the [four]] [the] highest rating [category][categories], and the Certificates be rated [at least]
"   " or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood that the Note Prepayment Premium or the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                 THE TRUST

GENERAL

     The Issuer, NationsBank Auto Trust 199 - , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates,
(iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


     The Trust will initially be capitalized with the Notes and the Certificates. Certificates with an original principal
balance of $          will be issued to NAFC and the
remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Sellers, the Servicer or their affiliates or the Trust. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to purchase the [Initial] Receivables from the Sellers pursuant to the Sale and Servicing Agreement [and to fund the deposit of the Pre-Funded Amount] and to fund the initial deposit of the Reserve Account.


     If the protection provided to the investment of the Noteholders and Certificateholders by the [Yield Supplement Account and the] Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Noteholders and
Certificateholders.   See "Description of the Transfer and
Servicing Agreements Distributions" [, " Yield Supplement Account; Yield Supplement Agreement"] and " Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST


     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

          [Class A-1] Notes  . . .           $
          [Class A-2 Notes]  . . .           [   ]
          [Class A-3 Notes]  . . .           [   ]
          Certificates . . . . . .           _____________

          Total  . . . . . . . . .           $


THE OWNER TRUSTEE

                    is the Owner Trustee under the Trust
Agreement.           is a Delaware          and its principal
offices are located at             , Delaware.  Each of the
Sellers and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                            THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cut-Off Date [and will include any Subsequent Receivables purchased as of any Subsequent Cut-Off Date (the Initial Cut-Off Date or any Subsequent Cut-Off Date being individually referred to herein as a "Cut-Off Date")]. The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by the Sellers from Dealers in the ordinary course of business. The Receivables were randomly selected from among the Motor Vehicle Loans owned by the Sellers. The Sellers will warrant in the Sale and Servicing Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile, van or light-duty truck; (ii) each Receivable has a contractual interest rate ("Contract Rate") of at least
% and no more than    %]; (iii) each Receivable has a remaining
maturity, as of the Cut-Off Date, of not less than     months and
not more than     months; (iv) no Receivable was more than
days past due as of the Cut-Off Date; (v) each Receivable is a Simple Interest Receivable (as defined below) that [(except for those Receivables which are Balloon Receivables)], at origination, provides for level monthly payments that fully amortize the amount financed over the original term; (vi) as of the Cut-Off Date, each Receivable has a remaining principal
balance of no less than $     and no more than $     ; (vii) each
Receivable is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-placed insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the
applicable loan agreement.  See "   Certain Characteristics of
the [Initial] Receivables" below. No selection procedures believed by the Sellers to be adverse to the Noteholders or Certificateholders were [or will be] used in selecting the
Receivables.  [As of the [Initial] Cut-Off Date,    % at the
[Initial Receivables, by principal balance, were Balloon
Receivables.]

     [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date,
meeting the following criteria: (i) not more than    % of the
principal balance of the Receivables in the Trust will represent vehicles financed at [less than] [more than ___%]; [and] (ii) the weighted average Contract Rate of the Receivables in the Trust
will not be less than    % [and (iii) not more that    % at the
principal balance of the Receivables in the Trust will be Balloon Receivables], unless the Sellers increase the Reserve Account Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average
remaining term not greater than           months.  Such criteria
will be based on the characteristics of the Initial Receivables on the Initial Cut-Off Date and any Subsequent Receivables on the related Subsequent Cut-Off Dates.]

     [The Initial Receivables will represent approximately    %
of the aggregate initial principal balance of the Notes and the Certificates. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by Contract Rate and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of March 31, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of March 31, 1996.

CERTAIN CHARACTERISTICS OF THE [INITIAL] RECEIVABLES

     As of the Cut-Off Date, the [Initial] Receivables had, in the aggregate, the following characteristics: (i) approximately [ ]% of the [Initial] Receivables] was attributable to loans for purchases of new Financed Vehicles and approximately [ ]% of the [Initial] Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) the weighted average Contract Rate
of the [Initial] Receivables was [   ]%; (iii) there were [     ]
[Initial] Receivables being conveyed by the Sellers to the Trust;
(iv) the average principal balance of the [Initial] Receivables,
as of the Cut-Off Date, was $[     ]; and (v) the weighted
average original term and weighted average remaining term of the [Initial] Receivables were [ . ] months and [ . ] months,
respectively.  Approximately   % of the [Initial] Receivables by
principal balance as of the [Initial] Cut-Off Date were contributed to the Trust by NationsBank, N.A.

     The Composition of the [Initial] Receivables, Distribution of the [Initial] Receivables by New/Used Motor Vehicles, Distribution of the Receivables by Contract Rate, Distribution of the [Initial] Receivables by Remaining Term, Distribution of the [Initial] Receivables by Principal Balance and Geographic Distribution of the [Initial] Receivables, each as of the [Initial] Cut-Off Date, are set forth in the following tables.

                  COMPOSITION OF THE [INITIAL] RECEIVABLES

      Weighted Average Contract Rate  . . . . . . .
      Range of Contract Rates . . . . . . . . . . .
      Aggregate Principal Balance . . . . . . . . .
      Number of Receivables . . . . . . . . . . . .
      Weighted Average Remaining Term . . . . . . .
      Range of Remaining Terms  . . . . . . . . . .
      Weighted Average Original Term  . . . . . . .
      Range of Original Terms . . . . . . . . . . .
      Average Principal Balance . . . . . . . . . .
      Average Original Amount Financed  . . . . . .
      Range of Original Amounts Financed  . . . . .

     DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY NEW/USED MOTOR VEHICLES

                                                                WEIGHTED
                                          AGGREGATE   ORIGINAL  AVERAGE
                              NUMBER OF   PRINCIPAL  PRINCIPAL  CONTRACT
                             RECEIVABLES   BALANCE    BALANCE   RATE(%)

New Autos, Vans and
  Light-Duty Trucks  . . .
Used Autos, Vans and
  Light-Duty Trucks  . . .
All Receivables  . . . . .

         DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY CONTRACT RATE

                                                               % OF
                                                 AGGREGATE  AGGREGATE
                         NUMBER OF   % OF TOTAL  PRINCIPAL  PRINCIPAL
                        RECEIVABLES  RECEIVABLES  BALANCE   BALANCE

 7.50 to  7.99% . . . .
 8.00 to  8.99% . . . .
 9.00 to  9.99% . . . .
10.00 to 10.99% . . . .

11.00 to 11.99% . . . .
12.00 to 12.99% . . . .
13.00 to 13.99% . . . .
14.00 to 14.99% . . . .
15.00 to 15.99% . . . .


16.00 to 16.99% . . . .
17.00 to 17.99% . . . .
18.00 to 18.99% . . . .

19.00 to 19.99% . . . .
20.00 to 21.00% . . . .
          Total . . . .

        DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY REMAINING TERM

                                                               % OF
                                                 AGGREGATE  AGGREGATE
                         NUMBER OF      % OF     PRINCIPAL  PRINCIPAL
                        RECEIVABLES  RECEIVABLES  BALANCE   BALANCE

12 to 18 months . . . .
19 to 24 months . . . .
25 to 30 months . . . .

31 to 36 months . . . .
37 to 42 months . . . .
43 to 48 months . . . .
49 to 54 months . . . .
55 to 60 months . . . .

61 to 66 months . . . .
67 to 72 months . . . .
          Total . . . .

       DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY PRINCIPAL BALANCE

                                                               % OF
                                                 AGGREGATE  AGGREGATE
                         NUMBER OF      % OF     PRINCIPAL  PRINCIPAL
                        RECEIVABLES  RECEIVABLES  BALANCE   BALANCE

$ 2,000 to $ 9,999  .
$10,000 to $19,999  .
$20,000 to $29,999  .

$30,000 to $39,999  .
$40,000 to $49,999  .
          Total . . .

            GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES

                                                               % OF
                                                 AGGREGATE  AGGREGATE
                         NUMBER OF      % OF     PRINCIPAL  PRINCIPAL
State(1)                RECEIVABLES  RECEIVABLES  BALANCE   BALANCE

Florida . . . . . . . . .
Georgia . . . . . . . . .
North Carolina  . . . . .


South Carolina  . . . . .
Texas . . . . . . . . . .
Other(2)  . . . . . . . .

         Total . . . . .
_________
(1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the [Initial] Cut-
     Off Date.
(2) Each other state represents less than [5]% of the total number of Receivables.

DELINQUENCY AND LOSS EXPERIENCE

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last three calendar years and for the three month periods ending [March 31], 1996 and 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected [(which portfolio excludes certain Motor Vehicle Loans acquired by the Banks in acquisitions)]. No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.


              DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)

                                 AS OF [MARCH]          AS OF DECEMBER 31,
                         1996       1995      1995       1994       1993

                       NUMBER     NUMBER     NUMBER     NUMBER     NUMBER
                          OF        OF         OF         OF         OF
                        LOANS      LOANS      LOANS      LOANS      LOANS

Total Serviced
 Portfolio at the
 Period End
Delinquency(2)
  30-59 Days . . . . . . .

  60-89 Days . . . . . . .
  90  Days or More . . . .
Total Delinquencies  . . .
Total Delinquencies as a
 Percentage of the Total
 Serviced Portfolio  . . .
________________

(1) Delinquencies shown in dollars include principal amounts only.
(2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable
     Motor Vehicle Loan is charged off.

         CREDIT LOSS/REPOSSESSION EXPERIENCE (DOLLARS IN THOUSANDS)

                              [THREE] MONTHS ENDED         YEAR ENDED
                                  [MARCH 31],              DECEMBER 31,
                                 1996    1995         1995     1994    1993

Period End Outstandings(1) . .
Average Amount Outstanding
  During the Period(2) . . . .
Average Number of Loans
  Outstanding During the
  Period(3)  . . . . . . . . .
Gross Charge-offs(4)
Recoveries on Losses(5). . . .
Net Charge-offs. . . . . . . .
Net Charge-offs as a
 Percentage of the Period
 End Outstandings(6). . . . .
Net Charge-offs as a
 Percentage of the
 Average Amount
 Outstanding(6) . . . . . . .
__________

 (1)  Amount represents principal amounts only.
 (2) Amount represents principal amounts only and reflects a daily weighted average of such amounts during the periods shown.
 (3) Amount based on the average outstanding for the period divided by the average loan amount. the average loan amount was derived from the month end outstanding balances divided by month end number of loans.
 (4) Amount of charge-off is the remaining principal balance less the net proceeds from sale of loan collateral.
 (5) Recoveries include post-disposition monies and are net of any related expenses.
 (6) Figures for the [three] months ended [March 31], 1996 and [March 31], 1995 are annualized.

[PAYMENTS ON THE RECEIVABLES

     The entire Initial Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest
Receivable"). See "The Receivables Pools  General" in the
Prospectus for a description of the application of payments received on Simple Interest Receivables.

     The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.]

     [Neither DFSG, the Servicer, the Sellers nor any of their affiliates maintains records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between [60% and 70%] of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.]

[WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the [Initial] Receivables [and certain assumed characteristics with respect to the Subsequent Receivables]. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes [are made on each Payment Date] and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the day of [the month in which such Payment Date or Distribution Date occurs] [each applicable month]), (iv) the balance in the Reserve Account on each [Payment Date and] Distribution Date is equal to the Specified Reserve Account Balance, and (v) the Sellers exercise their option to purchase the Receivables on the first Distribution Date on which it is permitted to do so, as described herein. [State assumed characteristics with respect to the Subsequent Receivables.][And/or, state other assumptions on which the ABS Table is based.] The pools have an assumed cut-off
date of          , 199  .  The ABS Table indicates the projected
weighted average life of each class of Notes and the Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance that is projected to be outstanding after each of the [Payment Dates or] Distribution Dates shown at various constant
ABS percentages.    [State assumed characteristics with respect
to the hypothetical pools of  Subsequent Receivables.]

     The ABS Table also assumes that the [Initial] Receivables have been aggregated into hypothetical pools with all of the [Initial] Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the [Initial] Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                ORIGINAL TERM  REMAINING TERM
                         AGGREGATE     CONTRACT  TO MATURITY    TO MATURITY
          POOL      PRINCIPAL BALANCE   RATE      (IN MONTHS)   (IN MONTHS)

          1 . . . . . .           $         %
          2 . . . . . .
          3 . . . . . .
          4 . . . . . .


     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and the Certificates.

                     [Remainder of page intentionally blank]


                     PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
                INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                  Class A-1 Notes                 Class A-2 Notes                Class A-3 Notes
                         ------------------------------------------------------------------------------------------------
[Payment] [Distribution]   0.5%    1.0%    1.5%    1.8%    0.5%    1.0%    1.5%    1.8%    0.5%    1.0%    1.5%    1.8%
                         ------------------------------------------------------------------------------------------------
Date
06/15/96  . . .          100.000 100.000 100.000 100.000 100.000 100.000 100.000 100.000 100.000 100.000 100.000 100.000
07/15/96  . . .
08/15/96  . . .
09/15/96  . . .
10/15/96  . . .
11/15/96  . . .
12/15/96  . . .
01/15/97  . . .
02/15/97  . . .
03/15/97  . . .
04/15/97  . . .
05/15/97  . . .
06/15/97  . . .
07/15/97  . . .
08/15/97  . . .
09/15/97  . . .
10/15/97  . . .
11/15/97  . . .
12/15/97  . . .
01/15/98  . . .
02/15/98  . . .
03/15/98  . . .
04/15/98  . . .
05/15/98  . . .
06/15/98  . . .
07/15/98  . . .
08/15/98  . . .
09/15/98  . . .
10/15/98  . . .
11/15/98  . . .
12/15/98  . . .
01/15/99  . . .
02/15/99  . . .
03/15/99  . . .
04/15/99  . . .
05/15/99  . . .
06/15/99  . . .
07/15/99  . . .

Weighted Average
 Life (years)(1) . .

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, or Class A-3 Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related [Payment] [Distribution] Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.


THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE [INITIAL] RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                     PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
                INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                             Certificates
     Distribution         0.5%   1.0%    1.5%   1.8%
        Date
     06/15/96  . . .   100.000 100.000 100.000 100.000
     07/15/96  . . .
     08/15/96  . . .
     09/15/96  . . .
     10/15/96  . . .
     11/15/96  . . .
     12/15/96  . . .
     01/15/97  . . .
     02/15/97  . . .
     03/15/97  . . .
     04/15/97  . . .
     05/15/97  . . .
     06/15/97  . . .
     07/15/97  . . .
     08/15/97  . . .
     09/15/97  . . .
     10/15/97  . . .
     11/15/97  . . .
     12/15/97  . . .
     01/15/98  . . .
     02/15/98  . . .
     03/15/98  . . .
     04/15/98  . . .
     05/15/98  . . .
     06/15/98  . . .
     07/15/98  . . .
     08/15/98  . . .
     09/15/98  . . .
     10/15/98  . . .
     11/15/98  . . .
     12/15/98  . . .
     01/15/99  . . .
     02/15/99  . . .
     03/15/99  . . .
     04/15/99  . . .
     05/15/99  . . .
     06/15/99  . . .
     07/15/99  . . .

     Weighted Average
     Life (years)(1)(2.


     (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original Certificate Balance of the Certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE [INITIAL] RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.]


[SENSITIVITY OF THE CLASS _ NOTES TO PREPAYMENTS

          [Describe method of calculating principal and interest payable on the Class _ Notes, including setting forth notional balance for each [Distribution] [Payment] Date, if applicable. Set forth in tabular form relationship between yield to maturity of the Class _ Notes and assumed prepayment speeds. State assumptions, including as to purchase price of the Class _ Notes, if applicable, used in calculating the data set forth in the table.]

                           POOL FACTORS

     The "Note Pool Factor" for [the] [each class of] Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such [class of] Notes indicating the remaining outstanding principal amount of such [class of] Notes, as of the applicable [Distribution] [Payment] Date (after giving effect to payments to be made on such [Distribution] [Payment] Date), as a fraction of the initial outstanding principal amount of such [class of] Notes. The "Certificate Pool Factor" for the Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to the Certificates indicating the remaining Certificate Balance, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance. [The] [Each] Note Pool Factor and the Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the [applicable class of] Notes, or the reduction of the Certificate Balance, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from application of the Pre-
Funding Account)].   [The] [Each] Note Pool Factor and the
Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables. A Noteholder's portion of the aggregate outstanding principal amount of the [related class of] Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the [applicable] Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the Certificate Pool Factor.

              MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, the [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until the later of (i)
the           199 Distribution Date and (ii) the
Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. See "Description of the Notes Payments of Principal" and "Description of the Certificates Distributions of Principal Payments" herein. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay principal of the Notes.

     It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Failure to make final payment of [the] [any class of] Notes on or prior to the respective Final Scheduled [Payment] [Distribution] Dates would constitute an Event of Default under the Indenture. See "Description of the Notes The Indenture Events of Default; Rights upon Event of Default". In addition, the Sale and Servicing Agreement requires that any remaining Certificate Balance be paid in full on the Final Scheduled Distribution Date. However, no assurance can be given that sufficient funds will be available to pay [the] [each class of] Notes and the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. If sufficient funds are not available, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "Maturity and Prepayment Considerations" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                     DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Description of Fixed and Floating Rate Options" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     [The] [Each class of] Notes [other than the Class A-2
Notes] will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate
Options Fixed Rate Securities" in the Prospectus. [The Class A-2 Notes will constitute Floating Rate Securities which are [LIBOR] Securities, as such terms are defined under "Description of Fixed and Floating Rate Options Floating Rate Securities" in the Prospectus.] Interest on the principal amount[s] of the [classes of the] Notes will accrue at the [respective] per annum Note Interest Rate[s] and will be payable to the Noteholders [monthly] [quarterly] on each [Distribution] [Payment] Date commencing
    , 199 . [However, if on any two consecutive Distribution Dates any amount is withdrawn from the Reserve Account to cover shortfalls on the Notes or the Certificates, then each following Distribution Date will constitute a Payment Date, until the quarterly Payment Date following the first Distribution Date on which (i) no amount is withdrawn from the Reserve Account to cover shortfalls and (ii) the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.] [However, if the commercial paper rating or certificate of deposit rating of the Investment Provider is at any time reduced below A-1+ or P1 by the applicable Rating Agency and the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within 60 days of receiving notice of such decline, then each following Distribution Date will constitute a Payment Date. See "Description of the Transfer and Servicing
Agreements Guaranteed Rate Agreement" herein.] Interest will accrue from and including the Closing Date (in the case of the first [Distribution] [Payment] Date), or from the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [Class A-1 Notes and] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] Interest accrued as of any [Distribution] [Payment] Date but not paid on such [Distribution] [Payment] Date will be due on the next [Distribution] [Payment] Date, together with interest on such amount at the [applicable] Note Interest Rate [plus 2.00%] (to the extent lawful). [With respect to the Class A-2 Rate, the "Index Maturity" for [LIBOR] will be [one] [three] month[s] [(in the case of quarterly Payment Dates) and one month (in the case of monthly Payment Dates)] and the "Interest Reset Period" for such calculation will be the Interest Period. See "Description of Fixed and Floating Rate Options Floating Rate Securities" in the Prospectus.] Interest payments on the Notes will generally be derived from the Available Funds remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements Distributions" and " Reserve Account" herein. [Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any [Distribution] [Payment] Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.] [The [Class ] Noteholders will not receive any distributions of interest on a [Distribution] [Payment] Date unless the full amount of interest
on the [Class   Notes] [and the Class   Notes] due on such
[Distribution] [Payment] Date has been or will be paid on such [Distribution] [Payment] Date.]

PAYMENTS OF PRINCIPAL


     Principal payments will be made [quarterly] to the Noteholders on each [Distribution] [Payment] Date in an amount generally equal to the sum [, for each of the three Collection Periods preceding such Payment Date,] of [(i) the Noteholders' Percentage of] the amount (such amount, the "Regular Principal") equal to the sum of (a) the principal portion of all payments collected, and (b) the principal balance of each Receivable purchased by the Servicer, repurchased by the Sellers or liquidated by the Servicer, each with respect to the preceding
Collection Period, plus (ii)     % of the portion, if any, of the
Available Funds for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the Accrued Note Interest,
(c) [the portion of the] Regular Principal allocated to the Noteholders pursuant to clause (i), (d) the Accrued Certificate Interest, (e) the portion of the Regular Principal distributed to Certificateholders as described under "Description of the Certificates Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)] (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal"). [Principal] [Amounts deposited in the Note Payment Account on each Distribution Date in respect of principal] payments on the Notes generally will be derived from the Available Funds and the amount, if any, in the Reserve Account up to the Available Reserve Amount remaining after the payment of the Servicing Fee and the Accrued Note Interest and, in the case of the Noteholders' Accelerated Principal, the Certificateholders' Distribution Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements Distributions" and " Reserve Account" herein.


     On the fifth Business Day preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing
Agreements Distributions" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     [On each Distribution Date, the Indenture Trustee will deposit into the Note Payment Account amounts set aside for the payment of principal and interest on the Notes on the related Payment Date, as described under "Description of the Transfer and Servicing Agreements Distributions" herein. Such amounts will be invested from the date of deposit to the related Payment Date by the Indenture Trustee in [Permitted Investments] [certain eligible investments pursuant to the Guaranteed Rate Agreement]. [See "Description of the Transfer and Servicing
Agreements Guaranteed Rate Agreement" herein.]]

     Principal payments on the Notes will be applied on each [Distribution] [Payment] Date [, first,] to the principal amount of the [Class A-1] Notes until such principal amount is reduced to zero[, then second, to the principal amount of the Class A-2 Notes until such principal amount is reduced to zero and then third, to the principal amount of the Class A-3 Notes until such principal amount is reduced to zero]. The principal amount of the [Class A-1] Notes, to the extent not previously paid, will be due on the [Class A-1] Final Scheduled [Distribution] [Payment] Date[, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled [Distribution] [Payment] Date, and the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled [Distribution] [Payment] Date]. The actual date on which the aggregate outstanding principal amount of [the] [any class of] Notes is paid may be earlier or later than the [respective] Final Scheduled [Distribution] [Payment] Date[s] set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

[MANDATORY REDEMPTION

     [The] [A class or classes of] Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in the Pre-Funding Account is less than or equal to $
       , then such amount will be used to redeem the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to redeem the Class A-2 Notes]. Otherwise the amount on deposit in the Pre-Funding Account on such date will be used to redeem [each class of] the Notes and the Certificates, and the aggregate principal amount of [each class of] the Notes to be redeemed will be an amount equal to [the Notes'] [such class'] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Note Prepayment Premium will be payable by the Trust
to the Noteholders pursuant to a Mandatory Redemption if the
amount on deposit in the Pre-Funding Account exceeds $          .
The Note Prepayment Premium [for each class of Notes] will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on [the Notes'] [such class'] Pre-Funded Percentage of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Note Interest Rate borne by [the] [such class of] Notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the Noteholders [of such
Class] to but excluding           [, in the case of the Class A-1
Notes,           , in the case of the Class A-2 Notes and
 , in the case of the Class A-3 Notes], over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date
preceding such Distribution Date on the           [, in the case
of the Class A-1 Notes, the           , in the case of the Class
A-2 Notes and the           , in the case of the Class A-3
Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause
(ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Sellers or the Trust will be available for the purpose of making such payment.]]

OPTIONAL REDEMPTION

     The [Class A-3] Notes will be redeemed in whole, but not in part, on any Distribution Date [after all the other classes of Notes have been paid in full] on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements Termination." The redemption price will be equal to the unpaid principal amount of the [Class A-3] Notes plus accrued and unpaid interest thereon (the "Redemption Price"). No prepayment premium will be payable to Noteholders in connection with any such optional redemption.


STATEMENTS TO NOTEHOLDERS AND NOTE OWNERS

     [Unless and until Definitive Notes are issued,] unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Noteholder pursuant to the Indenture. Such reports will not contain audited financial statements with respect to the Trust. Note Owners may obtain the monthly statements and annual tax statement and tax information provided to the Noteholders and the Indenture Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the Indenture Trustee at [
                                     , Attention:
                .] See "Book-Entry and Definitive Securities; Reports to Securityholders Reports to Securityholders" in the Prospectus for a description of such statements.



                 [DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Description of Fixed and Floating Rate Options," "Book-Entry and Definitive Securities; Reports to Securityholders" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME


     On each Distribution Date, commencing           , 199 , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate Options Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Available Funds and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Payment Amount. Following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements Distributions" and " Reserve Account" herein.


DISTRIBUTIONS OF PRINCIPAL PAYMENTS


     Certificateholders will be entitled to distributions on each Distribution Date, commencing with [the later of (i) the
    Distribution Date and (ii)] the        Distribution Date next
succeeding the Distribution Date on which the [Class A-1] Notes are paid in full, in an amount generally equal to the Certificateholders' Percentage of the Regular Principal. Distributions with respect to principal payments will generally be funded from the portion of the Available Funds and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Payment Amount and the Accrued Certificate Interest. See "Description of the Transfer and Servicing Agreements Distributions" and " Reserve Account" herein. However, following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [any class of] the Notes, then, with respect to each Distribution Date thereafter, the Certificateholders will not receive any distributions of principal until all the Notes have been paid in full or such rating has been restored. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.]


[MANDATORY REPURCHASE OF CERTIFICATES

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including
any such purchase on such date, exceeds $          (a "Mandatory
Repurchase"). The aggregate principal balance of the Certificates to be repurchased will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium for the Certificates will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Certificates' share of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding           , over (ii) the
amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
  . Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will receive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements Termination" in the Prospectus. No prepayment premium will be payable to Certificateholders in connection with any such prepayment.

STATEMENTS TO CERTIFICATEHOLDERS AND CERTIFICATE OWNERS


     Unless and until Definitive Certificates are issued, unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Certificateholder pursuant to the Trust Agreement. Such reports will not contain audited financial statements with respect to the Trust. Certificate Owners may obtain the monthly statements and annual tax statement and tax information provided to the Certificateholders by the Servicer free of charge (except for copying and postage costs) by request in writing to the Indenture
Trustee at [                                              ,
Attention:                                  .]  See "Book-Entry
and Definitive Securities; Reports to Securityholders Reports to Securityholders" in the Prospectus for a description of such statements.


       DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

[SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Sellers to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance
equal to approximately $         (such amount being equal to the
initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Sellers will sell and assign to the Trust, without recourse, the Sellers' entire interest in the Subsequent Receivables designated by the Sellers as of the related Subsequent Cut-Off Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Sellers and arising between the Initial Cut-Off Dates and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) an amount equal to % of the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Sellers.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require the Sellers to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See " Yield Supplement Account; Yield Supplement Agreement" herein.]

     [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Sellers will not have selected such Subsequent Receivables in a manner that they believe is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables, including any Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and the applicable Additional Yield Supplement Amount, if any] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Sellers will have delivered certain opinions of counsel to the Owner Trustee, the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period;
(ii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) each of the Rating Agencies shall have notified the Sellers in writing that, following the addition of all such Subsequent Receivables, each class of the Notes and the Certificates will be rated by the Rating Agencies in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto.]

     [Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee [the Pre-Funding Account] [the Yield Supplement Account] [and] the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be [1.00]% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements Servicing Compensation and Expenses" in the Prospectus.

[ADVANCES] [ADVANCE RESERVE WITHDRAWALS]

     [Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.]

     [Advance Reserve Withdrawals. The Servicer shall, as of the last day of the Collection Period, withdraw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period (the "Advance Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date.]

DISTRIBUTIONS

     Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Trustee with a certificate (the "Servicer's Certificate") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, [the Yield Supplement Amount,] the aggregate Purchase Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date [and the aggregate amount to be withdrawn from the Reserve Account].


     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit
Date, (c) the Servicer will deposit [all Advances for the related
Distribution Date into the Collection Account] [the amount of the Advance Reserve Withdrawal with respect to the related
Distribution Date] [and (d) the Sellers, NAFC or a third party (or, in certain circumstances, the Indenture Trustee) will deposit the Yield
Supplement Amount for the related Distribution Date into the Collection Account].


     "Available Funds" means, with respect to a Distribution
Date, the sum of the Available Interest and the Available
Principal.

     "Available Interest" means, with respect to any Distribution Date, [the excess of (a)] the sum of (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Amount for such Distribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], [(iv) Investment Earnings for such Distribution Date,] [(v) the payments, if any, received under the Interest Rate Cap for such Distribution Date,] [and (vi) the Net Trust Swap Receipt, if any, for such Distribution Date], [over
(b) the amount of certain Advances previously made but not reimbursed (each, an "Outstanding Advance") to be reimbursed on or with respect to such Distribution Date].

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Collections" mean, with respect to any Distribution Date, all collections on the Receivables.

     "Defaulted Receivable" means, with respect to any Collection
Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices.

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" mean, with respect to any Distribution Date and a Receivable that has become a Defaulted Receivable during a related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

     "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing
Agreement.

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     [The Available Interest and the Available Principal on any Distribution Date shall exclude the following: (i) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective Contract Rates (assuming that a payment is received on each Simple Interest Receivable on the due date thereof), [and] (ii) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Outstanding Advances[, and
(iii) amounts released from the Pre-Funding Account.]]

     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing Agreements Distributions Allocation of Collections on Receivables" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii)  to the Note Payment Account, from the Available
     Funds remaining after the application of clause (i), the Accrued Note Interest [and the Net Trust Swap Payment, if any];

          (iii)  to the Note Payment Account, from the Available
     Funds remaining after the application of clauses (i) and
     (ii), the Noteholders' Principal Payment Amount;

          (iv) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses
     (i) through (iii), the Accrued Certificate Interest;

          (v) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses
     (i) through (iv), the Certificateholders' Principal
     Distribution Amount, if any; and

          (vi) to the Reserve Account, the Available Funds remaining after the application of clauses (i) through (v).


     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event with respect to NAFC, the Available Funds remaining after the application of clauses (i) and (ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes has been paid in full.


     On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Sellers or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Note Interest" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Accrued
Interest for such Distribution Date and the Noteholders' Interest
Carryover Shortfall for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective] Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and including the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

     "Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first Distribution Date) or from and including the prior Distribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding principal amount of the Notes [of such class] on the immediately preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Payment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing Date).

     "Noteholders' Monthly Principal" means, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal and (ii) the Noteholders' Accelerated
Principal. [Or, state other formula for determining the Noteholders' Monthly Principal.]

     "Noteholders' Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment
Amount and the Accrued Note Interest.


     "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including [the later to occur of (x)] the Distribution Date next succeeding the Distribution Date, on which the principal amount of the [Class A-1] Notes is reduced to zero
[and (y) the     199  Distribution Date], [(ii) for each
Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated,] [unless
the Reserve Account balance is less than [    % of] the Specified
Reserve Account Balance, then the Noteholders' Percentage shall
be    %,] and (iii) zero for each Distribution Date thereafter [;
provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%]. [Or, state other methods for determining the Noteholders' Percentage.]


     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

     "Noteholders' Principal Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Payment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero].

     "Accrued Certificate Interest" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly
Accrued Interest for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such
Distribution Date.

     "Certificate Balance" equals, initially, $          and,
thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued
Certificate Interest.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the related Interest Period.

     "Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution
Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Monthly Principal" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal. [Or, state other method for determining the Certificateholders' Monthly Principal.]

     "Certificateholders' Percentage" means (i) for each Distribution Date to and including [the later to occur of (x)] the Distribution Date next succeeding the Distribution Date on which the principal amount of [all classes of] the [Class A-1] Notes is
reduced to zero [and (y) the      199  Distribution Date], zero,
and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated,
[unless the Reserve Account balance is less than [   % of] the
Specified Reserve Account Balance, then the Certificateholders'
Percentage shall be   %] [; provided, however, upon any reduction
or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero]. [Or, state other methods for determining the Certificateholders' Percentage.]

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

     "Certificateholders' Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.

     On each [Distribution] [Payment] Date, all amounts on deposit in the Note Payment Account [(other than [any] Investment
Earnings [in excess of the weighted average of the Note Interest
Rates] [and the Certificate Rate])] will be paid in the following order of priority:

          (i) to the [applicable] Noteholders, accrued and unpaid interest on the outstanding principal amount of the [applicable class of] Notes at the [applicable] Note Interest Rate [and to the Swap Counterparty, the Net Trust Swap Payment, if any, for such [Distribution] [Payment] Date, on a pro rata basis with the amount[s] payable to the Noteholders pursuant to this clause (i)]; [and]

          (ii) to the [Class A-1] Noteholders in reduction of principal until the principal amount of the [Class A-1]
     Notes has been reduced to zero[;

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (iv) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero].


     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders. [If more than one Class of Certificates, describe any priority in and method of the distribution.]


RESERVE ACCOUNT


     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by [the Sellers][NAFC][a third party] on the Closing Date [and thereafter with deposits from funds in the Pre-Funding Account that would otherwise be payable to the Sellers on each Subsequent Transfer Date] (such deposit[s, respectively], the "Reserve Account Initial Deposit" [and the "Additional Reserve Account Deposit."]). The initial deposit on the Closing Date will also include the amount specified in clause (b) of the following paragraph.


     Subject to reduction as hereafter described, the "Specified Reserve Account Balance" with respect to any Distribution Date
means the sum of (i) [the sum of (a)]    % of the [Initial Pool
Balance] [Pool Balance as of the Initial Cut-Off Date] [, plus
(b) an amount related to the difference between anticipated investment earnings on the remaining Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by the remaining Pre-Funded Amount] and
(ii) % of the Pool Balance on the first day of the related Collection Period. [However, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions
made on the prior Distribution Date) is less than or equal to   %
of [the sum of] [(a)] the Pool Balance on the first day of the related Collection Period [and (b) the Pre-Funded Amount on such date]], then the portion of the Specified Reserve Account Balance
set forth in clause (i) above will be reduced to    % of the
[Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date].] [In addition, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is less than or equal to % of [the sum of] [(a)] the Pool Balance on the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day]], then such portion of the Specified Reserve Account Balance
set forth in clause (i) above will be reduced to    % of the
[Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date].] [With respect to the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is
less than or equal to    % of [the sum of] [(a)] the Pool Balance
on the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day]], then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the
percentage (which shall not be greater than    % or less than
zero) equal to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of which is such
Pool Balance less (Y)    %.]  The portion of the Specified
Reserve Account Balance specified in clause (ii) above may be invested in motor vehicle sale contracts originated by the Sellers and secured by motor vehicles financed thereby that are not included in the Pool Balance. [The Specified Reserve Account Balance is further subject to adjustment in certain circumstances described herein.]

     [The Specified Reserve Account Balance would also be increased to the extent that the Receivables in the Trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, have a
weighted average Contract Rate of less than    %.  See "The
Receivables Pool" herein. In addition, subject to certain limitations, the Sellers have the option to increase the Specified Reserve Account Balance in connection with the addition of Subsequent Receivables.]


     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to [distribute such excess to [the Sellers] [NAFC] [apply such excess as Noteholders' Accelerated Principal]. Upon any distribution to [the Sellers] [NAFC] of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. [Subsequent to any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Payment Account for payment to Noteholders as an accelerated payment of principal on [such Distribution] [the related Payment] Date.] [Or, state other methods for determining the Specified Reserve Account Balance and applying such excess amounts.]


     Amounts held from time to time in the Reserve Account will be held for the benefit of Noteholders and Certificateholders. [On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent of the amount of the Advance Reserve Withdrawal for such Distribution Date.] On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent that the [part of the] Available Funds (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the [preceding sentence][two preceding sentences]) to the extent that the Available Funds remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. [If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount.] On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

     "Available Reserve Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [ less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduction thereto on such Distribution Date.

     ["Certificate Interest Reserve Amount" means the lesser of
(i) $        less the amount of any application of the
Certificate Interest Reserve Amount to pay interest on the
Certificates on any prior Distribution Date and (ii)   % of the
Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

     If on any Distribution Date the entire Noteholders' Payment Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Payment Account, the Certificateholders generally will not receive any distributions.


     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to [the Sellers] [NAFC].


     The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. In addition, the subordination of the Certificates to the Notes is intended to enhance further the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

[YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     If any Receivable has, as of the Cutoff Date, a Contract Rate below the Required Rate, the Sellers, the Servicer and the Indenture Trustee will, simultaneously with the sale and assignment of the Receivables, enter into the Yield Supplement Agreement. The Yield Supplement Agreement will, with respect to each Receivable subject thereto, if any, provide for the payment into the Collection Account by the applicable Seller on or prior to each Deposit Date of an amount calculated by the Servicer equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of such Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supplement Amount").


     Each Seller's obligations under the Yield Supplement Agreement will be secured by funds, if any, deposited by [the Sellers][NAFC][a third party] on the Closing Date in an Eligible Deposit Account to be maintained by the Indenture Trustee for the benefit of the holders of the Notes and the Certificates (the "Yield Supplement Account"). The amount required to be retained (to the extent of funds available therefor) in the Yield Supplement Account on any Distribution Date will be equal to the Specified Yield Supplement Balance.


     Funds, if any, on deposit in the Yield Supplement Account may be invested in Permitted Investments in the manner permitted by the Sale and Servicing Agreement


     Amounts on deposit in the Yield Supplement Account will be released to [the Sellers] [NAFC] each Distribution Date to the extent the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Balance. The "Required [Initial] Yield Supplement Balance," on any date of determination, is the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the [Initial] Receivables are made on their scheduled due dates. No funds will be deposited in the Yield Supplement Account, however, if the amount on deposit therein is less than the Required [Initial] Yield Supplement Balance. [All investment earnings attributable to the Yield Supplement Account will be distributed on each Distribution Date to [the Sellers] [NAFC]. Upon any release of amounts from the Yield
Supplement Account, the Securityholders will not have any rights
in, or claims to, such amounts.   Any monies remaining on deposit
in the Yield Supplement Account upon the termination of the Trust will be paid to [the Sellers] [NAFC].

     [Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date, [the Sellers][NAFC][a third party] will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Required Subsequent Yield Supplement Amount" and, together with the Required Initial Yield Supplement Amount, the "Required Yield Supplement Amount."]]


[INTEREST RATE CAP


     With respect to the [Class A-2] Notes, the Sellers will enter into an Interest Rate Cap, dated as of the Closing Date (the "Interest Rate Cap") with the Interest Rate Cap Provider. The notional amount of the Interest Rate Cap on any [Distribution] [Payment] Date (the "Cap Notional Amount") will be at least equal to the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date.
Pursuant to the Interest Rate Cap, on each [Distribution] [Payment] Date on which [the Class A-2 Rate] [LIBOR] for the
preceding [Distribution] [Payment] Date exceeds    % (the "Cap
Rate"), the Interest Rate Cap Provider will make a payment to the Indenture Trustee, on behalf of the Trust, in an amount equal to the product of (i) the difference between [such Class A-2 Rate] [LIBOR] and the Cap Rate, (ii) the Cap Notional Amount and (iii) the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date divided by 360. The Interest Rate Cap will terminate on the Class A-2 Scheduled Final
[Distribution] [Payment] Date.  Payments received by the
Indenture Trustee pursuant to the Interest Rate Cap will be deposited in the Collection Account for the benefit of all Securityholders.


     The payment obligations of the Interest Rate Cap Provider under the Interest Rate Cap constitute general unsecured obligations of the Interest Rate Cap Provider. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Cap when due. A failure by the Interest Rate Cap Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Interest Rate Cap will be provided by         (the
"Interest Rate Cap Provider").  The Interest Rate Cap Provider
was incorporated in       .  The Interest Rate Cap Provider is
engaged in the business of        .  As of        , 199 , the
Interest Rate Cap Provider had total consolidated assets of $
 , total consolidated liabilities of $       and total
consolidated stockholders' equity of $       .



[INTEREST RATE SWAP

     With respect to the Class A-2 Notes, the Indenture Trustee, on behalf of the Trust, will enter into one or more Interest Rate Swap Agreements, dated as of the Closing Date (collectively, the "Interest Rate Swap") with the Swap Counterparty. The notional amount of the Interest Rate Swap on any [Distribution] [Payment] Date (the "Swap Notional Amount") will equal the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. Pursuant to the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the Class A-2 Rate] [LIBOR] on the Swap Notional Amount. In exchange for such payments, the Trust will pay to the Swap Counterparty, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the lesser of] [
%] [and] [the Prime Rate less   %], on the Swap Notional Amount[,
which rate will be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the Swap Counterparty to the Trust and the [monthly] [quarterly] payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts, if any, will be deposited in the Collection Account for the benefit of all Securityholders and Net Trust Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date.

     The payment obligations of the Swap Counterparty under the Interest Rate Swap constitute general unsecured obligations of the Swap Counterparty. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Swap when due. A failure by the Swap Counterparty to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Interest Rate Swap will be provided by         (the
"Swap Counterparty").  The Swap Counterparty was incorporated in
    .  The Swap Counterparty is engaged in the business of
 .  As of        , 199 , the Swap Counterparty had total
consolidated assets of $       , total consolidated liabilities
of $       and total consolidated stockholders' equity of $
 .



[GUARANTEED RATE AGREEMENT

     The Sellers will enter into an Guaranteed Rate Agreement, dated as of the Closing Date (the "Guaranteed Rate Agreement") with the Investment Provider. Pursuant to the Guaranteed Rate Agreement, amounts on deposit in the [Collection] [Note Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction of the Investment Provider in certain eligible investments (which are substantially similar to Permitted Investments). Amounts invested pursuant to the Guaranteed Rate Agreement will continue to be held in the name of the Indenture Trustee for the benefit of Securityholders and will remain assets of the Trust for purposes of bankruptcy, tax and other applicable laws. The Guaranteed Rate Agreement provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return.

     If the commercial paper rating or certificate of deposit rating of the Investment Provider is at any time reduced below A-1+ or P1 by the applicable Rating Agency, within 60 days of receiving notice of such decline, the Servicer will either (i) with the prior written assurance of each Rating Agency that such action will not result in a reduction of the rating of any of the Notes or the Certificates, cause the Investment Provider to pledge securities, in a manner conferring on the Indenture Trustee a perfected first lien in such securities, securing the Investment Provider's performance of its obligations under the Guaranteed Rate Agreement, (ii) direct the Indenture Trustee to terminate the Guaranteed Rate Agreement and to obtain a Replacement Guaranteed Rate Agreement or (iii) establish any other arrangement satisfactory to each Rating Agency such that such Rating Agency will not reduce the rating of any of the Notes or the Certificates. A "Replacement Guaranteed Rate Agreement" means an agreement (i) which is substantially similar to the original Guaranteed Rate Agreement, (ii) the obligor of which is an insurance company, trust company, commercial bank or other entity which has a commercial paper or certificate of deposit rating of at least A-1+ or P1 by the applicable Rating Agency and
(iii) which provides for either the payment of interest on funds invested pursuant thereto at a rate per annum at least equal to the weighted average of the Note Interest Rates [and the Certificate Rate]. If the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within such 60-day period, then each following Distribution Date will constitute a Payment Date and distributions in respect of the Notes and the Certificates will be made monthly. See "Description of the Notes Payments of Interest" herein.

     The payment obligations of the Investment Provider under the Guaranteed Rate Agreement constitute general unsecured obligations of the Investment Provider. No assurance can be given that the Trust will receive the payments due to be received under the Guaranteed Rate Agreement when due. A failure by the Investment Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Guaranteed Rate Agreement will be provided by
(the "Investment Provider").  The Investment Provider was
incorporated in       .  The Investment Provider is engaged in
the business of        .  As of        , 199 , the Investment
Provider had total consolidated assets of $       , total
consolidated liabilities of $       and total consolidated
stockholders' equity of $       .  The Investment Provider is
currently rated     /    .



FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies ("RIC's") or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS; TAX CHARACTERIZATION OF THE TRUST


     In the opinion of Special Tax Counsel, upon issuance of the Notes and Certificates the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Any such opinion will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the related Trust and issuance of Securities. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships. Further, with respect to the Notes, Special Tax Counsel is of the opinion that the Notes will be classified as debt for federal income tax purposes.


     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary Tax Status" relating to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the certificates.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Noteholders will be deemed to have agreed by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Notes is correct.

     Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date of such Note. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.

     The Holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, is ___% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of
(w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder; (ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See " Market Discount" and " Amortizable Bond Premium."

     Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or
(ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Short-Term Obligations. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Noteholders and certain other Noteholders, including banks, regulated investment companies, dealers in securities and cash basis Noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Noteholder. In the case of a Noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.

     Non-U.S. Note Owners. In general, a non-U.S. Note Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Sellers (or affiliate of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Sellers (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Note Owner must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Treatment of the Trust as a Partnership. The Sellers and the Servicer will agree, and the Certificateholders of the Trust will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders of the Trust (including, potentially, the Sellers and NAFC), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates evidencing interests in the Trust, the Notes, the Sellers and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.


     A variety of alternative characterizations of the Certificates are possible. For example, because the Certificates of beneficial interest in the Trust generally will have certain features characteristic of debt, the Certificates issued by the Trust might be considered debt of NAFC or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.


     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, the Certificates are not Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates.

     Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.


     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders of the Trust will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on the Certificates for such interest period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to the [the Sellers] [NAFC], [[as "] [the] [general partner]["] of the Trust].


     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders of the Trust except to the extent the Certificateholders of the Trust are reasonably expected to bear the economic burden of such losses or deductions. Further, losses and deductions will not be be allocated to Certificateholders of a particular class of Certificates except to the extent the Certificateholders of such class of Certificates are expected to bear the economic burden of such losses or deductions. Any such losses could be characterized as capital losses deductible by the Certificateholder only against capital gain income, while any such deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Although the allocation of gross income to Certificateholders provided above as an alternative to the characterization of the yield on the Certificates as guaranteed payments is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders of the Trust. Moreover, under this alternative method of allocation, Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates based on the Certificate Rate even though the Trust might not have sufficient cash to make current cash distributions of such amount or Certificateholders may have no right to cash equal to such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders of the Trust but Certificateholders of the Trust may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the Certificateholder's taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as RICs and real estate investment trusts ("REITs"), that expect to earn "interest" income.

     Limitations on Losses. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income."

     In addition a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables [were not] [were] issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Distributions to Certificateholders.   Certificateholders
generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Sellers are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer.
Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. The General Partner will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS.
Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the General Partner may enter into a binding settlement on behalf of all Certificateholders with a less than a 1 percent interest in the Partnership (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the General Partner is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedure and is not an exempt recipient under applicable provisions of the Code.

TAX CONSEQUENCES TO NON-U.S. CERTIFICATEHOLDERS

     The Certificates may not be purchased by persons other than U.S. persons and non-U.S. persons who will satisfy the Sellers and the Trustee of the Trust that such non-U.S. person will be taxed with respect to its ownership of Certificates as if it were a U.S. person. However, in the case of such a non-U.S. person, the Trust will withhold U.S. income tax at the highest marginal rate.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                       ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of
(i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or
(iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (excluding, for this purpose, any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                           UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:
                                      PRINCIP  [PRINCI  [PRINCI
                                         AL      PAL      PAL
                                       AMOUNT   AMOUNT  AMOUNT
                                         OF       OF      OF
                                       [CLASS   CLASS    CLASS
                                        A-1]     A-2      A-3
          NOTE UNDERWRITERS            NOTES    NOTES]  NOTES]

     NationsBanc Capital Markets,     $        $[  ]    $[  ]
 Inc.  . . . . . . . . . . . . . . .

       . . . . . . . . . . . . . . .           [  ]     [  ]
       . . . . . . . . . . . . . . .           [  ]     [  ]

                                                [  ]     [  ]

   Total . . . . . . . . . . . . . .  $        $[  ]    $[  ]


     The Sellers have been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices
less the initial concession not in excess of    % per [Class A-1]
Note[,    % per Class A-2 Note and    % per Class A-3 Note].  The
Note Underwriters may allow, and such dealers may reallow, a
concession not in excess of    % per [Class A-1] Note[,    % per
Class A-2 Note and    % per Class A-3 Note] to certain other
dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.


     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the initial Certificate Balance of each offered class of Certificates set forth opposite its name below:

                                            CERTIFICATE   [CERTIFICATE
                                            BALANCE OF     BALANCE OF
                                           [Class C-  ]   [CLASS C-  ]
CERTIFICATE UNDERWRITERS                   CERTIFICATES   CERTIFICATES]


NationsBanc Capital Markets, Inc.. .$                     $



   Total . . . . . . . . . . . . . .  $



     The Sellers have been advised by the Certificate
Underwriters that they propose initially to offer the
[CLASS C- and Class C-  ] Certificates to the public at
the price set forth herein, and to certain dealers at such
price less the initial concession not in excess of    % per
[Class C-  ] Certificate [and   % per Class C-   Certificate].
The Certificate Underwriters may allow, and such dealers may
reallow, a concession not in excess of    % per [Class C-  ]
Certificate [and % per Class C- Certificate] to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     NationsBanc Capital Markets, Inc. ("NCMI") is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.



                          LEGAL OPINIONS

     In addition to the legal opinions described in the
Prospectus, certain legal matters relating to the Notes and the
Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the
Trust by [                                    ].


          ANNEX I

                           GLOBAL CLEARANCE, SETTLEMENT AND
                             TAX DOCUMENTATION PROCEDURES

               Except in certain limited circumstances, the globally
          offered NationsBank Auto Owner Trust   % [Class A-1] Asset Backed
          Notes[, Floating Rate Class A-2 Asset Backed Notes and % Class A-3 Asset Backed Notes] (collectively, [the "Global Notes") and
          % Asset Backed Certificates (the "Global Certificates" and together with the Global Notes,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

               Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

               Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

               Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

               Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          INITIAL SETTLEMENT

               All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

               Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

               Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          SECONDARY MARKET TRADING

               Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

               Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

               Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.
          Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

               Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

               As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

               Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

               Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

               Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          [Global Notes]

               A beneficial owner of Global [Securities] [Notes] holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

               Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global [Securities] [Notes] that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

               Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global [Securities] [Notes] residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global [Securities] [Notes] or his agent.

               Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

               U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global [Security] [Note] or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          [Global Certificates


               The Global Certificates may not be purchased by persons other than U.S. Persons and non-U.S. Persons who will have satisfied the Sellers and the Owner Trustee that such non-U.S. Person will be taxed with respect to its beneficial ownership of Global Certificates as if it were a U.S. Person.]

               The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global [Securities] [Notes]. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.



                                    INDEX OF TERMS

               Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page [ ] of the Prospectus.

          ABS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
          ABS Table . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
          Accrued Certificate Interest  . . . . . . . . . . . . . . .  S-46
          Accrued Note Interest . . . . . . . . . . . . . . . . . . .  S-45
          Additional Yield Supplement Amount  . . . . . . . . . . . .  S-16
          Additional Reserve Account Deposit  . . . . . . . . .  S-14, S-48
          Available Funds . . . . . . . . . . . . . . . . . . . . . .  S-43
          Available Interest  . . . . . . . . . . . . . . . . . . . .  S-43
          Available Principal . . . . . . . . . . . . . . . . . . . .  S-43
          Available Reserve Amount  . . . . . . . . . . . . . . . . .  S-49
          Bank, Banks . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Cap Notional Amount . . . . . . . . . . . . . . . . . . . .  S-51
          Cap Rate  . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
          Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
          CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
          Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-46
          Certificate Interest Reserve Amount . . . . . . . . . . . .  S-49
          Certificate Pool Factor . . . . . . . . . . . . . . . . . .  S-35
          Certificate Prepayment Amount . . . . . . . . . . . .  S-12, S-40
          Certificate Prepayment Premium  . . . . . . . . . . . . . .  S-12
          Certificate Rate  . . . . . . . . . . . . . . . . . . . . .  S-11
          Certificate Underwriters  . . . . . . . . . . . . . . . . .  S-63
          Certificate Underwriting Agreement  . . . . . . . . . . . .  S-63
          Certificateholders  . . . . . . . . . . . . . . . . . . . .  S-11
          Certificateholders' Distribution Amount . . . . . . . . . .  S-47
          Certificateholders' Interest Carryover Shortfall  . . . . .  S-47
          Certificateholders' Monthly Accrued Interest  . . . . . . .  S-47
          Certificateholders' Monthly Principal . . . . . . . . . . .  S-47
          Certificateholders' Percentage  . . . . . . . . . . . . . .  S-47
          Certificateholders' Principal Carryover Shortfall . . . . .  S-47
          Certificateholders' Principal Distribution Amount . . . . .  S-47
          Certificates  . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          [Class A-1] Final Scheduled [Distribution] [Payment] Date . . S-8
          Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . S-4
          [Class A-1] Notes . . . . . . . . . . . . . . . . . . . . . . S-1
          [Class A-1 Rate]  . . . . . . . . . . . . . . . . . . . . . . S-7
          Class A-2 Final Scheduled [Distribution] [Payment] Date . . . S-8
          Class A-2 Notes . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . S-7
          Class A-3 Final Scheduled [Distribution] [Payment] Date . . . S-9
          Class A-3 Notes . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Class A-3 Rate  . . . . . . . . . . . . . . . . . . . . . . . S-7
          [Class C-  Certificates . . . . . . . . . . . . . . . . . . . S-1]
          Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . S-5
          Code  . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-53
          Collection Account  . . . . . . . . . . . . . . . . . . . .  S-16
          Collection Period . . . . . . . . . . . . . . . . . . . . . . S-8
          Collections . . . . . . . . . . . . . . . . . . . . . . . .  S-44
          Commission  . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Contract Rate . . . . . . . . . . . . . . . . . . . . . . .  S-25
          Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . .  S-25
          Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
          Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . S-5
          Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
          Defaulted Receivable  . . . . . . . . . . . . . . . . . . .  S-44
          Determination Date  . . . . . . . . . . . . . . . . . . S-8, S-37
          Disposition of Certificates . . . . . . . . . . . . . . . .  S-58
          Distribution Date . . . . . . . . . . . . . . . . . . . S-2, S-10
          [Distribution] [Payment] Date . . . . . . . . . . . . .  S-2, S-7
          DTC . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, I-1
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
          Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
          Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Final Scheduled Distribution Date . . . . . . . . . . . S-2, S-11
          Final Scheduled Maturity Date . . . . . . . . . . . . . . . . S-6
          Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . S-5
          Forced-Placed Insurance . . . . . . . . . . . . . . . . . .  S-25
          Funding Period  . . . . . . . . . . . . . . . . . . . . . .  S-13
          Global Certificates . . . . . . . . . . . . . . . . . . . . . I-1
          Global Notes  . . . . . . . . . . . . . . . . . . . . . . . . I-1
          Global Securities . . . . . . . . . . . . . . . . . . . . . . I-1
          Guaranteed Rate Agreement . . . . . . . . . . . . . . . . .  S-52
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . S-4
          Index Maturity  . . . . . . . . . . . . . . . . . . . . S-2, S-37
          [Initial] Cut-Off Date  . . . . . . . . . . . . . . . . . . . S-5
          Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . S-9
          [Initial] Pool Balance  . . . . . . . . . . . . . . . . . . . S-5
          [Initial] Receivables . . . . . . . . . . . . . . . . . . . . S-5
          Interest Collections  . . . . . . . . . . . . . . . . . . .  S-44
          Interest Period . . . . . . . . . . . . . . . . .  S-2, S-7, S-36
          Interest Rate Cap . . . . . . . . . . . . . . . . . . . . .  S-51
          Interest Rate Cap Provider  . . . . . . . . . . . . .  S-12, S-51
          Interest Rate Swap  . . . . . . . . . . . . . . . . .  S-13, S-51
          Interest Reset Period . . . . . . . . . . . . . . . . . S-2, S-37
          Investment Provider . . . . . . . . . . . . . . . . .  S-17, S-53
          IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Liquidation Proceeds  . . . . . . . . . . . . . . . . . . .  S-44
          Mandatory Redemption  . . . . . . . . . . . . . . . . . S-9, S-38
          Mandatory Repurchase  . . . . . . . . . . . . . . . .  S-12, S-40
          NAFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          NationsBank South . . . . . . . . . . . . . . . . . . . . . . S-4
          NationsBank Texas . . . . . . . . . . . . . . . . . . . . . . S-4
          Net Trust Swap Payment  . . . . . . . . . . . . . . .  S-13, S-52
          Net Trust Swap Receipt  . . . . . . . . . . . . . . .  S-13, S-52
          Note Interest Rate[s] . . . . . . . . . . . . . . . . . . . . S-7
          Note Pool Factor  . . . . . . . . . . . . . . . . . . . . .  S-35
          Note Prepayment Amount  . . . . . . . . . . . . . . .  S-10, S-38
          Note Prepayment Premium . . . . . . . . . . . . . . . . . .  S-10
          Note Underwriters . . . . . . . . . . . . . . . . . . . . .  S-63
          Note Underwriting Agreement . . . . . . . . . . . . . . . .  S-62
          Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Noteholders' Accelerated Principal  . . . . . . . . . . S-8, S-37
          Noteholders' Interest Carryover Shortfall . . . . . . . . .  S-45
          Noteholders' Monthly Accrued Interest . . . . . . . . . . .  S-45
          Noteholders' Monthly Principal  . . . . . . . . . . . . . .  S-46
          Noteholders' Payment Amount . . . . . . . . . . . . . . . .  S-46
          Noteholders' Percentage . . . . . . . . . . . . . . . . . .  S-46
          Noteholders' Principal Carryover Shortfall  . . . . . . . .  S-46
          Noteholders' Principal Payment Amount . . . . . . . . . S-8, S-46
          Notes . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Obligor . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
          OID . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
          OID Regulations . . . . . . . . . . . . . . . . . . . . . .  S-54
          Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Payment Date  . . . . . . . . . . . . . . . . . . . .  S-35, S-50
          Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
          Plan Investor . . . . . . . . . . . . . . . . . . . . . . .  S-62
          Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Pool [/Prefunding] Balance  . . . . . . . . . . . . . . . . . S-7
          Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . S-6
          Pre-Funded Percentage . . . . . . . . . . . . . . . . . . .  S-10
          Pre-Funding Account . . . . . . . . . . . . . . . . . . S-2, S-13
          Prepayable Obligation . . . . . . . . . . . . . . . . . . .  S-54
          Prepayment Assumption . . . . . . . . . . . . . . . . . . .  S-54
          Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Purchase Receivable . . . . . . . . . . . . . . . . . . . .  S-44
          Rating Agencies . . . . . . . . . . . . . . . . . . . . . .  S-24
          Receivables . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
          Receivables Pool  . . . . . . . . . . . . . . . . . . . . .  S-25
          Record Date . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Recoveries  . . . . . . . . . . . . . . . . . . . . . . . .  S-44
          Redemption Price  . . . . . . . . . . . . . . . . . . . . .  S-39
          Regular Principal . . . . . . . . . . . . . . . . . . . S-8, S-37
          Replacement Guaranteed Rate Agreement . . . . . . . . . . .  S-52
          Required Rate . . . . . . . . . . . . . . . . . . . . . . .  S-15
          Required Subsequent Yield Supplement Amount . . . . . . . .  S-51
          Required Yield Supplement Amount  . . . . . . . . . . . . .  S-49
          Required [Initial] Yield Supplement Amount  . . . . . . . .  S-50
          Reserve Account . . . . . . . . . . . . . . . . . . . . . .  S-14
          Reserve Account Initial Deposit . . . . . . . . . . .  S-14, S-48
          Sale and Servicing Agreement  . . . . . . . . . . . . . . . . S-5
          Securities  . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Securities Act  . . . . . . . . . . . . . . . . . . . . . . . S-3
          Securityholders . . . . . . . . . . . . . . . . . . . . . .  S-11
          Seller, Sellers . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Servicer's Certificate  . . . . . . . . . . . . . . . . . .  S-43
          Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . .  S-17
          Short-Term Notes  . . . . . . . . . . . . . . . . . . . . .  S-56
          Simple Interest Receivable  . . . . . . . . . . . . . . . .  S-29
          Special Tax Counsel . . . . . . . . . . . . . . . . . . . .  S-18
          Specified Reserve Account Balance . . . . . . . . . .  S-15, S-47
          Subsequent Cut-Off Date . . . . . . . . . . . . . . . . . . . S-6
          Subsequent Receivables  . . . . . . . . . . . . . . . .  S-2, S-6
          Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . S-6
          Supplemental Servicing Fee  . . . . . . . . . . . . . . . .  S-42
          Swap Counterparty . . . . . . . . . . . . . . . . . .  S-13, S-52
          Swap Notional Amount  . . . . . . . . . . . . . . . . . . .  S-51
          Transfer and Servicing Agreements . . . . . . . . . . . . .  S-41
          Trust . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . S-4
          Trust Property  . . . . . . . . . . . . . . . . . . . . . . . S-5
          U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . I-4
          Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  S-63
          Yield Supplement Account  . . . . . . . . . . . . . .  S-16, S-50
          Yield Supplement Agreement  . . . . . . . . . . . . . . . .  S-15
          Yield Supplement Amount . . . . . . . . . . . . . . .  S-16, S-50
          Yield Supplement Initial Deposit  . . . . . . . . . . . . .  S-15




            NO DEALER, SALESMAN OR OTHER        $
           PERSON HAS BEEN AUTHORIZED TO
           GIVE ANY INFORMATION OR TO MAKE      NationsBank
           ANY REPRESENTATIONS OTHER THAN       Auto Owner Trust 199 -
           THOSE CONTAINED OR INCORPORATED      $
           BY REFERENCE IN THIS PROSPECTUS         % Asset Backed
           SUPPLEMENT OR THE PROSPECTUS         Notes[, Class A-1]
           AND, IF GIVEN OR MADE, SUCH
           INFORMATION OR REPRESENTATIONS       [$
           MUST NOT BE RELIED UPON.  THIS          Floating Rate Asset
           PROSPECTUS SUPPLEMENT AND THE        Backed
           PROSPECTUS DO NOT CONSTITUTE AN      Notes, Class A-2]
           OFFER TO SELL OR A SOLICITATION
           OF AN OFFER TO BUY ANY               [$
           SECURITIES OTHER THAN THE               % Asset Backed
           SECURITIES OFFERED HEREBY, NOR       Notes, Class A-3]
           AN OFFER OF THE SECURITIES IN
           ANY STATE OR JURISDICTION IN         $
           WHICH, OR TO ANY PERSON TO              % [Class C-] Asset Backed
           WHOM, SUCH OFFER WOULD BE            Certificates
           UNLAWFUL.  THE DELIVERY OF THIS
           PROSPECTUS SUPPLEMENT OR THE         $
           PROSPECTUS AT ANY TIME DOES NOT         % [Class C-] Asset Backed
           IMPLY THAT INFORMATION HEREIN        Certificates
           OR THEREIN IS CORRECT AS OF ANY      NATIONSBANK, N.A.
           TIME SUBSEQUENT TO ITS DATE.         NATIONSBANK, N.A. (SOUTH)
                 ____________________           NATIONSBANK OF TEXAS, N.A.
                                                SELLERS

                                                NATIONSBANK, N.A.
                  TABLE OF CONTENTS
                                                SERVICER
                                      PAGE
           PROSPECTUS SUPPLEMENT
           Reports to Securityholders. S-2
           Summary . . . . . . . . . . S-4
                                                PROSPECTUS
           Risk Factors  . . . . . .  S-20
                                                SUPPLEMENT
           The Trust . . . . . . . .  S-24
           The Receivables Pool  . .  S-25
           Pool Factors  . . . . . .  S-35
           Maturity and Prepayment
           Considerations  . . . . .  S-35
           Description of the Notes   S-36
           Description of the Certificates
                                      S-39
           Description of the Transfer and
           Servicing Agreements  . .  S-41
           Federal Income Tax Consequences
                                      S-53
           ERISA Considerations  . .  S-62
           Underwriting  . . . . . .  S-62
           Legal Opinions  . . . . .  S-64
           Annex I Global Clearance,
           Settlement and Tax
             Documentation Procedures  I-1
           Index of Terms  . . . . . . . i
           PROSPECTUS
           Reports to Securityholders. . 3
           Available Information . . . . 3
           Incorporation of Certain
           Documents by Reference  . . . 3
           Summary . . . . . . . . . . . 5
           Risk Factors  . . . . . . .  16
           The Trusts  . . . . . . . .  23
           The Receivables Pools . . .  24
           Maturity and Prepayment
           Considerations  . . . . . .  27
           Pool Factors and Trading
           Information  . . . . . . .   29
           Use of Proceeds . . . . . .  29
           The Banks, NationsBank
           Corporation and NAFC  . . .  29
           The Servicer  . . . . . . .  30
           Description of the Notes. .  30
           Description of the
           Certificates . . .  . . . .  36
           Description of Fixed and
           Floating Rate Options . . .  37
           Book-Entry and Definitive
           Securities; Reports to
           Securityholders . . . . . .  42
           Description of the Transfer
           and Servicing Agreements. .  47
           Certain Legal Aspects of the
           Receivables . . . . . . . .  60
           Federal Income Tax
           Consequences . . . . . . . . 64
           ERISA Considerations  .. . . 65
           Plan of Distribution  .. . . 70
           Legal Opinions  . . . .. . . 71
           Index of Terms  . . . .. . . 72

                UNTIL        ,   199  (90 DAYS AFTER THE DATE OF THIS
           PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSAC-
           TIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS
           AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



[FLAG]
The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State


                   SUBJECT TO COMPLETION, DATED _____ __, 1996


     GRANTOR TRUST PROSPECTUS SUPPLEMENT

     (To Prospectus dated           , 1996)
                            $
          NATIONSBANK AUTO GRANTOR TRUST 199_

        $        % ASSET BACKED CERTIFICATES, CLASS A
       [$        % ASSET BACKED CERTIFICATES, CLASS B]

                               [NationsBank Logo]

                               NATIONSBANK, N.A
                           NATIONSBANK, N.A. (SOUTH
                           NATIONSBANK OF TEXAS, N.A
                                    SELLERS

                               NATIONSBANK, N.A
                                   SERVICER


          The NationsBank Auto Grantor Trust 199 - (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement"),
     to be dated as of           , 199 , among NationsBank, N.A.,
     NationsBank, N.A. (South) and NationsBank of Texas, N.A. (each, "Sell-er" and collectively, the "Sellers"), NationsBank, N.A. (the
     "Servicer") and           , as Trustee, and will issue $
     aggregate initial principal balance of    % Asset Backed Certificates,
     Class A (the "Class A Certificates") and $          aggregate initial
     principal balance of     % Asset Backed Certificates, Class B (the
     "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). [Only the Class A Certificates are being offered hereby.] The Class A Certificates will evidence in the aggregate an
     undivided ownership interest of approximately    % in the Trust.  The
     Class B Certificates will evidence in the aggregate an undivided
     ownership interest of approximately    % in the Trust.  The rights of
     the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certifi-cateholders to the extent described herein. The Trust property will include a pool of fixed rate simple interest retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies due or received
     thereunder on       , 199  (the "Cut-Off Date"), other than the portion
     thereof payable to the Servicer as its Servicing Fee as described herein and certain other property, as more fully described herein. See "Summary The Trust Property" herein. [The Trustee also will hold monies on deposit in a trust account (the "Pre-Funding Account"). Additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") will be purchased by the Trust from the
     Seller from time to time on or before             , 199  out of funds
     on deposit in the Pre-Funding Account.] (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page .)


     Principal and interest to the extent of the [applicable] Certifi-
     cate Rate generally will be distributed on the    day of each month
     (the "Distribution Date"), commencing             , 199 .  The final
     scheduled Distribution Date on the [Class A] Certificates will be
               , 199   (the "Final Scheduled Distribution Date").
        PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE
          INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE S-__ HEREIN
                  AND ON PAGE OF THE ACCOMPANYING PROSPECTUS

         THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST
     ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH),
             NATIONSBANK OF TEXAS, N.A. OR NATIONSBANK CORPORATION
                     OR ANY OF THEIR RESPECTIVE AFFILIATES

     A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.  ANY REPRE
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                                            PROCEEDS TO
                                 PRICE TO    UNDERWRITING    THE SELLER
                                PUBLIC (1)     DISCOUNT        (1)(2)
      Per Class A Certificate
                                         %              %             %
      [Per Class B Certificate           %              %             %
      Total . . . . . . . . .            $              $             $]

     (1) Plus accrued interest, if any, from           , 199 .
     (2) Before deducting expenses, estimated to be $          .



          The [Class A] Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the [Class A] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System on or about the Closing Date.The date of this Prospectus Supple-
     ment is           , 199 .


          THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFOR-MATION ABOUT THE OFFERING OF THE [CLASS A] CERTIFICATES. ADDI-TIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE [CLASS A] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE [CLASS A] CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZ-ING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS


          Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the [Class A] Certificates. See "Book-Entry and Definitive Securi-ties Book-Entry Registration" and " Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Certificates issued by the Trust are no longer outstanding.



          The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certifi-cates offered pursuant to this Prospectus. For further informa-tion, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web at which reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus.


                                    SUMMARY

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

     ISSUER  . . . . .   NationsBank Auto Grantor Trust 199 - (the
                          "Trust" or the "Issuer"), a trust to be
                          formed by the Sellers and the Trustee pur-suant to the Agreement.

     SELLERS . . . . .   NationsBank, N.A., NationsBank, N.A. (South)
                          ("NationsBank South"), and NationsBank of
                          Texas, N.A. ("NationsBank Texas") (each a
                          "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

     SERVICER  . . . .   NationsBank, N.A., in its capacity as
                          servicer (the "Servicer").

     TRUSTEE . . . . .           , a               , as trustee under
                         the Agreement (the "Trustee").

     COLLATERAL AGENT            , a               , in its capacity
                          as collateral agent (the "Collateral
                          Agent").

     THE TRUST PROPERTY   The property of the Trust (the "Trust Prop-
                              erty") includes a pool of fixed rate
                              simple interest retail motor vehicle
                              installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Re-ceivables"), all monies received under the [Initial] Receivables after the close of business of the Servicer on
                                    , 1996 (the "[Initial] Cut-Off
                              Date") [and all monies received under
                              the Subsequent Receivables after the
                              close of business of the Servicer on
                              each applicable Subsequent Transfer
                              Date] and will also include: (i) such
                              amounts as from time to time are on
                              deposit in one or more accounts main-
                              tained pursuant to the Pooling and Ser-
                              vicing Agreement to be dated as of
                              , 199_ (as amended and supplemented from time to time, the "Agreement") among the Banks, as Sellers, the Servicer, the Trustee and the Collateral Agent, as described herein[, including the Yield Supplement Account][and the Pre-Funding Account]; (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (col-lectively, the "Financed Vehicles") and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain in-surance policies covering the Financed Vehicles or the obligors under the Re-ceivables (each, an "Obligor"), as the case may be; (iv) certain rights of the Trust to receive payments from the Re-serve Account [and pursuant to the Yield Supplement Agreement] as described be-low; (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repur-chase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Re-ceivables; (viii) all other rights of the Trust under the Agreement; and (ix) any and all proceeds of the foregoing. The Reserve Account [and the Yield Sup-plement Account,] and any amounts there-in, will not be property of the Trust, but such accounts will be pledged to and held by ________ acting in its capacity as property-holding agent for the bene-fit of the Certificateholders (the "Col-lateral Agent").

     THE CERTIFICATES    The Trust will issue Asset Backed Certifi-
                          cates (the "Certificates") in an aggregate
                          initial balance of $          .  The Cer-
                          tificates represent fractional undivided interests in the Trust and will be issued pursuant to the Agreement.

                         The Certificates will consist of $
                                 aggregate initial principal amount
                          of      % Asset Backed Certificates, Class
                          A (the "Class A Certificates") [and $
                                  aggregate initial principal amount
                          of      % Asset Backed Certificates, Class
                          B (the "Class B Certificates")].  [Only the
                          Class A Certificates are being offered
                          hereby.] Each Certificate will represent a fractional undivided ownership interest in the Trust.

                         The [Class A] Certificates will be available
                          for purchase in book entry form only in
                          minimum denominations of $1,000 and inte-gral multiples thereof. The [Class A] Cer-tificateholders will not be entitled to receive Definitive Certificates except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders Definitive Secu-rities" in the Prospectus.

                         [The Class A Certificates will evidence in
                          the aggregate an undivided ownership inter-
                          est (the "Class A Percentage") of approxi-
                          mately      % in the Trust (initially rep-
                          resenting $              ) and the Class B
                          Certificates will evidence in the aggregate
                          an undivided ownership interest (the "Class
                          B Percentage") of approximately      % in
                          the Trust (initially representing $
                             ).  The Class B Certificates are subor-
                          dinated to the Class A Certificates to the extent described herein.] [The Class B Certificates are not being offered hereby.]

     REGISTRATION OF
     CERTIFICATES  . .   Except in certain limited circumstances, the
                          Certificates will be available only in
                          book-entry form and will each be represent-
                          ed initially by global certificates regis-
                          tered in the name of Cede & Co. ("Cede"),
                          as nominee of The Depository Trust Company
                          ("DTC")(for Certificates held in the United
                          States), [Cedel Bank, societe anonyme
                          ("Cedel") or the Euroclear System
                          ("Euroclear")(for Certificates held in Eu-
                          rope). No person acquiring a beneficial
                          ownership interest in the Certificates (a
                          "Certificate Owner") will be entitled to
                          receive a Definitive Certificate represent-
                          ing such person's interest in the Trust
                          except under certain limited circumstances.
                          Under the terms of the Agreement, Certifi-
                          cate Owners will not be recognized as Cer-
                          tificateholders and will be permitted to
                          exercise the rights of the Certificatehold-
                          ers only indirectly through DTC. See "Risk
                          Factors   Form of Certificates; Certificate
                          Owners Not Recognized as Certificatehold-
                          ers" and "Description of the Certificates
                          Book-Entry Registration," "   Definitive
                          Certificates" and Annex I to this Prospec-tus Supplement, "Global Clearance, Settle-ment and Tax Documentation Procedures."

     THE RECEIVABLES .   On           , 199  (the "Closing Date"), the
                          Trust will purchase Receivables (the "[Ini-
                          tial] Receivables") having an aggregate
                          principal balance of approximately $
                           as of           , 199  (the "[Initial]
                          Cut-Off Date"), from the Sellers pursuant
                          to the Agreement.  As of the [Initial] Cut-
                          Off Date, the weighted average annual per-
                          centage rate of the [Initial] Receivables
                          was approximately      %, the weighted av-
                          erage remaining maturity of the [Initial]
                          Receivables was approximately    months and
                          the weighted average original maturity of the [Initial] Receivables was approximately months.

                         [On and following the Closing Date, pursuant
                          to the Agreement, the Sellers will be obli-
                          gated, subject only to the availability
                          thereof, to sell, and the Trust will be
                          obligated to purchase, subject to the sat-
                          isfaction of certain conditions set forth
                          therein, additional Receivables (the "Sub-
                          sequent Receivables") from time to time
                          during the Funding Period having an aggre-
                          gate principal balance equal to approxi-
                          mately $            (such amount being
                          equal to an amount on deposit in the
                          Pre-Funding Account (the "Pre-Funded
                          Amount") on the Closing Date). The Sellers will designate as a Cut-Off Date (each a "Subsequent Cut-Off Date") the date as of which Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising be-tween the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subse-quent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Sellers (each date on which Subsequent Receivables are con-veyed to the Trust being referred to as a "Subsequent Transfer Date") occurring dur-ing the Funding Period. See "Description of the Certificates Sale and Assignment of Receivables; Subsequent Receivables" here-in.]

                         The [Initial] Receivables [and the Subsequent
                          Receivables] arise or will arise from loans originated by Dealers and purchased by the Sellers pursuant to Dealer Agreements. The [Initial] Receivables have been selected[, and the Subsequent Receivables will be se-lected,] from the contracts owned by Sell-ers based on the criteria specified in the Agreement and described herein and in the Prospectus. No Initial Receivable has[, and no Subsequent Receivable will have,] a scheduled maturity later than _______ (the "Final Scheduled Maturity Date").

                         [Subsequent Receivables may be originated by
                          the Dealers and purchased by the Sellers at a later date using credit criteria differ-ent from those which were applied to the Initial Receivables and may be of a differ-ent credit quality and seasoning. In addi-tion, following the transfer of Subsequent Receivables to the Trust, the characteris-tics of the entire pool of Receivables in-cluded in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors The Subsequent Receivables and the Pre-Funding Account" and "The Re-ceivables Pool" herein.]

                         The "Pool[/Pre-Funding] Balance" at any time
                          [will represent] [is the sum of (i)] the aggregate principal balance of the Receiv-ables at the end of the preceding Collec-tion Period, after giving effect to all payments received from Obligors, Liquida-tion Proceeds and Purchase Amounts to be remitted by the Servicer or the Sellers, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [(such amount, the "Pool Balance") and (ii) the amount on deposit in the Pre-Funding Account (excluding any In-vestment Earnings)].

     DISTRIBUTION DATES   Distributions with respect to the Certifi-
                              cates will be made on the      day of
                              each month or, if any such day is not a
                              Business Day, on the next succeeding
                              Business Day (each, a "Distribution
                              Date") commencing            , 199 .
                              Distributions will be made to holders of
                              the [Class A] Certificates (the "[Class
                              A] Certificateholders") of record as of
                              the day immediately preceding such Dis-
                              tribution Date or, if Definitive Certif-
                              icates are issued, as of the      day of
                              the preceding month (a "Record Date").
                              A "Business Day" is a day that in The
                              City of New York or in the city in which the corporate trust office of the Trust-ee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

     CERTIFICATE RATE         % per annum with respect to the Class A
                         certificates (the "[Class A] Certificate
                         Rate"), [and      % per annum with respect to
                         the Class B Certificates (the "[Class B]
                         Certificate Rate"), in each case] calculated on the basis of a 360-day year consisting of twelve 30-day months. [The Class A Certifi-cate Rate and the Class B Certificate Rate are both sometimes referred to as the appli-cable "Pass-Through Rate."]

     INTEREST  . . . .   On each Distribution Date, interest at one-
                         twelfth of the applicable Pass-Through Rate,
                         calculated on the basis of a 360-day year
                         consisting of twelve 30-day months, on the
                         Class A Certificate Balance [and the Class B
                         Certificate Balance, respectively, in each
                         case] as of the preceding Distribution Date
                         (after giving effect to all payments of prin-
                         cipal made on such preceding Distribution
                         Date) or, in the case of the first Distribu-
                         tion Date, as of the Closing Date, will be
                         distributed to the registered holders of the
                         Class A Certificates (the "Class A Certifi-
                         cateholders") [and the registered holders of
                         the Class B Certificates (the "Class B Cer-
                         tificateholders" and, together with the Class
                         A Certificateholders,] the "Certificatehold-
                         ers") as of the day immediately preceding
                         such Distribution Date (or, if Definitive
                         Certificates are issued, the last day of the
                         related Collection Period) (in each case, the
                         "Record Date"), to the extent that sufficient
                         funds are on deposit in the Certificate Ac-
                         count or available in the Reserve Account to
                         make such distribution. A "Collection Period"
                         means the calendar month preceding each Dis-
                         tribution Date. See "Description of the Cer-
                         tificates   Distributions on Certificates"
                         and " Reserve Account." [The rights of the Class B Certificateholders to receive distri-butions of interest will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest to the extent described herein. See "Risk Factors
                         Limited Assets" and "  Subordination of Class
                         B Certificates."]

     PRINCIPAL . . . .   On each Distribution Date, as described more
                         fully herein, all payments of principal on
                         the Receivables received by the Servicer
                         during the preceding Collection Period, plus
                         an amount equal to the principal balance of
                         any Receivables which became Defaulted Re-
                         ceivables during the preceding Collection
                         Period, will be distributed by the Trustee to
                         the Class A Certificateholders [and to the
                         Class B Certificateholders] of record on the
                         preceding Record Date, to the extent that
                         sufficient funds are available therefor on
                         deposit in the Certificate Account or avail-
                         able in the Reserve Account to make such
                         distribution. See "The Certificates   Distri-
                         butions on Certificates" and " Reserve Ac-count." [The rights of the Class B Certifi-cateholders to receive distributions of prin-cipal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein.]

     [SUBORDINATION OF CLASS
     B CERTIFICATES  .   Distributions of interest on the Class B
                          Certificates will be subordinated in prior-
                          ity of payment to distributions of interest
                          (but not principal) due on the Class A Cer-
                          tificates, and distributions of principal
                          on the Class B Certificates will be subor-
                          dinated in priority of payment to distribu-
                          tions of interest and principal due on the
                          Class A Certificates, in the event of de-
                          faults on the Receivables to the extent
                          described herein. The Class B Certificate-
                          holders will not receive any distributions
                          of interest with respect to a Collection
                          Period until the full amount of interest on
                          the Class A Certificates relating to such
                          Collection Period has been deposited in the
                          Distribution Account. The Class B Certifi-
                          cateholders will not receive any distribu-
                          tions of principal with respect to a Col-
                          lection Period until the full amount of
                          interest on and principal of the Class A
                          Certificates relating to such Collection
                          Period has been deposited in the Distribu-
                          tion Account. See "Risk Factors   Limited
                          Assets" and "  Subordination of the Class B
                          Certificates" herein.]

     OPTIONAL PURCHASE   If the Servicer exercises its option to pur-
                          chase the Receivables, which can occur af-ter the Pool Balance declines to 5% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount equal to the Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certificateholders will receive and amount equal to the Class B Certificate Balance together with accrued interest at the Class B Certificate Rate] and the [Class A] Cer-tificates will be retired. The "Initial Pool Balance" will equal [the sum of (i)] the Pool Balance as of the [Initial] Cut-Off Date [plus (ii) the aggregate principal balances of all Subsequent Receivables add-ed to the Trust as of their respective Sub-sequent Cut-Off Dates]. See "Description of the Certificates Optional Purchase" herein.

     [MANDATORY REPURCHASE FROM
     PRE-FUNDING ACCOUNT  The [Class A] Certificates will be prepaid, in part, on the Distribution Date on or
                              immediately following the last day of
                              the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Re-ceivables, including any such purchase on such date (a "Mandatory Repurchase"). The aggregate principal balance of [Class A] Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Ac-count.

                         A limited recourse mandatory prepayment pre-
                          mium (the "Certificate Prepayment Premium")
                          will be payable by the Trust to the [Class
                          A] Certificateholders if the aggregate
                          principal balance of [Class A] Certificates
                          to be prepaid pursuant to a Mandatory Re-
                          purchase exceeds $          .  The Certifi-
                          cate Prepayment Premium will equal the ex-
                          cess, if any, discounted as described be-
                          low, of (i) the amount of interest that
                          would accrue on the remaining Pre-Funded
                          Amount (the "Certificate Prepayment
                          Amount") at the related Certificate Rate
                          during the period commencing on and includ-
                          ing the Distribution Date on which such
                          Certificate Prepayment Amount is required
                          to be distributed to Certificateholders to
                          but excluding           , over (ii) the
                          amount of interest that would have accrued
                          on such Certificate Prepayment Amount over
                          the same period at a per annum rate of in-
                          terest equal to the bond equivalent yield
                          to maturity on the Determination Date pre-
                          ceding such Distribution Date on the
                            , in the case of a Class A Certificate,
                          and on the        , in the case of a Class
                          B Certificate. Such excess shall be dis-counted to present value to such Distribu-tion Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Sellers will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's ob-ligation to pay the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the aggregate Certifi-cate Prepayment Premium in full, [Class A] Certificateholders [of each class of Cer-tificates] will receive their ratable share [(based upon the Certificate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be dis-tributed in respect of the Certificate Pre-payment Premium. No other assets of the Trust will be available for the purpose of making such payment.]

     [PRE-FUNDING ACCOUNT     During the period (the "Funding Period")
                              from and including the Closing Date
                              until the earliest of (i) the date
                              on which (a) the amount on deposit
                              in the Pre-Funding Account is less
                              than $          , (b) an Event of
                              Default occurs under the Agreement
                              or (c) certain events of insolvency
                              occur with respect to any of the
                              Sellers or the Servicer or (ii) the
                              close of business on the
                               Distribution Date, the Pre-Funded
                              Amount will be maintained as an
                              account in the name of the Trustee
                              (the "Pre-Funding Account").  The
                              Pre-Funded Amount will initially
                              equal approximately $          ,
                              and, during the Funding Period,
                              will be reduced by the amount
                              thereof used to purchase Subsequent
                              Receivables in accordance with the
                              Agreement and the amount thereof
                              deposited in the Reserve Account in
                              connection with the purchase of
                              such Subsequent Receivables.  The
                              Sellers expect that the Pre-Funded
                              Amount will be reduced to less than
                              $          by the           Distri-
                              bution Date.  Any Pre-Funded Amount
                              remaining at the end of the Funding
                              Period will be payable to the Cer-
                              tificateholders pro rata in propor-
                              tion to their initial principal
                              balances.]

     [YIELD SUPPLEMENT ACCOUNT;
     YIELD SUPPLEMENT
     AGREEMENT . . . .   If any Receivable has, as of the Cutoff Date,
                          a Contract Rate below the sum of (i) the
                          weighted average of the Certificate Rates
                          and (ii) the Servicing Fee Rate (the "Re-
                          quired Rate"), the Sellers, the Servicer
                          and the Trustee will enter into a yield
                          supplement agreement (the "Yield Supplement
                          Agreement").  The Yield Supplement Agree-
                          ment will, with respect to each Receivable
                          subject thereto, provide for payment by the
                          applicable Seller, on the each Deposit
                          Date, of an amount calculated by the
                          Servicer to be equal to one-twelfth of the
                          excess, if any, of (i) interest on such
                          Receivable's principal balance as of the
                          first day of the preceding Collection Peri-
                          od at a rate equal to the Required Rate
                          over (ii) interest at the Contract Rate on
                          such Receivable's principal balance as of
                          the first day of the related Collection
                          Period (in the aggregate for all Receiv-
                          ables with respect to any Deposit Date, the
                          "Yield Supplement Amount").   The Sellers
                          will establish a yield supplement account with ____________ (the "Collateral Agent") for the benefit of the Certificateholders (the "Yield Supplement Account"). The
                          Yield Supplement Account is designed solely to hold funds to provide security for the payment by the Sellers of the Yield Supple-ment Amount on any Deposit Date. The Yield Supplement Account will be created with a deposit by the Sellers in an amount equal to the Required [Initial] Yield Supplement Amount.

                         [Pursuant to the Yield Supplement Agreement,
                          on each Subsequent Transfer Date, the Sell-ers will deposit an amount into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the such Subsequent Receivable for the period commencing with the related Subsequent Cut-Off Date and ending with the scheduled ma-turity of each such Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. See "Description of the Certifi-cates Yield Supplement Account; Yield Sup-plement Agreement" herein.]]

     RESERVE ACCOUNT .   A reserve account (the "Reserve Account")
                          will be established by the Sellers and
                          maintained by the Collateral Agent with an
                          initial deposit (the "Reserve Account Ini-
                          tial Deposit") of cash of at least $
                          [plus an amount attributable to the differ-
                          ence between the anticipated investment
                          earnings on the Pre-Funded Amount and the
                          weighted average interest expense on the
                          portion of the Certificates represented by
                          the Pre-Funded Amount].  [On each Subse-
                          quent Transfer Date, cash or Permitted In-
                          vestments having a value approximately
                          equal to    % of the aggregate principal
                          balance of the Subsequent Receivables con-veyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Sellers in connection with the sale of Subsequent Receivables and shall be deposited in the Reserve Account. The aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date is re-ferred to as the "Additional Reserve Ac-count Deposit."] On each Distribution Date, any amounts on deposit in the Certificate Account with respect to the related Collec-tion Period after all payments to the Cer-tificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.

                         On each Distribution Date, the Collateral
                          Agent will withdraw funds from the Reserve
                          Account, to the extent of the funds therein
                          (exclusive of any investment earnings on
                          such funds), [(i) first to reimburse the
                          Servicer for certain Advances previously
                          made but not reimbursed ("Outstanding Ad-
                          vances") and (ii) second] to make available
                          to Certificateholders the excess, if any,
                          of (x) the sum of the amounts required to
                          be distributed to Certificateholders and
                          the Servicer on the related Distribution
                          Date over (y) the amount to be deposited in
                          the Certificate Account with respect to the
                          preceding Collection Period (exclusive of
                          investment earnings thereon). If the amount
                          in the Reserve Account is reduced to zero,
                          Certificateholders will bear directly the
                          credit and other risks associated with own-
                          ership of the Receivables, including the
                          risk that the Trust may not have a perfect-
                          ed security interest in the Financed Vehi-
                          cles. See "Risk Factors" herein and in the
                          Prospectus, "The Certificates   Reserve
                          Account" herein and "Certain Legal Aspects of the Receivables; Repurchase Obligations" in the Prospectus.

     SPECIFIED RESERVE ACCOUNT
       BALANCE . . . .   On any Distribution Date, the "Specified
                          Reserve Account Balance" will equal   % (or
                          % under certain circumstances described
                          herein) of the Pool Balance as of the last
                          day of the preceding Collection Period, but
                          in any event not less than the lesser of
                          (i) $              and (ii) the sum of the
                          Pool Balance and an amount sufficient to pay interest on such Pool Balance at a rate equal to the weighted average Pass-Through Rate plus the Servicing Fee Rate through the Final Scheduled Distribution Date. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, provided that each Rating Agency shall have confirmed in writing that such action will not result in a withdrawal or reduction in its rating of the Certifi-cates (the "Rating Agency Condition"). Amounts in the Reserve Account on any Dis-tribution Date (after giving effect to all distributions made on that date) in excess of the Specified Reserve Account Balance will be paid to the Servicer on behalf of the Sellers.

     SERVICER FEE  . .   The Servicer will receive each month a fee
                          for servicing the Receivables equal to (a) the product of one-twelfth of [1.00]% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previ-ous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus reinvest-ment proceeds on any payments received in respect of the Receivables].

     PREPAYMENT
       CONSIDERATIONS    The weighted average life of the Certificates
                          may be reduced by full or partial prepay-
                          ments on the Receivables. The Receivables
                          are prepayable at any time. Prepayments may
                          also result from liquidations due to de-
                          fault, the receipt of monthly installments
                          earlier than the scheduled due dates for
                          such installments, the receipt of proceeds
                          from credit life, credit disability, theft
                          or physical damage insurance, repurchases
                          by the Sellers as a result of certain un-
                          cured breaches of the warranties made by
                          them in the Agreement with respect to the
                          Receivables, purchases by the Servicer as a
                          result of certain uncured breaches of the
                          covenants made by it in the Agreement with
                          respect to the Receivables, or the Servicer
                          exercising its option to purchase all of
                          the remaining Receivables. The rate of pre-
                          payments on the Receivables may be influ-
                          enced by a variety of economic, social and
                          other factors, including Obligor
                          refinancings resulting from decreases in
                          interest rates and the fact that the Obli-
                          gor is generally not permitted to sell or
                          transfer the Financed Vehicle securing a
                          Receivable without the consent of the rele-
                          vant Seller. No prediction can be made as
                          to the actual prepayment rates which will
                          be experienced on the Receivables. If pre-
                          payments were to occur after a decline in
                          interest rates, investors seeking to rein-
                          vest their distributed funds might be re-
                          quired to invest at a rate of return lower
                          than the applicable Pass-Through Rate. Cer-
                          tificate Owners will bear all reinvestment
                          risk resulting from prepayment of the Re-
                          ceivables. See "Risk Factors   Effects of
                          Prepayments of Receivables" herein and "Ma-turity and Prepayment Considerations" here-in.

     CLEARANCE AND SETTLEMENT [Class A] Certificateholders may
                              elect to hold their [Class A]
                              Certificates through any of
                              DTC (in the United States) or
                              Cedel or Euroclear (in Eu-
                              rope).  Transfers within DTC,
                              Cedel or Euroclear, as the
                              case may be, will be in accor-
                              dance with the usual rules and
                              operation procedures of the
                              relevant system.  Cross-market
                              transfers between persons
                              holding directly or indirectly
                              through DTC, on the one hand,
                              and counterparties holding
                              directly or indirectly through
                              Cedel or Euroclear, on the
                              other, will be effected in DTC
                              through the relevant Deposi-
                              taries of Cedel or Euroclear.
                              See "Book-Entry and Definitive
                              Securities; Reports to
                              Securityholders Book-Entry
                              Registration" in the Prospec-
                              tus and Annex I to this Pro-
                              spectus Supplement, "Global
                              Clearance, Settlement and Tax
                              Documentation Procedures."

     TAX STATUS  . . .   In the opinion of [Skadden, Arps, Slate,
                          Meagher & Flom, special tax counsel to the Sellers] ("Special Tax Counsel"), the Trust will be treated as a grantor trust for fed-eral income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limita-tions in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees paid or incurred by the Trust. See "Federal Income Tax Con-sequences" herein and in the Prospectus for additional information concerning the ap-plication of federal income tax laws, re-spectively, to the Trust and the Certifi-cates.

     ERISA CONSIDERATIONS The Class A Certificates may, in gener-
                          al, be purchased by employee bene-
                          fit plans that are subject to the
                          Employee Retirement Income Security
                          Act of 1974, as amended ("ERISA"),
                          upon satisfaction of certain condi-
                          tions described under "ERISA Con-
                          siderations" herein and in the
                          Prospectus with respect to the
                          Exemption.  [However, as set forth
                          in "ERISA Considerations" in the
                          Prospectus, certain special consid-
                          erations may apply with respect to
                          the Pre-Funding Account.]

                         [The Exemption does not apply to the Class B
                          Certificates, which may be purchased by
                          employee benefit plans subject to ERISA
                          only if some other statutory or administra-tive exemption from the prohibited transac-tion rules of ERISA and the Internal Reve-nue Code of 1986, as amended (the "Code") applies to such purchases. These exemp-tions may apply with respect to, inter alia, purchases by certain insurance compa-ny general accounts, insurance company pooled separate accounts, and bank collec-tive investment funds, and on behalf of employee benefit plans by certain qualified professional asset managers.]

                         Any benefit plan fiduciary considering a
                          purchase of [Class A] Certificates should, among other things, consult with legal counsel in determining whether all required conditions with respect to the various ex-emptions have been satisfied. See "ERISA Considerations" herein and in the Prospec-tus.


     RATINGS OF THE CERTIFICATES
                          It is a condition to the issuance of
                          the Class A Certificates that they be
                          rated in the highest investment rating catego-
                          ry by at least two nationally recognized
                          statistical rating organizations[, and it is
                          a condition to the issuance of the Class B
                          Certificates that they be rated by at least
                          two nationally recognized statistical
                          rating organizations [at least] "   " or its
                          equivalent]. Any such rating assigned to the Certificates will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Certificates pursuant to the Pooling and Servicing Agreement.
                          [However, the rating agencies do
                          not evaluate, and the ratings do not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.


     RISK FACTORS  . .   Prospective investors should consider the
                          factors set forth under "Risk Factors" on pages S-__ through S-__.


                                RISK FACTORS


     LIMITED LIQUIDITY

          There is currently no secondary market for the Class A Certificates [or the Class B Certificates]. The Underwriters currently intend to make a market in the Class A Certificates
     [and the Class B Certificates], but they are under no obligation to do so. There can be no assurance that a secondary market will develop. The lack of a second market for the Class A
     Certificates [or the Class B Certificates] may result in an investor being unable to liquidate its interest in the Class A Certificates [or the Class B Certificates] in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.


     [THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

          On the Closing Date, the Sellers will transfer to the Trust
     the approximately $          of Initial Receivables and approxi-
     mately $          Pre-Funded Amount on deposit in the Pre-Funding
     Account. If the principal balance of eligible Receivables originated by the Sellers during the Funding Period is less than the Pre-Funded Amount, the Sellers will have insufficient Receiv-ables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certifi-cateholders as described in the following paragraph. See "Risk Factors Trust's Relationship to Sellers, NationsBank Corporation and their Affiliates" in the Prospectus. In addition, any conveyance of Subsequent Receivables is subject to the satisfac-tion, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement; (ii) the Sellers will not select such Subsequent Receivables in a manner believed by the Sellers to be adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Sellers as of such Subsequent Cut-Off Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the appli-cable Additional Reserve Account Deposit [and any applicable Additional Yield Supplement Amount] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have execut-ed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Sellers will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repos-session and net loss experience on the automobile, van and light truck receivables in the portfolio serviced by the Servicer.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subse-quent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the pur-chase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

          Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. [In addition, an increasing percentage of the Subsequent Receivables may be Balloon Receivables.] Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary signifi-cantly from those of the Initial Receivables. See "The Receiv-ables Pool" herein and "The Receivables Pools" in the Prospectus.
      The ability of the Sellers to generate Subsequent Receivables is largely dependent upon the Sellers' ability to offer competitive rates of interest on motor vehicle installment sales contracts to be acquired by the Sellers. In addition, the number of Dealers from which the Sellers acquire motor vehicle installment sales contracts may effect the Sellers' ability to generate Subsequent Receivables. In addition, the level of retail sales of automo-biles, vans and light-duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. There can be no assurance, therefore, that the Sellers will be able to generate receivables at the same rate as in prior years. The Sellers are unable to determine and have no basis to predict to what extent these factors will affect the Sellers' ability to generate Subsequent Receivables.

     LIMITED ASSETS

          The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obliga-tions of the Trust relating to a portion of its funds not invest-ed in Receivables and is not designed to cover losses on the Receivables.] [The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Certifi-cateholders in respect of Receivables the Contract Rate of which is less than the Required Rate.] Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account is [are] exhausted[, and in the case of the Reserve Account,] and not replenished, the Trust will depend solely on current distributions on the Receiv-ables to make distributions on the Certificates, and Certificate-holders will bear directly, without any additional credit en-hancement (except to the extent that the Reserve Account is replenished from Collections on Receivables), the risk of delin-quencies, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquen-cy, loan loss and repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the total portfolio of Motor Vehicle Loans currently and historically owned and serviced by the Banks and thus whether the credit enhancement available to Certificate-
     holders will be sufficient.  See "The Receivables Pool   Delin-
     quency and Loss Experience," "Description of the Certificates Reserve Account" and " Distributions on Certificates."

     [SUBORDINATION OF THE CLASS B CERTIFICATES

          Distributions of interest on the Class B Certificates will be subordinated in priority of payment to distributions of interest on the Class A Certificates, and distributions of principal on the Class B Certificates will be subordinated to distributions of interest and principal on the Class A Certifi-cates, to the extent described herein. In particular, the Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amounts on deposit in the Reserve Account available after the distribution of interest on the Class A Certificates has been made, will not be subordi-nated to the distribution of principal of the Class A Certifi-
     cates. See "Description of the Certificates   Distributions on
     Certificates."]

     EFFECTS OF PREPAYMENTS OF RECEIVABLES

          The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. Such a reduc-tion in the weighted average life of the Certificates would mean that Certificateholders would not receive the benefit of the applicable Pass-Through Rate for the period of time originally expected. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchas-es by the Sellers as a result of certain uncured breaches of the warranties made by them in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates, general or regional economic conditions, the conditions of the resale market for motor vehicles and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller. The Sellers have no basis on which to assess the specific effects of the foregoing factors (or the magnitude of such effects) on the rate of prepayment on the Banks' portfolio of Motor Vehicle Loans generally or on the Receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest their distribut-ed funds at a rate of return lower than the applicable Pass-Through Rate. Certificate Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     GEOGRAPHIC CONCENTRATION

          Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the mailing addresses of Obligors with respect to approximately __%, __%, __%, __% and __% by principal balance of the Receivables were in [Texas, North Carolina, Florida, Georgia and South Carolina], respectively. As a result, economic conditions in such states may have a dispro-portionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

     [FEDERAL INCOME TAX; EFFECTS OF SUBORDINATION ON CLASS B CERTIFI-
     CATEHOLDERS

          It is expected that, for federal income tax purposes, amounts otherwise distributable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under " Subordination of Class B Certificates" will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See generally
     "Federal Income Tax Consequences   Tax Characterization of the
     Trust as a Grantor Trust" herein.

          If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future collec-tions otherwise available for deposit in the Reserve Account.

          Under this analysis (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certifi-cate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that such Shortfall Amount will not be reimbursed from any source) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is un-clear.]

     FEDERAL INCOME TAX; TAX ACCOUNTING ISSUES

          There is uncertainty regarding a number of issues that could affect the amount, character, and timing of income required to be reported by Certificateholders because there are no judicial or administrative authorities addressing substantially similar facts. Such issues, in general, include: the possibility that the Trust could be treated as holding a debt obligation of the Sellers rather than an ownership interest in the Receivables; the allocation of basis among the assets of the Trust; the method (including assumptions) of calculating original issue discount; whether any portion of the Servicing Fee exceeds reasonable compensation for the services performed by the Servicer and thus would be treated as additional "stripped coupons" under Section 1286 of the Code; the interaction of the "imputed interest" and market discount rules of the Code; [accounting for the Class B Certificates (see "Federal Income Tax; Effects of Subordination of the Class B Certificateholders" above);][ and the proper manner of allocating basis to, amortizing basis in, and calculat-ing income attributable to the Yield Supplement Agreement.] Furthermore, for administrative convenience the Servicer has adopted certain conventions for calculating income on the Receiv-ables, which include estimation of accrued amounts and aggrega-tion of all of the Receivables and the Yield Supplement Agree-ment, if applicable. The use of such methods could result in the income reported to Certificateholders for any period being different from the income that would be reported if income were reported on a Receivable-by-Receivable basis over the period during which income accrues on each Receivable. If reporting on such basis resulted in under-reporting of income, or if the Internal Revenue Service were to take a position different from that adopted by the Trust with respect to any issue, a Certifi-cate Owner could be required to pay interest on overdue amounts and could be subject to penalties for under-reporting of income. For a further discussion of the foregoing, see "Federal Income Tax Consequences" herein and in the Prospectus.

     FORM OF CERTIFICATES; CERTIFICATE OWNERS NOT RECOGNIZED AS
     CERTIFICATEHOLDERS

          The Class A Certificates [and the Class B Certificates] will [each] be represented initially by global certificates registered in the name of Cede, as nominee of DTC (for Certificates held in the United States), [Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear")(for Certificates held in Europe)]. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust except in certain limited circumstances. Under the terms of the Agreement, Certificate Owners will not be recognized as Certifi-cateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "Description
     of the Certificates   Book-Entry Registration" and "  Definitive
     Certificates" herein and in the Prospectus and Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."

     RATINGS

          It is a condition to the issuance of the [Class A] Certifi-cates that the Class A Certificates be rated in the highest rating category [and the Class B Certificates be rated [at least]
     "   " or its equivalent] by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Certifi-cates do not address, the likelihood that the Certificate Prepay-ment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                 THE TRUST

     GENERAL

          The Sellers will establish the Trust by selling and assign-ing the Trust property, as described below, to the Trustee in exchange for the Certificates. Prior to such sale and assign-ment, the Trust will have no assets or obligations or any operat-ing history. The Servicer will service the Receivables, either directly or through subservicers, pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates Servicing Compensation and Expenses" herein. The Servicer will hold or appoint its affiliate, NSI, to hold the Receivables and Receivable Files as custodian for the Trustee. Although the Receivables will not be marked or stamped to indi-cate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party, the Servicer and the Sellers will indicate in their computer records that the Receivables have been sold to the Trust. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the Prospectus.

          If the protection provided to the [Class A] Certificatehold-ers by the [Yield Supplement Account and the] Reserve Account and[, in the case of the Class A Certificateholders,] the subor-dination of the Class B Certificates is insufficient, the Trust would have to look to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Certificateholders. See "Description of the Certificates Distributions on Certificates" [, " Yield Supplement Account; Yield Supplement Agreement"] and "
       Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

          Each [Class A] Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and all monies received under the [Initial] Receiv-ables after the [Initial] Cut-Off Date [and all monies received under the Subsequent Receivables after the close of business of the Servicer on each applicable Subsequent Transfer Date] and also includes (i) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Agreement [and the Yield Supplement Agreement], as described herein[, including the Yield Supplement Account] [and the Pre-Funding Account]; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insur-ance policies, if any, covering the Financed Vehicles or the Obligors; (iv) certain rights under the Agreement, including the right to receive payments from the Reserve Account [and pursuant to the Yield Supplement Agreement]; (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) certain rights of each of the Sellers relating to the repurchase of Receivables under each Dealer Agreement and under the documents and instruments contained in the Receivable Files;
     (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) all other rights of the Trust under the Agreement; and (ix) any and all proceeds of the foregoing. The property of the Trust does not include [the Yield Supplement Account] and the Reserve Account[, but such account[s] will be pledged to and held by the Collateral Agent, as secured party for the benefit of the Certificateholders].

                            THE RECEIVABLES POOL

          The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cut-Off Date [and will include any Subsequent Receivables pur-chased as of any Subsequent Cut-Off Date (the Initial Cut-Off Date or any Subsequent Cut-Off Date being individually referred to herein as a "Cut-Off Date")]. The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by the Sellers from Dealers in the ordinary course of business. The Receivables were randomly selected from among the Motor Vehicle Loans owned by the Sellers. The Sellers will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automo-bile, van or light-duty truck; (ii) each Receivable has a con-
     tractual interest rate ("Contract Rate") of at least    % and no
     more than     %; (iii) each Receivable has a remaining maturity,
     as of the Cut-Off Date, of not less than     months and not more
     than    months]; (iv) no Receivable was more than    __ days past
     due as of the Cut-Off Date; (v) each Receivable is a Simple Interest Receivable (as defined below) that [(except for those Receivables which are Balloon Receivables)], at origination, provides for level monthly payments that fully amortize the amount financed over the original term; (vi) as of the Cut-Off Date, each Receivable has a remaining principal balance of no
     less than $      and no more than $      ; (vii) each Receivable
     is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-placed insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the applicable loan agree-
     ment.  See "   Certain Characteristics of the [Initial] Receiv-
     ables" below. No selection procedures believed by the Sellers to be adverse to the Certificateholders were [or will be] used in selecting the Receivables. [As of the [Initial] Cut-Off Date,
     % of the [Initial] Receivables, by aggregate principal balance, were Balloon Receivables.]

          [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date,
     meeting the following criteria: (i) not more than    % of the
     principal balances of the Receivables in the Trust will represent vehicles financed at [less than] [more than ___%]; and (ii) the weighted average Contract Rate of the Receivables in the Trust
     will not be less than    %, [and (iii) not more than    % of the
     aggregate principal balance of the Receivables in the Trust will be Balloon Receivables] unless the Sellers increase the Reserve Account Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average
     remaining term not greater than           months.  Such criteria
     will be based on the characteristics of the Initial Receivables on the Initial Cut-Off Date and any Subsequent Receivables on the related Subsequent Cut-Off Dates.]

          [The Initial Receivables will represent approximately    %
     of the aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receiv-ables Pool, including the composition of the Receivables, the distribution by Contract Rate and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]


     THE SERVICER

          NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of March 31, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of March 31, 1996.

     CERTAIN CHARACTERISTICS OF THE [INITIAL] RECEIVABLES

          As of the [Initial] Cut-Off Date, the [Initial] Receivables had, in the aggregate, the following characteristics: (i) approx-imately [ ]% of the [Initial] Receivables was attributable to loans for purchases of new Financed Vehicles and approximately [ ]% of the Initial Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) the weighted average
     Contract Rate of the [Initial] Receivables was [   ]%; (iii)
     there were [     ] [Initial] Receivables being conveyed by the
     Sellers to the Trust; (iv) the average principal balance of the [Initial] Receivables, as of the [Initial] Cut-Off Date, was $[
      ]; and (v) the weighted average original term and weighted average remaining term of the [Initial] Receivables were [ . ] months and [ . ] months, respectively. Approximately % of the [Initial] Receivables by principal balance as of the [Initial] Cut-Off Date were contributed to the Trust by NationsBank, N.A.

          The Composition of the [Initial] Receivables, Distribution of the [Initial] Receivables by New/Used Motor Vehicles, Distri-bution of the [Initial] Receivables by Contract Rate, Distribu-tion of the [Initial] Receivables by Remaining Term, Distribution of the [Initial] Receivables by Principal Balance and Geographic Distribution of the [Initial] Receivables, each as of the Cut-Off Date, are set forth in the following tables.

                  COMPOSITION OF THE [INITIAL] RECEIVABLES

      Weighted Average Contract Rate  . . . . . . .
      Range of Contract Rates . . . . . . . . . . .
      Aggregate Principal Balance . . . . . . . . .

      Number of [Initial] Receivables . . . . . . .
      Weighted Average Remaining Term . . . . . . .
      Range of Remaining Terms  . . . . . . . . . .
      Weighted Average Original Term  . . . . . . .
      Range of Original Terms . . . . . . . . . . .

      Average Principal Balance . . . . . . . . . .
      Average Original Amount Financed  . . . . . .
      Range of Original Amounts Financed  . . . . .

        DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY NEW/USED MOTOR
     VEHICLES


                                 NUMBER                        WEIGHTED
                                   OF    AGGREGATE    ORIGINAL  AVERAGE
                                 RECEIV- PRINCIPAL   PRINCIPAL  CONTRACT
                                  ABLES   BALANCE    BALANCE     RATE(%)
      New   Autos,   Vans   and
      Light-Duty
        Trucks  . . . . . . . .

      Used   Autos,   Vans  and
      Light-Duty
        Trucks  . . . . . . . .

      All [Initial] Receivables

         DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY CONTRACT RATE
                                                              % OF
                                                 AGGREGATE  AGGREGATE

                              NUMBER   % OF TO-  PRINCIPAL  PRINCIPAL
                                 OF        TAL
                                 RE-    RECEIV-    BALANCE   BALANCE
                               CEIV-      ABLES
                               ABLES
       7.50 to  7.99% . . . .
       8.00 to  8.99% . . . .
       9.00 to  9.99% . . . .

      10.00 to 10.99% . . . .
      11.00 to 11.99% . . . .
      12.00 to 12.99% . . . .
      13.00 to 13.99% . . . .
      14.00 to 14.99% . . . .

      15.00 to 15.99% . . . .
      16.00 to 16.99% . . . .
      17.00 to 17.99% . . . .
      18.00 to 18.99% . . . .
      19.00 to 19.99% . . . .
      20.00 to 21.00% . . . .
                Total . . . .

        DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY REMAINING TERM

                                                              % OF
                                                  AGGREGATE AGGREGATE
                               NUMBER  % OF       PRINCIPAL PRINCIPAL
                                  OF
                                  RE-   RECEIV-    BALANCE   BALANCE
                                CEIV-     ABLES
                                ABLES
      12 to 18 months . . . .
      19 to 24 months . . . .
      25 to 30 months . . . .
      31 to 36 months . . . .
      37 to 42 months . . . .
      43 to 48 months . . . .
      49 to 54 months . . . .
      55 to 60 months . . . .
      61 to 66 months . . . .
      67 to 72 months . . . .
                Total . . . .

       DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY PRINCIPAL BALANCE
                                                              % OF
                                                  AGGREGATE AGGREGATE

                               NUMBER  % OF       PRINCIPAL PRINCIPAL
                                  OF
                              RECEIV-   RECEIV-    BALANCE   BALANCE
                                ABLES     ABLES
      $ 2,000 to $ 9,999  .
      $10,000 to $19,999  .
      $20,000 to $29,999  .
      $30,000 to $39,999  .
      $40,000 to $49,999  .
                Total . . .

            GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES

                                                              % OF
                                                   AGGREGATE   AGGRE-
                                                                 GATE

                                 NUMBER  % OF      PRINCIPAL  PRINCI-
                                    OF                            PAL
      STATE(1)                      RE-  RECEIV-    BALANCE   BALANCE
                                  CEIV-    ABLES
                                  ABLES
      Florida . . . . . . . . .
      Georgia . . . . . . . . .
      North Carolina  . . . . .
      South Carolina  . . . . .
      Texas . . . . . . . . . .
      Other(2)  . . . . . . . .
                Total . . . . .
     _________
     (1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the Cut-Off Date.
     (2) Each other state represents less than [5]% of the total number of Receivables.

     DELINQUENCY AND LOSS EXPERIENCE

          The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last three calendar years and for the three month periods ending March 31, 1996 and 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected (which portfolio ex-cludes certain Motor Vehicle Loans acquired by the Banks in acquisitions). No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.

              DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)


                          AS OF [MARCH 31],            AS OF DECEMBER 31,
                        1996         1995           1995          1994          1993
                   NUMBER        NUMBER         NUMBER        NUMBER        NUMBER
                    OF            OF             OF            OF           OF
                   LOANS  AMOUNT LOANS  AMOUNT  LOANS  AMOUNT LOANS  AMOUNT LOANS  AMOUNT


Total Serviced
 Portfolio at
 the Period End...

Delinquency(2)
  30-59 Days  . . .
  60-89 Days  . . .
  90 Days
  or More . . . . .
Total Delinquencies
Total Delinquencies
 as a Percentage
 of the Total
 Serviced
 Portfolio . . . . .
     __________

     (1) Delinquencies shown in dollars include principal amounts only.
     (2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable Motor Vehicle Loan is charged off.


         CREDIT LOSS/REPOSSESSION EXPERIENCE (DOLLARS IN THOUSANDS)

                                THREE MONTHS             YEAR
                                       ENDED            ENDED
                                 [MARCH 31],     DECEMBER 31,
                                1996    1995    1995     1994    1993

      Period End
      Outstandings(1) . . .
      Average Amount Out-
      standing During
      the Period(2) . . . .
      Average Number of
      Loans Outstanding
      During the Period(3) .

      Gross Charge-offs(4)
      Recoveries  on   Loss-
      es(5) . . . . . . . .
      Net Charge-offs . . .

      Net  Charge-offs as  a
      Percentage of the
        Period   End    Out-
      standing(6) . . . . .
      Net  Charge-offs as  a
      Percentage of the

        Average Amount  Out-
      standing(6) . . . . .
     __________
     (1)  Amount represents principal amounts only.
     (2) Amount represents principal amounts only and reflects a daily weighted average of such amounts during the periods shown.
     (3) Amount based on the average outstanding for the period divided by the average loan amount. the average loan amount was derived from the month end outstanding balances divided by month end number of loans.
     (4) Amount of charge-off is the remaining principal balance less the net proceeds from sale of loan collateral.
     (5) Recoveries include post-disposition monies and are net of any related expenses.
     (6) Figures for the [three] months ended [March 31], 1996 and [March 31], 1995 are annualized.

     PAYMENTS ON THE RECEIVABLES

          [The entire Initial Pool Balance is attributable to Receiv-ables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receiv-able"). See "The Receivables Pool General" in the Prospectus for a description of the application of payments received on Simple Interest Receivables.]

          [The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchas-es by the Sellers as a result of certain uncured breaches of the warranties made by them in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.]

          [Neither DFSG, the Servicer, the Sellers nor any of their affiliates maintain records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between [60% and 70%] of their scheduled weighted average life. See "Maturity and Prepay-ment Considerations" herein and in the Prospectus.]


                                POOL FACTORS

          The "Certificate Pool Factor" for [the Class A] [each class of] Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such [class of] Certificates indicating the remaining Certificate Balance of such [class of] Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such [class of] Certificates. [The] [Each] Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions of the Certificate Balance of the [Class A] [applicable class of] Certificates as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from
     application of the Pre-Funding Account)].   [[The] [Each] Certif-
     icate Pool Factor will not change as a result of the addition of Subsequent Receivables.] A Certificateholder's portion of the aggregate outstanding Certificate Balance for the [Class A] [related class of] Certificates is the product of (a) the origi-nal denomination of such Certificateholder's Certificate and (b) the [applicable] Certificate Pool Factor.

                   MATURITY AND PREPAYMENT CONSIDERATIONS

          Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the Prospectus.
      It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not avail-able to reduce the aggregate Certificate Balance of [either class of] the Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of [such class of] the Certificates could occur later than such date. In addition, full or partial prepayments on the Receivables will have the effect of reducing the weighted average life of the Certificates, while delinquencies by Obligors under the Receiv-ables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Certificates. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted Receiv-able.

          No prediction can be made as to the prepayment rates that will be experienced on the Receivables. The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relat-ing to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate princi-pal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate distributions of interest on the Certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

          Holders of Certificates should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            YIELD CONSIDERATIONS

          On each Distribution Date, interest on the Certificates will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance, respec-tively, as of the preceding Distribution Date (after giving effect to all distributions made on such preceding Distribution
     Date) or, in the case of the first Distribution Date, as of the Closing Date. In the event of a principal prepayment on a Receiv-able during a Collection Period, Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Certificate Account and in the Reserve Account are available for such purpose. The Receivables are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less than they would be if the payments were received as scheduled [(although the Servicer will make an advance for the shortfall)][(although an Advance Reserve Withdrawal may be made for the shortfall)]. If the Reserve Account is exhausted, the amount of interest distrib-uted to the Class B Certificateholders and, in certain circum-stances, the Class A Certificateholders, may be less than that
     described above. See "Description of the Certificates   Distribu-
     tions on Certificates."

          [Although the Receivables have different Contract Rates, disproportionate rates of prepayments between Receivables with Contract Rates greater than or less than a rate equal to the sum of the highest Pass-Through Rate and the Servicing Fee Rate should generally not affect the yield to Certificateholders because the Sellers will, if there are any Receivables having a Contact Rate, as of the [Initial] Cut-Off Date, below the sum of the highest Pass-Through Rate and the Servicing Fee Rate, enter into the Yield Supplement Agreement with the Trust. Pursuant to the Yield Supplement Agreement the Sellers will be obligated to pay to the Trust an amount equal to the excess of (i) interest on the affected Receivable's principal balance at a rate equal to the sum of the highest Pass-Through Rate and the Servicing Fee Rate over (ii) interest on such Receivable's principal balance at its Contract Rate. Thus, even a Receivable with a Contract Rate below the sum of the highest Pass-Through Rate and the Servicing Fee Rate will, when payments with respect to such Receivable are made by the Obligor under the Receivable and by the applicable Seller under the Yield Supplement Agreement, yield enough to support payments on the Certificates. However, higher rates of prepayments of Receivables with higher Contract Rates will decrease the amount available to cover delinquencies and defaults on the Receivables. See "Description of the Certificates Distributions on Certificates."]

                              USE OF PROCEEDS

          The Sellers will receive the Certificates in exchange for the contribution to the Trust of the Receivables and the other
     Trust Property.   The net proceeds to be received by the Sellers
     from the sale of the Certificates will be added to their general corporate funds and will be used [to purchase additional Motor Vehicle Loans and] for general corporate purposes.

                      DESCRIPTION OF THE CERTIFICATES

          The [Class A] Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Agreement may be obtained free of charge (except for copying and postage costs) by the Certificateholders and Certificate Owners upon
     written request to the Trustee at [                    , New
     York, New York 100__, Attention:                 .]  A copy of
     the Agreement will be filed with the Commission following the issuance of the [Class A] Certificates. The following summary describes certain terms of the [Class A] Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the [Class A] Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the [Class A] Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

     GENERAL

          The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided fractional ownership
     interest (the "Class A Percentage") of approximately   % in the
     Trust [and the Class B Certificates will evidence in the aggre-gate an undivided fractional ownership interest (the "Class B
     Percentage") of approximately    % in the Trust.]

          The Certificates will be offered for purchase in denomina-tions of $1,000 and integral multiples thereof and will be represented initially by global certificates registered in the name of Cede, as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust unless Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants and all references to distributions, notices, reports and statements to Certificate-holders shall refer to distributions, notices, reports and
     statements to DTC. See "   Definitive Certificates."

     [MANDATORY REPURCHASE OF CERTIFICATES


          Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including
     any such purchase on such date, exceeds $        (a "Mandatory
     Repurchase").

          [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repur-chase if the amount on deposit in the Pre-Funding Account exceeds
     $        .  The Certificate Prepayment Premium will equal the
     excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Certificate Rate or Class B Certificate Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed
     to Certificateholders to but excluding             over (ii) the
     amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
         , in the case of a Class A Certificate, and on the        ,
     in the case of a Class B Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Sellers will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insuffi-cient to pay the aggregate Certificate Prepayment Premium in full, [Class A] Certificateholders [of each class of Certifi-cates] will receive their ratable share [(based upon the Certifi-cate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be distributed in respect of the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

     OPTIONAL PURCHASE

          If the Servicer exercises its option to purchase the Receiv-ables when the Pool Balance declines to [5]% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certifi-cateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Certificate Rate,] which distributions shall effect early retirement of the Certifi-cates. See "Description of the Transfer and Servicing Agree-ments Termination" in the Prospectus.

     BOOK-ENTRY REGISTRATION

          For information related to the settlement and clearance procedures for the Certificates, investors should refer to Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures and "Book-Entry and Definitive Securities; Reports to Securityholders Book-Entry Registration" in the Prospectus.

     DEFINITIVE CERTIFICATES

          The Certificates will be issued in fully registered, certif-icated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sellers advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Trustee or the Sellers are unable to locate a qualified successor, (ii) the Sellers, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Certificates advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interests.

          Upon the occurrence of any event described in the immediate-ly preceding paragraph, DTC is required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC to the Trustee of the global certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates and thereaf-ter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement ("Hold-ers").

     [SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

          Certain information with respect to the conveyance of the Initial Receivables from the Sellers to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Sellers will be obligated to sell to the Trust Subsequent Receivables having an aggregate
     principal balance equal to approximately $          (such amount
     being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

          During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Sellers will sell and assign to the Trust, without recourse, the Sellers' entire interest in the Subsequent Receivables designated by the Sellers as of the related Subsequent Cut-Off Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Sellers. It is expected that on the Closing Date, subject to the condi-tions described below, certain of the Subsequent Receivables designated by the Sellers and arising between the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subse-
     quent Receivables, (ii) an amount equal to    % of the aggregate
     principal balance of such Subsequent Receivables will be with-drawn from the Pre-Funding Account and will be deposited in the Reserve Account (each, an "Additional Reserve Account Deposit") and (iii) an amount equal to the excess of the aggregate princi-pal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Sellers. [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agree-ment will require the Sellers to deposit into the Yield Supple-ment Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See
     " Yield Supplement Account; Yield Supplement Agreement" herein.]

          [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement; (ii) the Sellers will not have selected such Subsequent Receivables in a manner that they believe is adverse to the interests of the Certificateholders;
     (iii) as of the related Subsequent Cut-Off Date, the Receivables, including any Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and any Additional Yield Supplement Amount] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receiv-ables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month follow-ing the end of such Collection Period, of the following condi-tions subsequent, among others: (i) the Sellers will have deliv-ered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of each applicable Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and
     (iii) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates are rated in the same rating categories in which they were rated at the Closing Date. The Sellers will immediately repurchase any Subsequent Receiv-able, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto.

          [Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

     ACCOUNTS

          In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, the Trustee will also establish and maintain [the Prefunding Account] [the Yield Supplement Account] [and] the Reserve Account . The Reserve Account [and the Yield Supplement
     Account] will not be part of the Trust.   In addition, the
     Trustee will establish a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Certif-icateholders (the "Distribution Account") from which all distri-butions with respect to the Certificates will be made.

     SERVICING COMPENSATION AND EXPENSES

          The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be [1.00]% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date).
     The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemen-tal servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements Servicing Compensation and Expenses" in the Prospectus.

     [ADVANCES] [ADVANCE RESERVE WITHDRAWALS]

          [Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discre-tion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

          To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

          The Servicer will deposit Advances, if any, into the Collec-tion Account on the applicable Deposit Date.]

          [Advance Reserve Withdrawals. The Servicer shall, as of the last day of the Collection Period, withdraw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period (the "Advance Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date.]

     RESERVE ACCOUNT

          The Reserve Account will be created with an initial deposit of cash having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount of the Reserve Account is equal to the Specified Reserve Account Balance.

          The Reserve Account will be an Eligible Account which the Sellers shall establish and maintain in the name of, and under the control of, the Collateral Agent. Funds on deposit in the Reserve Account will be invested in Permitted Investments. See "Description of the Transfer and Servicing Agreements --Accounts" in the Prospectus.

          On each Distribution Date, the amount available in the Reserve Account (the "Available Reserve Amount") will equal the lesser of (i) the amount on deposit in the Reserve Account [(exclusive of Investment Earnings)] and (ii) the Specified Reserve Account Balance. On each Deposit Date, the Collateral Agent will withdraw funds from the Reserve Account to make available to Certificateholders the excess, if any, of (x) the sum of the amounts required to be distributed to Certificatehold-ers, any accrued and unpaid Servicing Fees payable to the Servicer on such Distribution Date [and any amounts required to reimburse any Outstanding Advances (excluding Advances made as a result of prepayments by Obligors)] over (y) the amounts to be deposited in the Collection Account with respect to the preceding Collection Period [(exclusive of Investment Earnings)]. Such deficiencies in the Collection Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure by a Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Distribution Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Collateral Agent will deposit the proceeds of such withdrawal from the Reserve Account into the Distribution Account or pay such proceeds to the Servicer, as applicable, on the Distribution Date with respect to which such withdrawal was made.

          The Specified Reserve Account Balance on any Distribution Date will equal % of the Pool Balance as of the last day of the preceding Collection Period, but in any event will not be less
     than the lesser of (i) $                and (ii) the sum of such
     Pool Balance plus an amount sufficient to pay interest on such Pool Balance at a rate equal to the sum of the weighted average Pass-Through Rate and the Servicing Fee Rate through the Final Scheduled Distribution Date; provided, however, that the Speci-fied Reserve Account Balance will be calculated using a percent-age of % for any Distribution Date (beginning on the
                   199  Distribution Date) [on which the [Average Net
     Loss Ratio] exceeds    % or the [Average Delinquency Ratio]
     exceeds    %] [describe alternative test].

          "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding [three] Collection Periods.

          ["Average Net Loss Ratio" means, as of any Distribution
     Date, the average of the Net Loss Ratios for the preceding three Collection Periods.]

          "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its custom-ary servicing practices.

          ["Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.]

          "Liquidation Proceeds" mean, with respect to any Distribu-tion Date and a Receivable that has become a Defaulted Receivable during a related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquida-tion Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

          ["Net Loss Ratio" means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (i) Realized Losses minus Recoveries for such Collection Period, divided by (ii) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.]

          "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any pay-ments required by law to be remitted to the Obligor.

          The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, subject to satisfac-tion of the Rating Agency Condition. Amounts on deposit in the Reserve Account will be released to the Servicer on each Distri-bution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. The Collateral Agent will cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to the Servicer on behalf of the Sellers. Upon any distribution to the Servicer of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

          In the event that the funds in the Reserve Account are reduced to zero, the Certificateholders will bear directly the credit and other risks associated with ownership of the Receiv-ables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result of, among other things, defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

     DISTRIBUTIONS ON CERTIFICATES

          Deposits to Collection Account. On or before each Determi-nation Date, the Servicer will provide the Trustee with a certif-icate (the "Servicer's Certificate") containing certain informa-tion with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, [the Yield Supplement Amount,] the aggregate Purchase Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date [and the aggregate amount to be withdrawn from the Reserve Account].

          On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit Date, (c) the Servicer will deposit [all Advances for the related Distribution Date] [the amount of the Advance Reserve Withdrawal with respect to the related Distribution Date] into the Collec-tion Account [and (d) the Sellers (or, in certain circumstances, the Collateral Agent) will deposit the Yield Supplement Amount for the related Distribution Date into the Collection Account].

          "Available Interest" means, with respect to any Distribution Date, [the excess of (a)] the sum of (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Amount for such Distribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], and [(iv) Investment Earnings for such Distribution Date,] [over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date].

          "Available Principal" means, with respect to any Distribu-tion Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repur-chased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and
     (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

          "Collections" mean, with respect to any Distribution Date, all collections on the Receivables.

          "Interest Collections" mean, with respect to any Distribu-tion Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent alloca-ble to interest, received during such Collection Period; (iii) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distrib-uted on a prior Distribution Date.

          "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing Agreement.

          Deposits to the Distribution Account. On each Distribution Date, [after making reimbursements of Outstanding Advances to the Servicer from Available Interest to the extent then reimbursable pursuant to the Agreement], the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimburse-ments (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percent-age of Available Principal to the extent of such shortfalls), in the following priority:

        (i) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

        (ii) to the Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Distribu-tion Date; and

        (iii) to the Distribution Account, first from Available
              Interest and then, if necessary, from the Avail-able Reserve Amount, the Class B Interest Distri-bution for such Distribution Date.

          On each Distribution Date, the Trustee will make the follow-ing deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:


          (iv) to the Distribution Account, the Class A Principal
               Distribution for such Distribution Date;

          (v)  to the Distribution Account, the Class B Principal
               Distribution for such Distribution Date;

          (vi) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

          (vii) to the Sellers, any amounts remaining.

          On each Distribution Date, from amounts on deposit in the Distribution Account, the Class A Interest Distribution and the Class A Principal Distribution will be distributed to the Class A Certificateholders and the Class B Interest Distribution and the Class B Principal Distribution will be distributed to the Class B Certificateholders by the Trustee.

          "Class A Certificate Balance," at any time, equals the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

          "Class A Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preced-ing Distribution Date, over the amount in respect of interest that was actually distributed on the Class A Certificates on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

          "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

          "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of princi-pal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

          "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Real-ized Losses with respect to the related Collection Period.

          "Class A Percentage" means   %.

          "Class A Principal Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distri-bution Date over the amount in respect of principal that was actually distributed on the Class A Certificates on such Distri-bution Date.

          "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carry-over Shortfall as of the preceding Distribution Date. In addi-tion, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

          "Class B Certificate Balance", at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

          "Class B Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preced-ing Distribution Date, over the amount in respect of interest that was actually distributed on the Class B Certificates on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

          "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

          "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of princi-pal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

          "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Real-ized Losses with respect to the related Collection Period.

          "Class B Percentage" means  %.

          "Class B Principal Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distri-bution Date over the amount in respect of principal that was actually distributed on the Class B Certificates on such Distri-bution Date.

          "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carry-over Shortfall as of the preceding Distribution Date. In addi-tion, on the Final Scheduled Distribution Date, the Class B Principal Distribution will include any additional amount re-quired to reduce the outstanding principal balance of the Class B Certificates to zero.

          "Realized Losses" mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the aggregate principal balance of such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

          The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribu-tion:

     March 1   March 31...Collection Period.  The Servicer receives
                          monthly payments, pre-payments and other proceeds in respect of the Receivables.

     April 8..............Determination Date.  On or before this date, the Servicer delivers to the Trustee
                          the Servicer's Certificate, which notifies the Trustee of the amounts required to be distributed and the amounts available for distribution on the next Distribution Date.

     April 14.............Record Date.  Distributions on
                          the next Distribution Date are made to
                          Certificateholders of record as of the close of business on this date (or, if Definitive Certificates are issued, the last day of the preceding Collection Period, in this example March 31).

     April 14.............Deposit Date.  All Collections,
                          [Advances], Purchase Amounts [and
                          any Yield Supplement Amount] relating to the preceding Collection Period are required to be deposited in the Collection Account on or before this date.

     April 15.............Distribution Date.  The Trustee
                          distributes to Certificateholders amounts payable in respect of the Certificates, pays the Servic-ing Fee [and reimburses Outstanding
                          Advances to the Servicer to the extent then reimbursable], withdraws funds from the
                          Reserve Account to the extent necessary, deposits any excess funds to the Reserve
                          Account and, if the amount on deposit in the Reserve Account is equal to the Specified
                          Reserve Account Balance, pays any remaining funds to the Sellers.

     [YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

          If any Receivable has, as of the Cutoff Date, a Contract Rate below the Required Rate, the Sellers, the Servicer and the Trustee will, simultaneously with the sale and assignment of the Receivables, enter into the Yield Supplement Agreement. The Yield Supplement Agreement will, with respect to each Receivable subject thereto, if any, provide for the payment into the Collec-tion Account by the applicable Seller on or prior to each Deposit Date of an amount calculated by the Servicer equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of such Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supple-ment Amount").

          Each Seller's obligations under the Yield Supplement Agree-ment will be secured by funds, if any, deposited by the Sellers on the Closing Date in an Eligible Deposit Account to be main-tained by the Collateral Agent for the benefit of the holders of the Certificates (the "Yield Supplement Account"). The amount required to be retained (to the extent of funds available there-for) in the Yield Supplement Account on any Distribution Date will be equal to the Specified Yield Supplement Balance.

          Funds, if any, on deposit in the Yield Supplement Account may be invested in Permitted Investments in the manner permitted by the Pooling and Servicing Agreement

          Amounts on deposit in the Yield Supplement Account will be released to the Seller each Distribution Date to the extent the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Balance. The "Required [Initial] Yield Supplement Balance," on any date of determination, is the sum of all projected Yield Supplement Amounts for all future Distribu-tion Dates, assuming that future scheduled payments on the [Initial] Receivables are made on their scheduled due dates. No funds will be deposited in the Yield Supplement Account, however, if the amount on deposit therein is less than the Required [Initial] Yield Supplement Balance. [All investment earnings attributable to the Yield Supplement Account to be distributed on each Distribution Date to the Sellers]. Upon any release of amounts from the Yield Supplement Account, the Certificateholders
     will not have any rights in, or claims to, such amounts.   Any
     monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to the Sellers.

          [Pursuant to the Yield Supplement Agreement, on each Subse-quent Transfer Date, the Sellers will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supple-ment Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Required Subsequent Yield Supplement Amount" and, together with the Required Initial Yield Supplement Amount, the "Required Yield Supplement Amount."]]

     STATEMENTS TO CERTIFICATEHOLDERS

          Certificate Owners may obtain the monthly statements and annual tax statement and tax information provided to the Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the Trustee at [
                                , Attention:
           .] See "Description of Transfer and Servicing Agreements-- Statements to Trustee and Trust" in the Prospectus for a descrip-tion of such statements.

     TERMINATION

          The Trust, and the respective obligations of the Sellers, the Servicer, the Trustee and the Collateral Agent under the Agreement will, except with respect to certain reporting require-ments, terminate upon the earliest of (i) the Distribution Date next succeeding the Servicer's purchase of the remaining Trust Property, as described below, (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Agree-ment.

          The Trustee will give written notice of termination of the Trust to each Certificateholder of record at such time. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee speci-fied in the notice of termination. Any funds remaining in the Trust after setting aside all funds required to be distributed to Certificateholders will be distributed to the Sellers or as otherwise provided in the Agreement.

     THE TRUSTEE

          [                              ] a [               banking
     corporation], will be the Trustee. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain juris-dictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdic-tion where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Agreement will provide that the Servicer will pay the Trustee's reasonable fees, costs and expenses.

          The Trustee may resign at any time upon thirty (30) days prior written notice to the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circum-stances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appoint-ment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

          The Trustee's Corporate Trust Office is located at [
                                                     .] The Sellers,
     the Servicer and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

     DUTIES OF THE TRUSTEE

          The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receiv-ables, or any related documents, and will not be accountable for the use or application by the Sellers or the Servicer of any funds paid to the Sellers or the Servicer in respect of the Certificates or the Receivables or for any monies prior to the time such monies are deposited into the Certificate Account. The Trustee will not independently verify the existence or status of the Receivables.

          If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. General-ly, those duties are limited to the receipt of the various certificates, reports or other instruments required to be fur-nished by the Servicer to the Trustee under the Agreement, in which case the Trustee will only be required to examine such instruments to determine whether they conform to the requirements of the Agreement.

          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to insti-tute, conduct or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certif-icateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity against the fees, costs, expenses and liabilities which may be incurred therein or there-by. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceed-ing with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates [or with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates,] have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable security or indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

                    FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material anticipated United States federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Consequences to individual investors of investment in the Certificates will vary according to circumstances. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospec-tive investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

          INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENC-ES TO THEM OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

     TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

          In the opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Sellers ("Special Tax Counsel"), the Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but will be classi-fied as a grantor trust, and each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. In addition, Special Tax Counsel has prepared or reviewed the statements in
     this Prospectus under the headings "Prospectus Summary   Tax
     Status" and "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material re-spects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors general-ly, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of invest-ing in the Certificates.

     TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

          Special Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation but that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders"), subject to the discussion of stripped coupons below under " Tax Consequences to Holders of Offered Certificates Characterization of Fees," will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

     TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

          Income on the Receivables. If the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, each Grantor Trust Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income of the Trust indicated herein for the period during which it owns a Grantor Trust Certificate, including interest or finance charges earned on the Receivables, and any gain or loss upon collection or disposition of the Receivables. Because the Receivables, when originally issued by the Obligors to the Dealers, are believed to have had adequate stated interest, the OID and imputed interest rules should not apply to the Receiv-ables except to the extent that a Receivable is treated as a "stripped bond," as discussed below. The portion of each monthly payment to a Grantor Trust Certificateholder that is allocable to principal on the Receivables will represent a recovery of capi-tal, which will reduce the tax basis of such Grantor Trust Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Grantor Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees, and other fees paid or incurred by the Trust as provided in
     Section 162 or 212 of the Code. If a Grantor Trust Certificate-holder is an individual, estate or trust the deduction for his pro rata share of such fees will be allowed only to the extent that all of his miscellaneous itemized deductions, including his share of such fees, exceed 2% of his adjusted gross income. In addition, in the case of Grantor Trust Certificateholders who are individuals, otherwise allowable itemized deductions will be reduced, but not more than 80%, by an amount equal to 3% of the Grantor Trust Certificateholder's adjusted gross income in excess of statutorily defined threshold ($117,950 in the case of a married couple filing jointly for taxable years beginning in 1996, which amount will be adjusted for inflation). Because the Servicer will not report to holders of Grantor Trust Certificates offered by Prospectus Supplement the amount of income or deduc-tions attributable to the Supplemental Servicing Fee, such a Grantor Trust Certificateholder may effectively underreport his net taxable income. To the extent that the Receivables are characterized as "stripped bonds," as discussed below, the portion of interest treated as retained by the Sellers or the Servicer would not be included in the income of Grantor Trust Certificateholders. See " Characterization of Fees" below.

          To the extent that the purchase price of a Grantor Trust Certificate allocated to a Grantor Trust Certificateholder's undivided interest in a Receivable is greater than or less than the portion of the principal balance of the Receivable allocable to the Grantor Trust Certificate, such interest in the Receivable will have been acquired at a premium or discount, as the case may be. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables (or any Receivable) at a discount, a portion of the purchase price for a Grantor Trust Certificate may be allocated to accrued interest on each Receiv-able and to amounts held in the Collection Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Grantor Trust Certificate-holder, thus reducing the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in each Receivable (the "Purchase Price") and increasing the potential discount on the Receivables.

          Characterization of Fees. The Servicer intends to report income to Grantor Trust Certificateholders on the assumption that the holders of the Grantor Trust Certificates ("Offered Grantor Trust Certificates") own an interest (equal to the percentage indicated in the related Prospectus Supplement) in all of the principal and interest derived from the Receivables. However, to the extent that the amounts paid to the Servicer or the Sellers exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average Contract Rate of the Receivables, or the individual stated Contract Rates of some of the Receivables, exceed the Certificate Rate, such amounts will be treated as an interest in the Receivables retained by the Sellers or the Servicer. There are no authoritative pronounce-ments for federal income tax purposes as to either the maximum amount of compensation that may be considered reasonable for servicing Receivables or performing other services in the context of transactions involving receivables such as the Receivables, although the Service has issued such guidelines in the context of mortgage loans. To the extent that amounts paid to the Servicer or the Sellers exceed reasonable compensation for services provided, they would be viewed as having retained for federal income tax purposes an ownership interest in a portion of each interest payment with respect to the certain Receivables (each such payment, a "stripped coupon"). As a result, such Receiv-ables would be treated as "stripped bonds" within the meaning of the Code.

          To the extent that the Receivables are characterized as "stripped bonds," the income and deductions of the Trust alloca-ble to holders of Offered Grantor Trust Certificates will not include the portion of the interest on the Receivables treated as having been retained by the Sellers (or other holder of non-Offered Grantor Trust Certificates) and the Trust's deductions will be limited to reasonable servicing and other fees. In addition, a holder of Offered Grantor Trust Certificates will not be subject to the market discount rules discussed below with respect to the stripped Receivables, but instead will be subject to the OID rules. However, if the price at which such a Certifi-cateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of one percent for each remaining full year of weighted average life of the Receivable (probably based on a prepayment assumption) remaining after the purchase date until the final maturity of the Receiv-able. If the amount of OID is de minimis under this rule, the actual amount of OID on such a Receivable would be includible in income proportionately as principal payments are received on the Receivable in the proportion that the amount of the principal payment made bears to the total principal amount of the Receiv-able.

          If the OID on a Receivable, which may differ for each Receivable, based on the Purchase Price paid by a holder of an Offered Grantor Trust Certificate, is not treated as being de minimis, such a Certificateholder will be required to include any OID on a Receivable in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Receivable. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a holder of an Offered Grantor Trust Certificate at a greater than de minimis OID, such treatment would accelerate the accrual of income by such holder. Prospec-tive investors are advised to consult their own tax advisors regarding the extent to which a portion of the amounts paid to the Servicer (or other holder of non-Offered Grantor Trust Certificates) could be characterized other than as compensation for services rendered for federal income tax purposes and the calculation of OID on the Receivables.

          It is also possible that any fees deemed to be excessive could be characterized as deferred purchase price payable to the Sellers by holders of Offered Grantor Trust Certificates in exchange for the Receivables. The likely effect of such recharacterization would be to accelerate realization of taxable income by such a holder.

          Market Discount. If the Receivables are not treated as "stripped bonds," the interest of a holder of Offered Grantor Trust Certificates in each Receivable whose Purchase Price is less than the original issue price (plus OID, if any, previously includible in the income of any holder) of the Receivable will be treated as having been purchased at a "market discount". The market discount on a Receivable will be considered to be zero if it is less than a statutorily defined de minimis amount.

          In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Grantor Trust Certificate by a holder thereof, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deductions attributable to indebtedness treated as incurred or continued to purchase or carry a Receivable or an Offered Grantor Trust Certificate must be deferred. The ordinary income treatment on dispositions and deferral of interest deductions described in the preceding sentence will not apply if a holder of an Offered Grantor Trust Certificate elects to include market discount in income currently as it accrues for each taxable year during which it holds the Offered Grantor Trust Certificate. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, it is intended that taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) at the election of the taxpayer, in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation. As described above, if the Offered Grantor Trust Certificates are characterized as "stripped bonds," any discount would be treated as OID, the amount and timing of which should be comparable to the amount and timing of market discount if an election is made to include market discount in income currently on the constant yield method. See " Character-ization of Fees" above. Due to the complexity of the market discount rules, the holders of Offered Grantor Trust Certificates are urged to consult their tax advisors as to whether market discount will result from the acquisition of Offered Grantor Trust Certificates, and as to the tax treatment of any such discount.

          Premium. In the event that a Receivable is treated as purchased at a premium (i.e., the Purchase Price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a holder of an Offered Grantor Trust Certificate as an offset to interest income (with a corresponding reduction in such holder's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or previously in effect in accordance with the provisions of the Tax Reform Act of 1986) with respect to the Offered Grantor Trust Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and all debt instruments acquired thereafter.

          Sale of a Class A Certificate or a Receivable. If an Offered Grantor Trust Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the adjusted basis of the holder of the Offered Grantor Trust Certificate in the Receivables and any other assets held by the Trust. A holder of an Offered Grantor Trust Certificate's adjusted basis will equal such holder's cost for the Offered Grantor Trust Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Offered Grantor Trust Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on Receivables having a fixed maturity date of more than one year from the date of origination.

          Under proposed Treasury regulations, the grant of an exten-sion of the maturity of a Receivable to the Obligor thereon could be treated as an exchange if it changes the yield on the Receiv-able by more than a de minimis amount, potentially resulting in taxable gain or loss to Certificateholders. Reports to Certifi-cateholders will not include information sufficient to calculate any such gain or loss and accordingly, in the event that an extension were to result in a deemed exchange, a Certificatehold-er could underreport its taxable income. No assurance can be given as to whether the proposed regulations will be adopted as final regulations in their present form or whether, if adopted, they will apply to the Receivables.

          Foreign Class A Certificate Owners. Interest attributable to Receivables which is received by a foreign holder of an Offered Grantor Trust Certificate will generally not be subject to the 30% withholding tax imposed with respect to payments of interest, provided that such foreign holder is not engaged in a trade or business in the United States and that such foreign holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perju-ry, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the U.S., a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

          Backup Withholding. Payments made on the Offered Grantor Trust Certificates and proceeds from the sale of the Offered Grantor Trust Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, a holder of an Offered Grantor Trust Certificate fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

          THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSI-TION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



                            ERISA CONSIDERATIONS

     [THE CLASS A CERTIFICATES]

          The Class A Certificates may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"), provided that certain conditions are met with respect to an individual administrative exemption issued by the United
     States Department of Labor to       ,      ,      (the
     "Underwriters' Exemption"). The Sellers believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met. Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemp-tion and other relevant issues. For additional information regarding treatment of the Class A Certificates under ERISA, [including certain special considerations that apply with respect to the Pre-Funding Account,] see "ERISA Considerations" in the Prospectus.

     [THE CLASS B CERTIFICATES

          Because the Class B Certificates are subordinated to the Class A Certificates in certain respects, the Exemption will not apply to the purchase of Class B Certificates by or on behalf of a Plan. However, other prohibited transaction exemptions may be applicable. These exemptions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts and bank collective investment funds, and on behalf of employee benefit plans by certain qualified professional asset managers. Any Plan fiducia-ry considering whether to purchase a Class B Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.]

                                UNDERWRITING

          Subject to the terms and conditions set forth in an Under-writing Agreement (the "Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Underwrit-ers named below (the "Underwriters"), and each of the Underwrit-ers has severally agreed to purchase, the principal balance of the Class A Certificates [and Class B Certificates] set forth opposite its name below:

                                            PRINCIPAL
                                            BALANCE OF
                                             CLASS A
                  UNDERWRITERS             CERTIFICATES

                  NationsBanc Capital
                  Markets, Inc. . . . . $


                              . . . . .
                       Total      . . . $

                                            PRINCIPAL
                                            BALANCE OF
                                             CLASS B
                  [UNDERWRITERS           CERTIFICATES]

                  NationsBanc Capital
                  Markets, Inc. . . . . $
                              . . . . .

                       Total      . . . $

          The Sellers have been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the prices set forth herein, and to certain dealers at such
     price less the initial concession not in excess of    % per Class
     A Certificate.  The Underwriters may allow, and such dealers may
     reallow, a concession not in excess of    % per Class A Certifi-
     cate to certain other dealers. After the initial public offering of the Class A Certificates, the public offering prices and such concessions may be changed.

          [The Sellers have been advised by the Underwriters that they propose initially to offer the Class B Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of % per Class B Certificate. The Underwriters may allow, and such dealers may
     reallow, a concession not in excess of    % per Class B Certifi-
     cate to certain other dealers. After the initial public offering of the Class B Certificates, the public offering prices and such concessions may be changed.]

          The Sellers will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

          NationsBanc Capital Markets, Inc. ("NCMI") is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker/dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.




	                               LEGAL OPINIONS

          In addition to the legal opinions described in the Prospec-tus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by
                            .  [                       has represented
     and may from time to time in the future render legal services to one or more of the Sellers and their affiliates.]


          ANNEX I

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

               Except in certain limited circumstances, the globally
          offered NationsBank Auto Grantor Trust   % Asset Backed Certifi-
          cates, Class A [and   % Asset Backed Certificates, Class B]
          ([collectively,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

               Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

               Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

               Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

               Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          INITIAL SETTLEMENT

               All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' inter-ests in the Global Securities will be represented through finan-cial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respec-tive Depositaries, which in turn will hold such positions in accounts as DTC Participants.

               Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

               Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          SECONDARY MARKET TRADING

               Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

               Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

               Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.
          Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (Europe-an time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

               Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

               As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securi-ties would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the invest-ment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

               Since the settlement is taking place during New York busi-ness hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settle-ment date. Thus, to the DTC Participant a cross-market transac-tion will settle no differently than a trade between two DTC Participants.

               Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Deposi-tary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Partici-pant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settle-ment is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

               Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

               A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. with-holding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of interme-diaries between such beneficial owner and the U.S. entity re-quired to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

               Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

               Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are benefi-cial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-
          8. Form 1001 may be filed by the beneficial owner of Global Securities or his agent.

               Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

               U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

               The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivi-sion thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.


                                    INDEX OF TERMS


               Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page [ ] the Prospectus.



          Additional Yield Supplement Amount  . . . . . . . . . . . . . S-9
          Additional Reserve Account Deposit  . . . . . . . . . . S-9, S-26
          Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
          Advance Reserve Withdrawal  . . . . . . . . . . . . . . . .  S-28
          Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Available Interest  . . . . . . . . . . . . . . . . . . . .  S-30
          Available Principal . . . . . . . . . . . . . . . . . . . .  S-30
          Available Reserve Amount  . . . . . . . . . . . . . . . . .  S-28
          Average Delinquency Ratio . . . . . . . . . . . . . . . . .  S-29
          Average Net Loss Ratio  . . . . . . . . . . . . . . . . . .  S-29
          Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . S-6
          Cede  . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-4
          Cedel . . . . . . . . . . . . . . . . . . . . . .  S-4, S-16, I-1
          Certificate Owner . . . . . . . . . . . . . . . . . . . . . . S-4
          Certificate Pool Factor . . . . . . . . . . . . . . . . . .  S-23
          Certificate Prepayment Amount . . . . . . . . . . . . . S-8, S-25
          Certificate Prepayment Premium  . . . . . . . . . . . . . . . S-8
          Certificateholders  . . . . . . . . . . . . . . . . . . . . . S-6
          Certificates  . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
          Class A Certificate Balance . . . . . . . . . . . . . . . .  S-31
          [Class A] Certificate Rate  . . . . . . . . . . . . . . . . . S-6
          Class A Certificateholders  . . . . . . . . . . . . . . . . . S-6
          Class A Certificates  . . . . . . . . . . . . . . . . .  S-1, S-4
          Class A Interest Carryover Shortfall  . . . . . . . . . . .  S-31
          Class A Interest Distribution . . . . . . . . . . . . . . .  S-31
          Class A Monthly Interest  . . . . . . . . . . . . . . . . .  S-32
          Class A Monthly Principal . . . . . . . . . . . . . . . . .  S-32
          Class A Percentage  . . . . . . . . . . . . . . . S-4, S-25, S-32
          Class A Principal Carryover Shortfall . . . . . . . . . . .  S-32
          Class A Principal Distribution  . . . . . . . . . . . . . .  S-32
          Class B Certificate Balance . . . . . . . . . . . . . . . .  S-32
          [Class B ]Certificate Rate  . . . . . . . . . . . . . . . . . S-6
          Class B Certificateholders  . . . . . . . . . . . . . . . . . S-6
          Class B Certificates  . . . . . . . . . . . . . .  S-1, S-4, S-39
          Class B Interest Carryover Shortfall  . . . . . . . . . . .  S-32
          Class B Interest Distribution . . . . . . . . . . . . . . .  S-32
          Class B Monthly Interest  . . . . . . . . . . . . . . . . .  S-32
          Class B Monthly Principal . . . . . . . . . . . . . . . . .  S-32
          Class B Percentage  . . . . . . . . . . . . . . . S-4, S-25, S-32
          Class B Principal Carryover Shortfall . . . . . . . . . . .  S-32
          Class B Principal Distribution  . . . . . . . . . . . . . .  S-33
          Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . S-5
          Code  . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-36
          Collateral Agent  . . . . . . . . . . . . . . . . . . .  S-3, S-4
          Collection Account  . . . . . . . . . . . . . . . . . . . .  S-11
          Collection Period . . . . . . . . . . . . . . . . . . . . . . S-6
          Collections . . . . . . . . . . . . . . . . . . . . . . . .  S-30
          Commission  . . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Contract Rate . . . . . . . . . . . . . . . . . . . .  S-18, S-31
          Cut-Off Date  . . . . . . . . . . . . . . . . . .  S-1, S-3, S-18
          Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . S-3
          Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Defaulted Receivable  . . . . . . . . . . . . . . . . . . .  S-29
          Definitive Certificates . . . . . . . . . . . . . . . . . .  S-26
          Delinquency Ratio . . . . . . . . . . . . . . . . . . . . .  S-29
          Distribution Account  . . . . . . . . . . . . . . . . . . .  S-27
          Distribution Date . . . . . . . . . . . . . . . . . . .  S-1, S-6
          DTC . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-4, I-1
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
          Euroclear . . . . . . . . . . . . . . . . . . . .  S-4, S-16, I-1
          Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Final Scheduled Maturity Date . . . . . . . . . . . . . . . . S-5
          Final Scheduled Distribution Date . . . . . . . . . . . . . . S-1
          Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . S-3
          "Forced-placed insurance" . . . . . . . . . . . . . . . . .  S-18
          Funding Period  . . . . . . . . . . . . . . . . . . . . . . . S-8
          Global Securities . . . . . . . . . . . . . . . . . . . . . . I-1
          Grantor Trust Certificateholders  . . . . . . . . . . . . .  S-36
          Grantor Trust Certificates. . . . . . . . . . . . . . . . .  S-36
          Holders . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
          [Initial] Cut-Off Date  . . . . . . . . . . . . . . . .  S-3, S-5
          [Initial] Receivables . . . . . . . . . . . . . . . . . . .   S-5
          Interest Collections  . . . . . . . . . . . . . . . . . . .  S-30
          IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Liquidation Proceeds  . . . . . . . . . . . . . . . . . . .  S-29
          Mandatory Repurchase  . . . . . . . . . . . . . . . . . S-7, S-25
          market discount . . . . . . . . . . . . . . . . . . . . . .  S-38
          NationsBank South . . . . . . . . . . . . . . . . . . . . . . S-3
          NationsBank Texas . . . . . . . . . . . . . . . . . . . . . . S-3
          NCMI  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
          Net Loss Ratio  . . . . . . . . . . . . . . . . . . . . . .  S-29
          Obligor . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Offered Grantor Trust Certificates  . . . . . . . . . . . .  S-37
          Outstanding Advances  . . . . . . . . . . . . . . . . . . .  S-10
          Pass-Through Rate.  . . . . . . . . . . . . . . . . . . . . . S-6
          Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
          Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . S-6
          Pool[/Pre-Funding] Balance  . . . . . . . . . . . . . . . . . S-6
          Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . S-5
          Pre-Funding Account . . . . . . . . . . . . . . . . . .  S-1, S-8
          Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Purchase Price  . . . . . . . . . . . . . . . . . . . . . .  S-37
          Purchased Receivable  . . . . . . . . . . . . . . . . . . .  S-31
          Rating Agencies . . . . . . . . . . . . . . . . . . . . . .  S-17
          Rating Agency Condition . . . . . . . . . . . . . . . . . .  S-10
          Realized Losses . . . . . . . . . . . . . . . . . . . . . .  S-33
          Receivables . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Receivables Pool  . . . . . . . . . . . . . . . . . . . . .  S-18
          Record Date . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Recoveries  . . . . . . . . . . . . . . . . . . . . . . . .  S-30
          Required [Initial] Yield Supplement Amount  . . . . . . S-9, S-35
          Required Subsequent Yield Supplement Amount . . . . . . S-9, S-35
          Required Rate . . . . . . . . . . . . . . . . . . . . . . .  S-10
          Required Yield Supplement Amount. . . . . . . . . . . . S-9, S-35
          Reserve Account . . . . . . . . . . . . . . . . . . . . . .  S-10
          Reserve Account Initial Deposit . . . . . . . . . . . . . .  S-10
          Securities Act  . . . . . . . . . . . . . . . . . . . . . . . S-3
          Seller  . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Sellers . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Servicer  . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Servicer's Certificate  . . . . . . . . . . . . . . . . . .  S-31
          Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . .  S-11
          Shortfall Amount  . . . . . . . . . . . . . . . . . . . . .  S-16
          Simple Interest Receivable  . . . . . . . . . . . . . . . .  S-23
          Special Tax Counsel . . . . . . . . . . . . . . . . .  S-12, S-36
          Specified Reserve Account Balance . . . . . . . . . . . . .  S-11
          Subsequent Cut-Off Date . . . . . . . . . . . . . . . . . . . S-6
          Subsequent Receivables  . . . . . . . . . . . . . . . .  S-1, S-5
          Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . S-6
          Supplemental Servicing Fee  . . . . . . . . . . . . . . . .  S-28
          Trust . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
          Trust Property  . . . . . . . . . . . . . . . . . . . . . . . S-4
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . I-4
          Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  S-40
          Underwriters' Exemption . . . . . . . . . . . . . . . . . .  S-40
          Underwriting Agreement  . . . . . . . . . . . . . . . . . .  S-40
          United States person  . . . . . . . . . . . . . . . . . . .  S-39
          Yield Supplement Amount . . . . . . . . . . . . . . . . S-9, S-33
          Yield Supplement Agreement  . . . . . . . . . . . . . . . . . S-9
          Yield Supplement Account  . . . . . . . . . . . . . . . . . . S-9
          Yield Supplement Initial Deposit  . . . . . . . . . . . . . . S-9


            NO DEALER, SALESMAN OR OTHER        $
           PERSON HAS BEEN AUTHORIZED TO
           GIVE ANY INFORMATION OR TO           NationsBank
           MAKE ANY REPRESENTATIONS OTHER       Auto Grantor Trust 199 -
           THAN THOSE CONTAINED OR INCOR-
           PORATED BY REFERENCE IN THIS         $
           PROSPECTUS SUPPLEMENT OR THE            % Asset Backed
           PROSPECTUS AND, IF GIVEN OR          Certificates, Class A
           MADE, SUCH INFORMATION OR REP-
           RESENTATIONS MUST NOT BE RE-         [$
           LIED UPON.  THIS PROSPECTUS             % Asset Backed
           SUPPLEMENT AND THE PROSPECTUS        Certificates, Class B]
           DO NOT CONSTITUTE AN OFFER TO
           SELL OR A SOLICITATION OF AN
           OFFER TO BUY ANY SECURITIES
           OTHER THAN THE SECURITIES OF-        *
           FERED HEREBY, NOR AN OFFER OF        NATIONSBANK, N.A.
           THE SECURITIES IN ANY STATE OR       NATIONSBANK, N.A. (SOUTH)
           JURISDICTION IN WHICH, OR TO         NATIONSBANK OF TEXAS, N.A.
           ANY PERSON TO WHOM, SUCH OFFER
           WOULD BE UNLAWFUL.  THE DELIV-       SELLERS
           ERY OF THIS PROSPECTUS SUPPLE-       NATIONSBANK, N.A.
           MENT OR THE PROSPECTUS AT ANY        SERVICER
           TIME DOES NOT IMPLY THAT IN-
           FORMATION HEREIN OR THEREIN IS
           CORRECT AS OF ANY TIME SUBSE-
           QUENT TO ITS DATE.
                                                PROSPECTUS
                ____________________
                                                SUPPLEMENT
                  TABLE OF CONTENTS
                                      PAGE
           PROSPECTUS SUPPLEMENTReports
           to Certificateholders . .   S-2
           Summary . . . . . . . . .   S-3
           Risk Factors  . . . . . .  S-13
           The Trust . . . . . . . .  S-17
           The Receivables Pool  . .  S-18
           Pool Factors  . . . . . .  S-23
           Maturity and Prepayment Con-
           siderations . . . . . . .  S-23
           Yield Considerations  . .  S-24
           Use of Proceeds . . . . .  S-24
           Description of the Certifi-
           cates . . . . . . . . . .  S-24
           Federal Income Tax Consequenc-
           es  . . . . . . . . . . .  S-36
           ERISA Considerations  . .  S-40
           Underwriting  . . . . . .  S-40
           Legal Opinions  . . . . .  S-41
           Annex I Global Clearance, Set-
           tlement and Tax
             Documentation Procedures  I-1
           Index of Terms  . . . . . .   i

                     PROSPECTUS

           Reports to Securityholders.   3
           Available Information . . .   3
           Incorporation of Certain Docu-
           ments by Reference  . . . .   3
           Summary . . . . . . . . . .   5
           Risk Factors  . . . . . . .  16
           The Trusts  . . . . . . . .  23
           The Receivables Pools . . .  24
           Maturity and Prepayment
           Considerations  . . . . . .  27
           Pool Factors and Trading
           Information  . . . . . . .   29
           Use of Proceeds . . . . . .  29

           The Banks, NationsBank
           Corporation and NAFC    . .  29

           The Servicer  . . . . . . .  30
           Description of the Notes. .  30
           Description of the
           Certificates . . .  . . . .  36
           Description of Fixed and
           Floating Rate Options . . .  37
           Book-Entry and Definitive
           Securities; Reports to
           Securityholders . . . . . .  42
           Description of the Transfer
           and Servicing Agreements. .  47
           Certain Legal Aspects of the
           Receivables . . . . . . . .  60
           Federal Income Tax
           Consequences . . . . . . . . 64
           ERISA Considerations  .. . . 65
           Plan of Distribution  .. . . 70
           Legal Opinions  . . . .. . . 71
           Index of Terms  . . . .. . . 72

                UNTIL        ,   199  (90 DAYS AFTER THE DATE OF THIS
           PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSAC-
           TIONS IN THE  CERTIFICATES, WHETHER OR NOT PARTICIPATING
           IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PRO-SPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION
           TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS
           AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                   SUBJECT TO COMPLETION, DATED _____ __, 199_
                                                               [ALTERNATE COVER]
                        OWNER TRUST PROSPECTUS SUPPLEMENT
                      (To Prospectus dated           , 1996)
                              $
                       NATIONSBANK AUTO OWNER TRUST 199 -
               $                  % [CLASS A-1] ASSET BACKED NOTES
            [$                  FLOATING RATE CLASS A-2 ASSET BACKED NOTES]
                 [$                  % CLASS A-3 ASSET BACKED NOTES]
               [$            % [CLASS C-_] ASSET BACKED CERTIFICATES]
               [$            % [CLASS C-_] ASSET BACKED CERTIFICATES]

     [NationsBank Logo]

                                 NATIONSBANK, N.A.
                             NATIONSBANK, N.A. (SOUTH)
                            NATIONSBANK OF TEXAS, N.A.
                            __________________________
                                     SELLERS
                                NATIONSBANK, N.A.
                                     SERVICER

          The NationsBank Auto Owner Trust 199 - (the "Trust") will be
     governed by a Trust Agreement, to be dated as of      , 199 , among
     NationsBank, N.A., NationsBank, N.A. (South), NationsBank of Texas, N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers"
     and the "Banks") and       , as Owner Trustee.  The Trust will issue $
     aggregate initial principal amount of [Class A-1]    % Asset
     Backed Notes (the "[Class A-1] Notes")[, $     aggregate initial
     principal amount of Class A-2 Floating Rate Asset Backed Notes (the
     "Class A-2 Notes") and $       aggregate initial principal amount of
     Class A-3    % Asset Backed Notes (the "Class A-3 Notes" and, together
     with the Class A-1 Notes and the Class A-2 Notes, the "Notes")]
     pursuant to an Indenture to be dated as of          , 199  , between
     the Trust and       , as Indenture       (continued on following page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFOR-
     MATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-   HEREIN AND
     ON PAGE    OF THE ACCOMPANYING PROSPECTUS.

     THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGA-TIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY OF THE SELLERS, THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                            PROCEEDS TO
                                 PRICE TO    UNDERWRITING    THE SELLER
                                PUBLIC (1)     DISCOUNT        (1)(2)
      Per [Class A-1] Note  .       %              %             %
      [Per Class A-2 Note . .       %              %             %]
      [Per Class A-3 Note . .       %              %             %]
      [Per Certificate  . . .       %              %             %]

      Total . . . . . . . . .       $              $             $
     (1) Plus accrued interest, if any, from           , 199 .
     (2) Before deducting expenses, estimated to be $        .

     This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc., an affiliate of the Sellers and the Servicer, in connection with offers and sales related to market-making transactions in the Notes and the Certificates. NationsBanc Capital Markets, Inc. may act as principal or agent in such transactions.
     Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Certain information in this Pro-spectus Supplement and the Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.

                                    [OWNER TRUST PROSPECTUS ALTERNATE PAGE]

          The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including indi-vidual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     THE CERTIFICATES

          The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (excluding, for this purpose, any entity registered under the Investment Company Act of 1940, as amend-
     ed) (each, a "Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certifi-cates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

          This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc. ("NCMI") in connection with offers and sales related to market-making transactions in the Notes and the Certificates. NCMI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing markets prices at the time of sale or otherwise. NCMI does not have any obligation to make a market in the Notes or the Certificates, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. NCMI is among the underwrit-ers participating in the initial distribution of the Notes and the Certificates.

             The remainder of this page is intentionally left blank.


                                    [OWNER TRUST PROSPECTUS ALTERNATE BACK]


       No dealer, salesman or other           $
      person has been authorized to
      give any information or to make              NationsBank
      any representations other than          Auto Owner Trust 199 -
      those contained or incorporated                   $
      by reference in this Prospectus            % Asset Backed
      Supplement or the Prospectus and,         Notes[, Class A-1]
      if given or made, such informa-
      tion or representations must not                 [$
      be relied upon.  This Prospectus          Floating Rate Asset
      Supplement and the Prospectus do               Backed
      not constitute an offer to sell            Notes, Class A-2]
      or a solicitation of an offer to
      buy any securities other than the                [$
      securities offered hereby, nor an            % Asset Backed
      offer of the securities in any              Notes, Class A-3]
      state or jurisdiction in which,
      or to any person to whom, such                    $
      offer would be unlawful.  The             % [Class C-__] Asset
      delivery of this Prospectus Sup-                 Backed
      plement or the Prospectus at any             Certificates
      time does not imply that informa-
      tion herein or therein is correct                 $
      as of any time subsequent to its          % [Class C-__] Asset
      date.                                           Backed
             ____________________                  Certificates

              TABLE OF CONTENTS
            PROSPECTUS SUPPLEMENT   PAGE         NATIONSBANK, N.A.
                                             NATIONSBANK, N.A. (SOUTH)
      Reports to Securityholders  .  S-2     NATIONSBANK OF TEXAS, N.A.
      Summary . . . . . . . . . . .  S-4              SELLERS
      Risk Factors  . . . . . . .   S-20          NATIONSBANK, N.A.
      The Trust . . . . . . . . .   S-24              SERVICER
      The Receivables Pool  . . .   S-25
      Pool Factors  . . . . . . .   S-35
      Maturity and Prepayment
        Considerations  . . . . .   S-35             PROSPECTUS
      Description of the Notes  .   S-36             SUPPLEMENT
      Description of the
        Certificate . . . . . . .   S-39        NATIONSBANC CAPITAL
      Description of the Transfer                   MARKETS, INC.
        and Servicing Agreements    S-41
      Federal Income Tax
        Consequences  . . . . . .   S-53
      ERISA Considerations  . . .   S-62
      Underwriting  . . . . . . .   S-62
      Legal Opinions  . . . . . .   S-64
      Annex I Global Clearance,
        Settlement and Tax
        Documentation Procedures  .  I-1
      Index of Terms  . . . . . . . .  i
                 PROSPECTUS
      Reports to Securityholders. . .  3
      Available Information . . . . .  3
      Incorporation of Certain
        Documents by Reference  . . .  3
      Summary . . . . . . . . . . . .  5
      Risk Factors  . . . . . . . .   16
      The Trusts  . . . . . . . . .   23
      The Receivables Pools . . . .   24
      Maturity and Prepayment
        Considerations  . . . . . .   27
      Pool Factors and Trading
        Information   . . . . . . .   29
      Use of Proceeds . . . . . . .   29
      The Banks, NationsBank
        Corporation and NAFC  . . .   29
      The Servicer  . . . . . . . .   30
      Description of the Notes  . .   30
      Description of the Certificates 36
      Description of Fixed and Floating
        Rate Options  . . . . . . .   37
      Book-Entry and Definitive
        Securities; Reports to
        Securityholders . . . . . .   42
      Description of the Transfer and
        Servicing Agreements  .  . .  47
      Certain Legal Aspects of the
        Receivables  . . . . . . . .  60
      Federal Income Tax Consequences 64
      ERISA Considerations . . . . .  65
      Plan of Distribution   . . . .  70
      Legal Opinions   . . . . . . .  71
      Index of Terms   . . . . . . .  72




              SUBJECT TO COMPLETION, DATED _____ __, 199_
                                                            [ALTERNATE COVER]
GRANTOR TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated           , 1996)
                    $
                   NATIONSBANK AUTO GRANTOR TRUST 199_

              $        % ASSET BACKED CERTIFICATES, CLASS A
             [$        % ASSET BACKED CERTIFICATES, CLASS B]
                             [NationsBank Logo]

                              NATIONSBANK, N.A.
                          NATIONSBANK, N.A. (SOUTH)
                          NATIONSBANK OF TEXAS, N.A.
                                   SELLERS
                              NATIONSBANK, N.A.
                                   SERVICER

The NationsBank Auto Grantor Trust 199 - (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement"),
to be dated as of           , 199 , among NationsBank, N.A.,
NationsBank, N.A. (South) and NationsBank of Texas, N.A. (each, "Sell-er" and collectively, the "Sellers"), NationsBank, N.A. (the
"Servicer") and           , as Trustee, and will issue $
aggregate initial principal balance of    % Asset Backed Certificates,
Class A (the "Class A Certificates") and $          aggregate initial
principal balance of     % Asset Backed Certificates, Class B (the
"Class B Certificates" and, together with the Class A Certificates, the "Certificates"). [Only the Class A Certificates are being offered hereby.] The Class A Certificates will evidence in the aggregate an
undivided ownership interest of approximately    % in the Trust.  The
Class B Certificates will evidence in the aggregate an undivided
ownership interest of approximately    % in the Trust.  The rights of
the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certifi-cateholders to the extent described herein. The Trust property will include a pool of fixed rate simple interest retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies due or received
thereunder on       , 199  (the "Cut-Off Date"), other than the portion
thereof payable to the Servicer as its Servicing Fee as described herein and certain other property, as more fully described herein. See "Summary The Trust Property" herein. [The Trustee also will hold monies on deposit in a trust account (the "Pre-Funding Account"). Additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") will be purchased by the Trust from the
Seller from time to time on or before             , 199  out of funds
on deposit in the Pre-Funding Account.] (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page __ .)

Principal and interest to the extent of the [applicable] Certifi-
cate Rate generally will be distributed on the    day of each month
(the "Distribution Date"), commencing             , 199 .  The final
scheduled Distribution Date on the [Class A] Certificates will be
, 199   (the "Final Scheduled Distribution Date").

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMA-
TION SET FORTH IN "RISK FACTORS" ON PAGE S-__ HEREIN AND ON PAGE    OF THE
ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND
DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH), NATIONSBANK OF TEXAS, N.A. OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMIS-SION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              UNDERWRITING       PROCEEDS TO
                        PRICE TO PUBLIC (1)     DISCOUNT      THE SELLER (1)(2)

 Per Class A Certificate         %                  %                  %
 [Per Class B Certificate        %                  %                  %

 Total . . . . . . . . .         $                  $                  $]
(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .

This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc., an affiliate of the Sellers and the Servicer, in connection with offers and sales related to market-making transactions in the Notes and the Certificates. NationsBanc Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Certain information in this Prospectus Supplement and the Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.


                                                 [GRANTOR TRUST ALTERNATE PAGE]
                           ERISA CONSIDERATIONS

[THE CLASS A CERTIFICATES]

The Class A Certificates may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"), provided that certain conditions are met with respect to an individual administrative
exemption issued by the United States Department of Labor to       ,
 ,      (the "Underwriters' Exemption").  The Sellers believes that the
Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met. Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regard-ing the applicability of the Underwriters' Exemption and other relevant issues. For additional information regarding treatment of the Class A Certificates under ERISA, [including certain special considerations that apply with respect to the Pre-Funding Account,] see "ERISA Consid-erations" in the Prospectus.

[THE CLASS B CERTIFICATES
          Because the Class B Certificates are subordinated to the Class A Certificates in certain respects, the Exemption will not apply to the purchase of Class B Certificates by or on behalf of a Plan. However, other prohibited transaction exemptions may be applicable. These exemptions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts and bank collective investment funds, and on behalf of employ-ee benefit plans by certain qualified professional asset managers. Any Plan fiduciary considering whether to purchase a Class B Certificate on behalf of a Plan should consult with its counsel regarding the applica-bility of one or more of such exemptions to such purchase. For addi-tional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.]

                              UNDERWRITING

This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc. ("NCMI") in connection with offers and sales related to market-making transactions in the Certificates. NCMI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing markets prices at the time of sale or otherwise. NCMI does not have any obligation to make a market in the Certificates, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. NCMI is among the underwriters participating in the initial distribu-tion of the Certificates.

        The remainder of this page is intentionally left blank.


                                        [GRANTOR TRUST ALTERNATE BACK]
 NO DEALER, SALESMAN OR OTHER           $
 PERSON HAS BEEN AUTHORIZED TO
 GIVE ANY INFORMATION OR TO MAKE                   NationsBank
 ANY REPRESENTATIONS OTHER THAN              Auto Grantor Trust 199 -
 THOSE CONTAINED OR INCORPORATED
 BY REFERENCE IN THIS PROSPECTUS                        $
 SUPPLEMENT OR THE PROSPECTUS AND,               % Asset Backed
 IF GIVEN OR MADE, SUCH INFORMA-              Certificates, Class A
 TION OR REPRESENTATIONS MUST NOT
 BE RELIED UPON.  THIS PROSPECTUS                      [$
 SUPPLEMENT AND THE PROSPECTUS DO                % Asset Backed
 NOT CONSTITUTE AN OFFER TO SELL               Certificates, Class B]
 OR A SOLICITATION OF AN OFFER TO
 BUY ANY SECURITIES OTHER THAN THE
 SECURITIES OFFERED HEREBY, NOR AN
 OFFER OF THE SECURITIES IN ANY                         *
 STATE OR JURISDICTION IN WHICH,                 NATIONSBANK, N.A.
 OR TO ANY PERSON TO WHOM, SUCH              NATIONSBANK, N.A. (SOUTH)
 OFFER WOULD BE UNLAWFUL.  THE               NATIONSBANK OF TEXAS, N.A.
 DELIVERY OF THIS PROSPECTUS SUP-                    SELLERS
 PLEMENT OR THE PROSPECTUS AT ANY               NATIONSBANK, N.A.
 TIME DOES NOT IMPLY THAT INFORMA-                   SERVICER
 TION HEREIN OR THEREIN IS CORRECT
 AS OF ANY TIME SUBSEQUENT TO ITS
 DATE.
   ____________________
       TABLE OF CONTENTS
     PROSPECTUS SUPPLEMENT
                                         PAGE
Reports to Certificateholders  . . . .   S-2    PROSPECTUS SUPPLEMENT
Summary  . . . . . . . . . . . . . . .   S-3
Risk Factors . . . . . . . . . . . . .   S-13    NATIONSBANC CAPITAL
The Trust  . . . . . . . . . . . . . .   S-17        MARKETS, INC.
The Receivables Pool   . . . . . . . .   S-18
Pool Factors   . . . . . . . . . . . .   S-23
Maturity and Prepayment Considerations   S-23
Yield Considerations . . . . . . . . .   S-24
Use of Proceeds  . . . . . . . . . . .   S-24
Description of the Certificates  . . .   S-24
Federal Income Tax Consequences  . . .   S-36
ERISA Considerations . . . . . . . . .   S-40
Underwriting   . . . . . . . . . . . .   S-40
Legal Opinions   . . . . . . . . . . .   S-41
Annex I Global Clearance, Settlement
  and Tax Documentation Procedures . .    I-1
Index of Terms . . . . . . . . . . . .      i

             PROSPECTUS
Reports to Securityholders . . . . . .      3
Available Information  . . . . . . . .      3
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . .      3
Summary  . . . . . . . . . . . . . . .      5
Risk Factors   . . . . . . . . . . . .     16
The Trusts   . . . . . . . . . . . . .     23
The Receivables Pools  . . . . . . . .     24
Maturity and Prepayment Considerations     27
Pool Factors and Trading Information .     29
Use of Proceeds  . . . . . . . . . . .     29
The Banks, NationsBank Corporation
  and [NB-SPC] . . . . . . . . . . . .     29
The Servicer   . . . . . . . . . . . .     30
Description of the Notes . . . . . . .     30
Description of the Certificates  . . .     36
Description of Fixed and Floating Rate
  Options  . . . . . . . . . . . . . .     37
Book-Entry and Definitive Securities;
  Reports to Securityholders . . . . .     42
Description of the Transfer and
  Servicing Agreements   . . . . . . .     47
Certain Legal Aspects of the
  Receivables  . . . . . . . . . . . .     60
Federal Income Tax Consequences  . . .     64
ERISA Considerations . . . . . . . . .     65
Plan of Distribution   . . . . . . . .     70
Legal Opinions   . . . . . . . . . . .     71
Index of Terms   . . . . . . . . . . .     72



                 SUBJECT TO COMPLETION, DATED _____ __, 1996
                                                       [ALTERNATE COVER]

          PROSPECTUS

                           NATIONSBANK AUTO TRUSTS
                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES

                              _________________

                              [NationsBank Logo]
                              _________________

                              NATIONSBANK, N.A.
                          NATIONSBANK, N.A. (SOUTH)
                          NATIONSBANK OF TEXAS, N.A.

                                   SELLERS
                              _________________

          NATIONSBANK, N.A.
          SERVICER
                              _________________

               The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospec-tus (a "Prospectus Supplement"). Each series of Securi-ties, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into between NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. as sellers (each, a "Seller" and collectively, the "Sellers"), and the Trustee speci-fied in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Sellers and NationsBank, N.A., as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers and secured by new or used automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on and after the appli-cable Cut-Off Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. See "The Trusts." In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Inden-ture Trustee or the applicable Trustee, as the case may be, which will be used to purchase additional retail motor vehicle installment sales contracts (the "Subse-quent Receivables") from the Sellers from time to time during the Funding Period specified in the related Pro-spectus Supplement. Certain

                                        [PROSPECTUS ALTERNATE PAGE]

          capitalized terms used in this Prospectus are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page [ ].

               Each class of Securities of any series will repre-sent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distri-butions on one or more classes of Certificates of a series may be subordinated in priority to payments due on one or more classes of Notes or Certificates to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with dispro-portionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supple-ment.

                    This Prospectus and the related Prospectus
          Supplement may be used by NationsBanc Capital Markets, Inc., an affiliate of the Sellers and the Servicer, in connection with offers and sales related to market-making transactions. Certain information in this Prospectus and the related Prospectus Supplement will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

               PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER
          THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON
          PAGE __ HEREIN.
                            ______________________

          ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGA-TIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY OF THE SELLERS, THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.
                            ______________________

    THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE
       LOSS OF PRINCIPAL AMOUNT INVESTED AND HAVE NOT BEEN APPROVED OR
         DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
            STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

               Retain this Prospectus for future reference. This
          Prospectus may not be used to consummate sales of Securi-ties offered hereby unless accompanied by a Prospectus
          Supplement.
                            ______________________

                The date of this Prospectus is _____ __, 1996.


                                        [PROSPECTUS ALTERNATE PAGE]

                          REPORTS TO SECURITYHOLDERS

               Unless and until Definitive Securities are issued, unaudited monthly and annual reports concerning the Receivables and each Trust will be prepared by the Servicer and sent by the Trustee, on behalf of each Trust, only to the registered holders of the Certificates (the "Certificateholders") pursuant to the applicable Trust Agreement and the registered holders of the Notes (the "Noteholders") pursuant to the applicable Indenture. The registered holder of the Certificates and the Notes is Cede & Co., as nominee of The Depository Trust Company ("DTC"). Such reports will not contain audited financial statements with respect to the applicable Trust. Owners of beneficial interests in the Certificates ("Certificate Owners") may obtain these reports free of charge (except for copying and postage costs) by a request in writing to the Trustee at [Name:______] [Ad-dress:___________________], Attention: _________. Owners of beneficial interests in the Notes ("Note Owners") may similarly obtain these reports free of charge (except for copying and postage costs) by a request in writing to the Indenture Trustee, The Chase Manhattan Bank,(National Association) at [Address:___________________], Attention:
          _________. The Sellers do not intend to send any of their consolidated reports of condition and income or other information required to be furnished to the Sellers' regulators to Certificateholders, Noteholders, Certificate Owners or Note Owners. See "Book-Entry and Definitive Securities; Reports to Securityholders Book-Entry Registration" and " Reports to Securityholders." The Servicer intends to continue to file with respect to each Trust periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Securities issued by such Trust are no longer outstanding.

                            AVAILABLE INFORMATION

               The Sellers, as the originators of each Trust, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. Each of the Sellers is a wholly-owned sub-sidiary of NationsBank Corporation, a multibank holding company incorporated under the laws of North Carolina, headquartered in Charlotte, North Carolina and registered under the Bank Holding Company Act of 1956, as amended. NationsBank Corporation is subject to the periodic re-porting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. For further information, reference is made to the Registration Statement, the exhibits thereto, and the reports and other information filed by NationsBank Corporation which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices, including the Midwest Regional Office, located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the Northeast Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048. Paper copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other infor-mation, including all electronic filings, regarding the Sellers and NationsBank Corporation may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               All documents filed by or on behalf of each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termina-tion of the offering of the Securities shall be deemed to
          be incorporated by reference in this Prospectus.    This
          Prospectus and the related Prospectus Supplement may be used by NationsBanc Capital Markets, Inc., an affiliate of the Sellers and the Servicer, in connection with offers and sales related to market-making transactions in the Securities. In connection with any such market-making transactions in the Securities by NationsBanc Capital

                                        [PROSPECTUS ALTERNATE PAGE]

          Markets, Inc., all documents filed by or on behalf of the related Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the date of any offer and sale related to such market-making transaction shall be deemed incorporated by refer-ence into this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or super-sedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Sellers will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such docu-ments). Requests for such copies should be directed to


    [Name:____________; Address:___________] (Telephone: (   ) __-___).


                                        [PROSPECTUS ALTERNATE PAGE]

          GENERAL INVESTMENT CONSIDERATIONS

               Prospective investors who are Plan Investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any Securities of a series with respect to such investors' specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiducia-ry standards of investment procedure and diversification an investment in any Securities of a series is appropri-ate for the Plan, taking into account the overall invest-ment policy of the Plan and the composition of the Plan's investment portfolio.

                             PLAN OF DISTRIBUTION

                    This Prospectus and the related Prospectus
          Supplement may be used by NationsBanc Capital Markets, Inc. ("NCMI") in connection with offers and sales related to market-making transactions in the Securities. NCMI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. NCMI does not have any obligation to make a market in the Securities, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. NCMI is among the underwriters participating in the initial distribution of the Securities.

           The remainder of this page is intentionally left blank.



              PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


               The following table sets forth the actual and estimated expenses in connection with the offering described in this Registration Statement.

          Securities and Exchange Commission registration fee $      344.83*
          Rating agency fees (estimated). . . . . . . . .     $  690,000.00
          Printing (estimated)  . . . . . . . . . . . . .     $  250,000.00
          Legal fees and expenses (estimated) . . . . . .     $  450,000.00
          Accountants' fees (estimated) . . . . . . . . .     $   75,000.00
          Fees and expenses of Indenture Trustee (estimated)  $   45,000.00
          Fees and expenses of applicable Trustee (estimated) $   45,000.00
          Miscellaneous expenses (estimated)  . . . . . .     $   70,000.00

               Total  . . . . . . . . . . . . . . . . . .     $1,625,344.83

          * Previously paid


     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Articles of Association of NationsBank, N.A. provide as follows:

               TENTH. To the fullest extent permitted by the laws of the state in which the bank's holding company is incorporat-ed, subject only to the limits of the corporate powers of a national association, a director of the association shall not be personally liable to the association, its sharehold-ers or otherwise for monetary damage for breach of duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or modifica-tion.

               The association shall indemnify and hold harmless any director, officer, employee, or agent of the association and its subsidiaries against all liability and expenses to the fullest extent permitted by the laws of the state in which the association's holding company is incorporated, and in addition to the indemnification otherwise provided by law, the association shall indemnify and hold harmless such directors, officers, employees, or agents against all lia-bility and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of their status as directors, officers, employees, or agents, or their service at the association's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, association, part-nership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity.

               The extent of indemnification provided for in this section and the procedures for implementation of that indem-nification shall be in accordance with the provisions of the bylaws of NationsBank Corporation. The association may also provide insurance for such indemnification relating to the directors, officers, employees or agent's service to the association in accordance with the provisions of the bylaws of NationsBank Corporation. To the extent that indemnifica-tion or insurance coverage is prohibited or limited by lawful and binding regulations of the Office of the Comp-troller of the Currency, such regulations shall govern this indemnification provision.

          The Articles of Association of NationsBank, N.A. (South) provide as follows:

               TENTH. To the fullest extent permitted by the laws of the state in which the bank's holding company is incorporat-ed, subject only to the limits of the corporate powers of a national association, a director of the association shall not be personally liable to the association, its sharehold-ers or otherwise for monetary damage for breach of duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the association existing at the time of such repeal or modifica-tion.

               The association shall indemnify and hold harmless any director, officer, employee, or agent of the association and its subsidiaries against all liability and expenses to the fullest extent permitted by the laws of the state in which the association's holding company is incorporated, and in addition to the indemnification otherwise provided by law, the association shall indemnify and hold harmless such directors, officers, employees, or agents against all lia-bility and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of their status as directors, officers, employees, or agents, or their service at the associations's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, association, part-nership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity.

               The extent of indemnification provided for in this section and the procedures for implementation of that indem-nification shall be in accordance with the provisions of the bylaws of NationsBank Corporation. The association may also provide insurance for such indemnification relating to the directors, officers, employees or agent's service to the association in accordance with the provisions of the bylaws of NationsBank Corporation. To the extent that indemnifica-tion or insurance coverage is prohibited or limited by lawful and binding regulations of the Office of the Comp-troller of the Currency, such regulations shall govern this indemnification provision.

          The Articles of Association of NationsBank of Texas, N.A. provide as follows:

               ELEVENTH. (a) The Association shall indemnify and hold harmless each person who was or is a Director of the Associ-ation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), other than a proceeding by or in the right of the Association, whether the basis of such proceeding is alleged action by such person (i) in an official capacity as a Director of the Association or (ii) while such person is also serving as a Director of the Association, in the capacity of an officer, employee or agent of the Association, including service with respect to an employee benefit plan, against all expense, liability and loss (including, without limitation, Attorneys' Fees [as defined in the last sentence of this
          Section 11(a)], judgments, fines or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. Reasonable expenses incurred by such person in defending a proceeding shall be paid or reimbursed by the Association in advance of the final dispo-sition of such proceeding and without any determination that such person has met the standard of conduct referred to in this Section 11(a); provided that the Association receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this section [sic] 11(a) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct. Such written undertaking with respect to repayment need not be secured and shall be acceptable without reference to financial ability to make repayment. Indemnification and payment or reimbursement of expenses shall continue as to any person who has ceased to be a Director and shall inure to the benefit of, and be binding upon, such person's heirs, executors and administrators. As used in this Article Eleventh, the term "Attorneys' Fees" shall mean, in the context of a particular proceeding, the reasonable attorneys' fees incurred by an individual in connection with the defense of such individual in such proceeding, the reasonable expenses of such attorneys in such defense and court costs incurred in connection there-with.

               (b) The Association shall indemnify and hold harmless each person who was or is an officer, employee or agent (each of the foregoing being referred to as an "Officer") of the Association who was or is made a party or is threatened to be made a party to or is otherwise involved in any pro-ceeding, other than a proceeding by or in the right of the Association, whether the basis of such proceeding is alleged action by such person (i) in an official capacity as an Officer of the Association, including service with respect to an employee benefit plan, or (ii) as a Designated Repre-sentative (as defined in the following sentence), against all expense, liability and loss (including, without limita-tion, Attorneys' Fees, judgments, fines or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful; and provided further, that the Association shall not indemnify and hold harmless such person against any expense (other than Attorneys' Fees), liability or loss (including, without limitation, judgments, fines or penalties and amounts paid in settlement) to the extent that such expense (other than Attorneys' Fees), liability or loss (including, without limitation, judgments, fines or penalties and amounts paid in settlement) arose from such person's acts or failures to act prior to July 30, 1988 ("Prior Acts"). A person shall be acting as a Designat-ed Representative for purposes of this Article Eleventh if such person is serving at the written request of the Associ-ation made pursuant to specific authority of the Board of Directors, in the capacity of a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise other than the Association. Rea-sonable expenses incurred by a person who was or is an Officer of the Association in defending a proceeding shall be paid or reimbursed by the Association in advance of the final disposition of a proceeding and without any determina-tion that such person has met the standard of conduct re-ferred to in this Section 11(b); provided that the Associa-tion receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this section [sic] 11(b) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct. Such written undertaking with respect to repayment need not be secured and shall be ac-ceptable without reference to financial ability to make repayment. Indemnification and payment or reimbursement of expenses shall continue as to any person who has ceased to be an Officer of the Association and shall inure to the benefit of, and be binding upon, such person's heirs, execu-tors and administrators.

               (c) The Association may indemnify and hold harmless any person who was or is a Director or Officer who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer or Desig-nated Representative against expenses (including, without limitation, Attorneys' Fees) actually and reasonably in-curred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and except that no indemnifi-cation shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the proceeding, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Reasonable expenses incurred by such person in defending a proceeding may be paid or reimbursed by the Association in advance of the final disposition of such proceeding and without any determination that such person has met the standard of conduct referred to in this Section 11(c); provided that the Association receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this
          Section 11(c) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct (but subject to the determination, by a court of competent jurisdiction, as to indemnity for expenses described in the immediately preceding sentence). Such written undertaking with respect to repayment need not be secured and shall be acceptable without reference to financial ability to make repayment. Indemnification for, and payment or reimbursement of, expenses shall continue as to any person who has ceased to be a Director or Officer and shall inure to the benefit of, and be binding upon, such person's heirs, executors and administrators.

               (d) Notwithstanding the provisions of Section 11(a),
          Section 11(b) or Section 11(c), the Association shall not indemnify any Director or Officer (each of the foregoing being referred to as an "indemnitee") against expenses, penalties or any other payments incurred in an administra-tive proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the indemnitee in the form of payments to the Association.

               (e) To the extent that an indemnitee has been wholly successful on the merits or otherwise in defense of any proceeding referred to in Section 11(a), Section 11(b) or
          Section 11(c), the Association shall indemnify, and pay or reimburse, such indemnitee for expenses (including, without limitation, Attorneys' Fees) actually and reasonably in-curred by such indemnitee in connection therewith.

               (f) Any indemnification under Section 11(a), Section 11(b) or Section 11(c) (unless ordered by a court of compe-tent jurisdiction) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circum-stances because the indemnitee has met the applicable stan-dard of conduct referred to in Section 11(a), Section 11(b) or Section 11(c), as the case may be. Such determination shall be made in any of the following manners: (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not named defendants or respondents in such proceeding (a "Disinterested Board Majority"), or if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time are not named defendants or respondents in the proceeding (a "Disin-terested Committee Majority"); (2) by special legal counsel selected by a Disinterested Board Majority or a Disinterest-ed Committee Majority, as the case may be, or, if neither a Disinterested Board Majority nor a Disinterested Committee Majority can be obtained, by a majority vote of all Direc-tors; or (3) by shareholders by a majority vote that ex-cludes the shares held by Directors who are named defendants or respondents in such proceeding, in the event that the issue is submitted to the shareholders of the Association for determination by a Disinterested Board Majority or a Disinterested Committee Majority, as the case may be, or if neither a Disinterested Board Majority nor a Disinterested Committee Majority can be obtained, by a majority vote of all Directors.

               (g) The rights to indemnification and to the payment or reimbursement of expenses conferred in this Article Eleventh shall not be exclusive of any other right which any indemni-tee may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, including, without limitation, rights granted by the Federal Deposit Insurance Corporation in connection with the formation of the Association.

               (h) The Association may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under this Article Eleventh; provided, however, the Association shall not maintain insur-ance coverage for a formal order assessing civil money penalties against an indemnitee.

          Each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. provides liability insurance coverage for its respective directors and officers.

     ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (a)  EXHIBITS:


     1.1   -  Form of Underwriting Agreement for the Notes.*
     1.2   -  Form of Underwriting Agreement for the Certificates.*
     4.1 - Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
     4.2 - Form of Trust Agreement among the Sellers and the Owner Trustee (including forms of Certificates).
     4.3 - Form of Pooling and Servicing Agreement among the Sell-ers, the Servicer and the Trustee (including forms of Certificates).
     5.1 - Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.*
     8.1 - Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
     23.1 - Consent of Skadden, Arps, Slate, Meagher & Flom (includ-ed as part of Exhibit 5.1).*
     23.2 - Consent of Skadden, Arps, Slate, Meagher & Flom (includ-ed as part of Exhibit 8.1).
     24.1  -  Powers of Attorney.*
     25.1 - Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (Na-tional Association)*
     99.1 - Form of Sale and Servicing Agreement among the Sellers, the Servicer and the Trust.
     99.2 - Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.
     99.3  -  Form of Dealer Agreement between a Dealer and a Seller.**


      *   Previously filed.
      ** Incorporated herein by reference to Exhibit 4(b) filed under Registration Statement No. 33-97436.


     ITEM 17.UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material infor-mation with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, howev-er, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securi-ties Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporat-ed by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

              (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudica-tion of such issue.

              (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration State-ment in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered there-in, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (i) To file an application for the purpose of determin-ing the eligibility of the Indenture Trustee to act as trustee under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                  SIGNATURES


           Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 11, 1996.

                                   NATIONSBANK, N.A.

                                   By:            *
                                      ___________________________________
                                         Name:  James H. Hance, Jr.
                                         Title:  Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 2 to the Registration Statement has been signed on July 11, 1996 by the following persons in the capacities indicated.


     SIGNATURE                TITLE

__________*_________________  Principal Executive Officer
     F. William Vandiver, Jr.           Director

__________*_________________  Principal Financial Officer
     James H. Hance, Jr.           Director

__________*_________________  Principal Accounting Officer
     Marc D. Oken

__________*_________________  Director
     H.W. McKay Belk

__________*_________________  Director
     Joseph R. Hendrick, III

__________*_________________  Director
     William L. Jews

__________*_________________  Director
     Thomas G. Johnson, Jr.

__________*_________________  Director
     Edgar H. Lawton, Jr.

__________*_________________  Director
     Kenneth D. Lewis

__________*_________________  Director
     George V. McGowan

__________*_________________  Director
     Anna Spangler Nelson

__________*_________________  Director
     John S. Rainey

__________*_________________  Director
     George P. Ramsey, Jr.

__________*_________________  Director
     Dr. Morton I. Rapoport

__________*_________________  Director
     James T. Rhodes

__________*_________________  Director
     A. Pope Shuford

__________*_________________  Director
     William E. Simms

__________*_________________  Director
     Joel A. Smith, III

__________*_________________  Director
     Hugh R. Stallard

__________*_________________  Director
     R. Eugene Taylor

__________*_________________  Director
     Stephen J. Trachtenberg

__________*_________________  Director
     James S. Watkinson


     * The undersigned, by signing his name hereto, does hereby sign this Amendment Number 2 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as Exhibit 24.1.


                                     /s/ Robert W. Long, Jr.
                                   ____________________________
                                   Robert W. Long, Jr.
                                   Attorney-in-Fact



          Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 11, 1996.


                                     NATIONSBANK, N.A. (SOUTH)

                                     By:               *
                                        _________________________________
                                        Name: James H. Hance, Jr.
                                        Title:   Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 2 to the Registration Statement has been signed on July 11, 1996 by the following persons in the capacities indicated.


     SIGNATURE                     TITLE

     _____*_______________         Principal Executive Officer
     Kenneth D. Lewis                   Director

     _____*_______________         Principal Financial Officer
     James H. Hance, Jr.

     _____*_______________         Principal Accounting Officer
     Marc D. Oken

     _____*_______________         Director
     William H. Allen, Jr.

     _____*_______________         Director
     R. Mark Bostick

     _____*_______________         Director
     Betty Castor

     _____*_______________         Director
     Hugh M. Chapman

     _____*_______________         Director
     Dr. Johnetta B. Cole

     _____*_________________       Director
     Harold A. Dawson

     _____*_________________       Director
     H. Michael Dye

     _____*_________________       Director
     W. Douglas Ellis, Jr.

     _____*_________________       Director
     Earl L. Frye

     _____*_________________       Director
     Jeffrey D. Gargiulo

     _____*_________________       Director
     L.L. Gellerstedt III


     _____*_______________         Director
     Cecil S. Harrell

     _____*_______________         Director
     Neil H. Hightower

     _____*_______________         Director
     James R. Jolly

     _____*_______________         Director
     James R. Lientz, Jr.

     _____*_______________         Director
     Carol Ellis Martin

     _____*_______________         Director
     Douglas B. Mitchell

     _____*_______________         Director
     Jorge M.Perez

     _____*_______________         Director
     Joe W. Rogers, Jr.

     ________________________      Director
     Jerry R. Satrum

     _____*_______________         Director
     Adelaide A. Sink

     _____*_______________         Director
     Hugh M. Tarbutton

     _____*_______________         Director
     Dr. Israel Tribble, Jr.

     _____*_______________         Director
     Karen L. Wrenn


     * The undersigned, by signing his name hereto, does hereby sign this Amendment Number 2 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as Exhibit 24.1.


                                     /s/ Robert W. Long, Jr.
                                   __________________________________
                                   Robert W. Long, Jr.
                                   Attorney-in-Fact


          Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 11, 1996.

                                   NATIONSBANK OF TEXAS, N.A.

                                   By:            *
                                      ________________________________
                                         Name:  James H. Hance, Jr.


                                    Title:    Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 2 to Registration Statement has been signed on July 11, 1996 by the following persons in the capacities indicated.


    SIGNATURE                TITLE

     _____*_______________    Principal Executive Officer
     Robert B. Lane                Director

     _____*_______________    Principal Financial Officer
     James H. Hance, Jr.

     _____*_______________    Principal Accounting Officer
     Marc D. Oken

     _____*_______________    Director
     Samuel J. Atkins, III

     _____________________    Director
     James M. Berry

     _____*_______________    Director
     Guy S. Bodine, III

     _____*_______________    Director
     Lee Drain

     _____________________    Director
     James R. Erwin

     _____*_______________    Director
     Robert L. Kirby

     _____*_______________    Director
     Kenneth D. Lewis

     _____________________    Director
     Joseph R. Musolino



     * The undersigned, by signing his name hereto, does hereby sign this Amendment Number 2 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as Exhibit 24.1.


                                   /s/  Robert W. Long, Jr.
                                   ______________________________
                                   Robert W. Long, Jr.
                                   Attorney-in-Fact


                                EXHIBIT INDEX

     EXHIBITS                    DESCRIPTION
     PAGE


     1.1   -  Form of Underwriting Agreement for the Notes.*
     1.2   -  Form of Underwriting Agreement for the Certificates.*
     4.1 - Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
     4.2 - Form of Trust Agreement among the Sellers and the Owner Trustee (including forms of Certificates).
     4.3 - Form of Pooling and Servicing Agreement among the Sellers, the Servicer and the Trustee (including forms of Certifi-cates).
     5.1 - Opinion of Skadden, Arps, Slate, Meagher & Flom with re-spect to legality.*
     8.1 - Opinion of Skadden, Arps, Slate, Meagher & Flom with re-spect to tax matters.
     23.1 - Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.1).*
     23.2 - Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).
     24.1  -  Powers of Attorney.*
     25.1 - Form of T-1 Statement of Eligibility under the Trust In-denture Act of 1939 of The Chase Manhattan Bank (National Association).*
     99.1 - Form of Sale and Servicing Agreement among the Sellers, the Servicer and the Trust.
     99.2 - Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.
     99.3  -  Form of Dealer Purchase Agreement between a Dealer and a
              Seller.**


      *   Previously filed.
      ** Incorporated herein by reference to Exhibit 4(b) filed under Registration Statement No. 33-97436.